As filed with the Securities and Exchange Commission on April 16, 2018

Registration No. 333-222231

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

Form S-11

For Registration Under the Securities Act of 1933

of Securities of Certain Real Estate Companies

NUVEEN GLOBAL CITIES REIT, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

730 Third Avenue, 3rd Floor

New York, NY 10017

(212) 490-9000

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Michael J.L. Sales

Nuveen Global Cities REIT, Inc.

730 Third Avenue, 3rd Floor

New York, NY 10017

(212) 490-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Rosemarie A. Thurston

Jason W. Goode

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

nuveen

Nuveen Global Cities REIT, Inc.

Maximum Offering of $5,000,000,000

Nuveen Global Cities REIT, Inc. is a newly organized corporation formed to invest primarily in stabilized, income-oriented commercial real estate. We seek to invest in properties in or around certain global cities selected for their resilience, long-term structural performance and ability to deliver an attractive and stable distribution yield. We expect that a majority of our real estate investments will be located in the United States and that a substantial but lesser portion of our portfolio will include real properties located in Canada, Europe and the Asia-Pacific region. We will seek to complement our real property investments by investing a smaller portion of our portfolio in real estate-related assets. We are externally managed by our advisor, TH Real Estate Global Cities Advisors, LLC (“TH Real Estate Global Cities Advisors” or the “Advisor”), an investment advisory affiliate of TH Real Estate. TH Real Estate is the real estate investment management division of our sponsor, Nuveen, LLC (together with its affiliates, “Nuveen”). Nuveen is the asset management arm and wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). We intend to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended. We own a limited number of investments and thus are considered a blind pool.

We are offering on a continuous basis up to $5,000,000,000 in shares of common stock, consisting of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. As of April 1, 2018, TIAA has purchased $200 million in shares of our Class N common stock and agreed to purchase another $100 million in shares of our Class N common stock during the period commencing January 1, 2018 and ending January 31, 2020.

The purchase price per share for each class of common stock in this offering varies and is a transaction price that is generally equal to our prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We publish an updated transaction price monthly pursuant to the procedures described in this prospectus. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that Nuveen Securities, LLC, the dealer manager for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares.

Although we do not intend to list our shares of common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share repurchase plan whereby, subject to certain limitations, stockholders may request on a monthly basis that we repurchase all or any portion of their shares. We may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any particular month, in our discretion, subject to any limitations in the share repurchase plan. Subject to deductions for early repurchase, the repurchase price per share for each class of common stock would be equal to the then-current offering price before applicable selling commissions and dealer manager fees, as determined monthly, for such class.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 33 for risks to consider before buying our shares, including:

•	We recently commenced operations and there is no assurance that we will achieve our investment objectives.

•	This is a “blind pool” offering and other than the investments described in this prospectus, you will not have the opportunity to evaluate our investments before we make them.

•	Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases are subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.
•	The purchase and repurchase price for shares of our common stock is generally based on our prior month’s NAV (subject to material changes as described above) and is not based on any public trading market. While there is independent periodic appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•	We have no employees and are dependent on TH Real Estate Global Cities Advisors and its affiliates to conduct our operations. TH Real Estate Global Cities Advisors will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other THRE Accounts (as defined herein), the allocation of time of investment professionals and the fees that we pay to TH Real Estate Global Cities Advisors.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•	There are limits on the ownership and transferability of our shares.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.

	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Offering(4)	$4,000,000,000	$62,801,932	$4,830,918	$3,932,367,150
Class T Shares, per Share	$10.42	$0.30	$0.05	$10.07
Class S Shares, per Share	$10.42	$0.35	—	$10.07
Class D Shares, per Share	$10.07	—	—	$10.07
Class I Shares, per Share	$10.07	—	—	$10.07
Maximum Distribution Reinvestment Plan	$1,000,000,000	—	—	$1,000,000,000

(1)	The price per share shown for each class of our common stock is the April 1, 2017 transaction price, plus applicable upfront selling commissions and dealer manager fees. Shares of each class are issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees.
(2)	The table assumes that all shares are sold in the primary offering, with 1/4 of the gross offering proceeds from the sale of each of the Class T shares, Class S shares, Class D shares and Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of up to 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.5% of the transaction price. We also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. No stockholder servicing fees are paid with respect to the Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”
(3)	Proceeds are calculated before deducting stockholder servicing fees or organization and offering expenses payable by us, which are paid over time.
(4)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The date of this prospectus is April 16, 2018

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment for shares of our Class T, Class S or Class D common stock is $2,500. The minimum initial investment for shares of our Class I common stock is $1,000,000, unless waived by the dealer manager.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above and below, your net worth is calculated excluding the value of your home, home furnishings and automobiles.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.

Alabama Investors. Investors residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

Idaho Investors. Investors who reside in the state of Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us, shares of our affiliates and in similar direct participation programs shall not exceed 10% of his or her liquid net worth.

Iowa Investors. Iowa Investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates and other public, non-listed direct participation programs may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the Securities Act of 1933, as amended (the “Securities Act”) are not subject to the 10% investment limitation.

Kansas Investors. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other public, non-listed REITs to not more than 10% of their liquid net worth.

Kentucky Investors. Kentucky investors may not invest more than 10% of their liquid net worth in us or our affiliates’ public, non-listed REITs.

Maine Investors. The Maine Office of Securities recommends that a Maine investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts Investors. Massachusetts investors may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.

i

Missouri Investors. Missouri investors must limit their aggregate investment in this offering to no more than 10% of any one Missouri investor’s liquid net worth.

Nebraska Investors. Nebraska investors must limit their aggregate investment in this offering and in the securities of other public, non-listed REITs to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

New Jersey Investors. New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s investment in us, our affiliates, and other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

New Mexico Investors. New Mexico investors may not invest in the aggregate more than 10% of their liquid net worth in our shares, other investment programs sponsored by Nuveen, and in other public, non-listed real estate investment programs.

North Dakota Investors. North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

Ohio Investors. Ohio investors shall not invest more than 10% of their liquid net worth in us, our affiliates, and in any other public, non-listed real estate investment programs.

Oregon Investors. Purchasers residing in Oregon may not invest more than 10% of their liquid net worth in us.

Pennsylvania Investors. Pennsylvania investors may not invest more than 10% of their net worth in us.

Tennessee Investors. Tennessee investors may not invest more than ten percent (10%) of their net worth, as defined herein, in us.

Vermont Investors. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth.

For the purposes of these suitability standards, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

The sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, the sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

•	meet the minimum income and net worth standards established in your state;

•	are or will be in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and

•	are able to bear the economic risk of the investment based on your overall financial situation.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and that all investors meet our suitability standards. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

The words “we,” “us” and “our” refer to Nuveen Global Cities REIT, Inc., together with its consolidated subsidiaries, including Nuveen Global Cities REIT OP, LP (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise.

Unless otherwise noted, numerical information relating to TIAA, Nuveen and its real estate business, TH Real Estate, is approximate, is as of December 31, 2017 and includes activities of TH Real Estate’s public and private portfolio companies.

Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Overview

Q:	What is Nuveen Global Cities REIT, Inc.?

A:	We are a Maryland corporation formed on May 1, 2017. We are externally managed by TH Real Estate Global Cities Advisors, LLC (the “Advisor” or “TH Real Estate Global Cities Advisors”), a recently-formed Delaware limited liability company and an investment advisory affiliate of TH Real Estate. TH Real Estate is the real estate investment management division of our sponsor, Nuveen, LLC (“Nuveen”). The Advisor will draw upon the substantial real estate investment management capabilities and experience of, and will leverage the global resources, infrastructure and personnel of, TH Real Estate and its other affiliates (including Nuveen Asset Management, LLC) to provide advisory services to us in furtherance of our investment objectives.

Q:	Who is Nuveen?

A:	Nuveen is a global asset manager and wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”), a New York Stock Life Insurance Company founded in 1918 by the Carnegie Foundation for the advancement of teaching. TIAA is a leading retirement system for the nation’s higher education and research communities and one of the largest retirement systems in the United States (based on assets under management). TIAA has been investing directly in commercial real estate on behalf of its participants and other clients for over 80 years.

Nuveen is a fully diversified global asset manager with approximately $970 billion of assets under management and operations in 21 countries as of December 31, 2017. Nuveen is one of the largest alternative-asset managers in the world with over $200 billion of alternative assets invested in real estate, real assets (e.g., farmland, timberland), private equity and private debt.

Q:	Who is TH Real Estate and what competitive strengths does it offer?

A:	TH Real Estate is Nuveen’s real estate investment management division. TH Real Estate acquires, originates and manages real estate equity and debt investments worldwide. With a dedicated global presence, including offices across the United States, Europe and the Asia-Pacific region, TH Real Estate comprises one of the largest real estate investment management enterprises in the world[1] with approximately $109 billion in assets under management across the globe as of December 31, 2017 as shown below:

Location	AUM (in millions)	Number of Investments
North America	$74,750	1,064
Europe	$31,609	478
Asia Pacific	$2,585	12
South America	$163	1
Total All Locations	$109,106	1,555

[1]	TH Real Estate was ranked as the fourth largest real estate investment manager based on assets under management by the 2017 annual survey conducted by the European Association for Investors in Non-Listed Real Estate Vehicles (“INREV”), the Asian Association for Investors in Non-listed Real Estate Vehicles (“ANREV”), and the National Council of Real Estate Investment Fiduciaries (“NCREIF”).

TH Real Estate manages approximately 80 funds and other investment accounts spanning both debt and equity across diverse geographies, sectors, investment styles and vehicle types. Through these vehicles and its dedicated global real estate platform, TH Real Estate offers expertise across the spectrum of real estate investing, as shown in the following table identifying the real properties, categorized by property type, managed by TH Real Estate as of December 31, 2017:

Type of Property	Total
Retail	38
Office	31
Residential (including multifamily)	13
Industrial	10
Other (incl. indirect)	8

Total	100

The Advisor will draw upon the substantial real estate investment experience of TH Real Estate. TH Real Estate’s affiliation with Nuveen and its other affiliates, including Nuveen Asset Management, enables TH Real Estate to offer global real estate solutions across the equity, debt and securities sectors by drawing on their dedicated specialist teams. TH Real Estate’s key competitive strengths are:

•	Global platform with specialist local expertise—over 500 professionals located in offices in 20 cities throughout the United States, Europe and the Asia-Pacific region, offering deep local expertise coupled with a sophisticated global perspective;

•	Deep real estate experience—over 80 years of real estate investing experience with approximately $109 billion in assets under management and specializing across five key sectors: retail, office, industrial, multifamily and commercial real estate debt;

•	Established investment process—TH Real Estate operates within a defined investment process with established risk controls that are supervised by an investment committee comprised of senior investment professionals from across the regions together with representatives from the specialist teams. TH Real Estate draws on the knowledge and experience of its global real estate business to ensure that each investment decision results from a rigorous process.

•	Market-leading research capability—a fully integrated global real estate research team that provides TH Real Estate and its clients with global views on market cycles, relative value and a deep understanding of long-term structural shifts and trends that it believes will shape the future of real estate;

•	Client alignment—TH Real Estate demonstrates an alignment of interest with its clients through the co-investment by its parent company, TIAA, in investment vehicles managed by TH Real Estate, including TIAA’s commitment to purchase $300 million of Class N shares of our common stock; and

•	Responsible investing—TH Real Estate is an industry leader in sustainable real estate investing and is dedicated to embracing sustainability and reducing the risk and impact of climate change. TH Real Estate made a public commitment in March 2017 to reduce the energy intensity of its global equity portfolio by 30% by the year 2030, based on a 2015 baseline. TH Real Estate believes that good stewardship of the environment can produce attractive long-term returns while also contributing to positive outcomes for the economy and the well-being of individuals and communities.

Q:	How is the Advisor aligned with investors in this offering?

A:	TIAA, the ultimate parent of the Advisor, has agreed to purchase a total of $300 million in shares of our Class N common stock to align its interests with our public stockholders.

TIAA invested $200,000 in us through the purchase of 20,000 shares of Class N common stock at $10.00 per share for our initial capitalization. TIAA may not sell any of these shares during the period that TH Real Estate Global Cities Advisors or an affiliate of TH Real Estate serves as our advisor, but the holder may transfer the shares to its affiliates.

Subsequent to our initial capitalization, TIAA has purchased an additional $200 million in shares of Class N common stock (less the $200,000 initial capitalization amount) at a purchase price of $10.00 per share. In addition, TIAA has agreed to purchase upon our request during the period commencing January 1, 2018 and ending January 31, 2020: (1) $50 million in shares of Class N common stock following the date when our NAV (exclusive of cash and listed securities) exceeds $100 million, and (2) $50 million in shares of Class N common stock following the date when our NAV (exclusive of cash and listed securities) exceeds $200 million, each at the then-current transaction price, which will generally be the prior month’s NAV per share for Class N shares. TIAA makes its investments in us through a wholly owned subsidiary.

In order to align the interests of senior employees of TH Real Estate who perform various functions related to the Advisor’s ability to achieve our investment objectives with the interests of our stockholders, certain senior employees will participate in a portfolio manager incentive plan. Pursuant to this plan, TH Real Estate has to date granted to 27 of its senior employees, including seven of our executive officers, deferred compensation awards designed to track the performance of our shares of common stock over time. See “Management—The Advisor” for more information on these awards.

Q:	What is the Advisor’s experience with managing open-end real estate funds offered primarily to retail investors?

A:	The Advisor, a newly-formed entity, will draw upon the substantial real estate investment and management experience and will leverage the global resources, infrastructure and personnel of TH Real Estate and its other affiliates (including Nuveen Asset Management, LLC) to provide advisory services to us in furtherance of our investment objectives. TH Real Estate’s experience in open-end real estate funds offered primarily to retail investors is exemplified through its management of Janus Henderson UK Property PAIF (“JHUKPAIF”). JHUKPAIF is an open-ended investment company which is a Property Authorized Investment Fund, or PAIF, with daily liquidity for retail investors. It aims to achieve growth of both income and capital through investment primarily in core real estate located in the United Kingdom. TH Real Estate is the sub-advisor for the direct real estate portion of JHUKPAIF. As of December 31, 2017, JHUKPAIF held 86 properties across the United Kingdom with a net asset value of £2.98 billion ($3.4 billion). For more information regarding JHUKPAIF, see “Prior Performance—Real Property Programs—Janus Henderson UK Property PAIF.”

Investment Strategy and Process

Q:	What are your investment objectives?

A:	Our investment objectives are to:

•	provide regular, stable cash distributions;

•	target institutional quality, stabilized commercial real estate to achieve an attractive distribution yield;

•	preserve and protect stockholders’ invested capital;

•	realize appreciation from proactive investment management and asset management; and

•	seek diversification by investing across leading global cities and across real estate sectors including office, industrial, multifamily and retail.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” section of this prospectus.

Q:	Why do you invest in commercial real estate?

A:	Commercial real estate has become a major asset class for allocation within a diversified investment portfolio and allocations have risen significantly in recent years. Institutional investors, and particularly pension funds, have increased their allocations to real estate from 7.6% in 2012 to 8.9% in 2016, according to the 2017 Preqin Global Real Estate Report.

Allocating some portion of a portfolio to a direct investment in institutional quality commercial real estate may provide investors with:

•	a higher level of income;

•	portfolio diversification;

•	attractive risk-adjusted returns;

•	reduced volatility; and

•	a hedge against inflation.

Q:	Why do you intend to invest in global cities?

A:	TH Real Estate believes that a disciplined, cities-focused global real estate portfolio may:

•	provide enhanced diversification, aided by a degree of protection against a domestic market correction;

•	provide exposure to a broader universe of assets and opportunities; and

•	deliver a higher risk-adjusted return.

In order to select the investment universe for a long-term, income-focused global strategy, TH Real Estate, through its proprietary research process, has filtered over 4,000 cities worldwide and identified the top 2% it believes are best positioned across North America, Europe and Asia-Pacific for resilience and long-term structural growth.

TH Real Estate considers scale, transparency, political and economic stability and “megatrends” as part of the filtering process. It has identified five global megatrends that it believes will impact future demand for real estate—urbanization, the rising middle classes, aging populations, technology and the shift of economic power from the West to the East. TH Real Estate believes that while short-term performance of real estate is likely to continue to be materially impacted by economic cycles, over a longer period, performance will be influenced by the impact of such megatrends. Consequently, understanding long-term structural trends will be key to value preservation and growth.

TH Real Estate expects the impact of these megatrends to be much more pronounced at the individual city level, as opposed to a country level. This approach is consistent with the way in which tenants and residents are perceived to select rental properties. A cities-focused approach may also help ensure that compelling city-level opportunities are not overlooked due to negative country-level perception.

Q:	What is your investment strategy?

A:	Our objective is to bring TH Real Estate’s leading real estate investment platform with an institutional fee structure to the public, non-listed REIT industry. We will seek to build a diversified portfolio of high quality, stabilized, income-orientated commercial real estate with good fundamentals located in or around certain global cities that have been identified, through TH Real Estate’s research and filtering process, for their resilience, structural performance potential and ability to deliver an attractive and stable distribution yield.

We expect that a majority of our real estate investments will be located in the United States and that a substantial but lesser portion of our portfolio will include properties in Canada, Europe and the Asia-Pacific region. In order to enhance the level of diversification during early operations, we intend to make our European and Asia-Pacific investments through other vehicles and funds established by TH Real Estate, including the European Cities Fund and the Asia-Pacific Cities Fund (collectively, the “International Affiliated Funds”). The International Affiliated Funds are designed by TH Real Estate and utilize the same cities-focused long-term research strategy we intend to employ.

We will seek to complement our real property investments by investing a smaller portion of our portfolio in “real estate-related assets”, which we define as including:

•	Real estate securities, such as common and preferred stock of publicly traded REITs and other real estate companies (“real estate-related securities”). These securities will provide a source of liquidity for our share repurchase plan, cash management and other purposes; and

•	Debt backed principally by real estate, such as mortgage loans, subordinated mortgage loans, mezzanine loans and commercial mortgage-backed securities. Our debt-focused investments will help to provide a secure source of income with an element of downside protection from potential declines in the value of real estate held by equity investors.

Q:	What types of properties do you intend to acquire?

A:	Our investments in primarily stabilized income-oriented commercial real estate in the United States focus on a range of asset types including office, industrial, multifamily and retail properties, as well as other specialty property types (e.g., healthcare, student housing, senior living, hospitality and leisure). We are targeting that up to 40% of our total assets less cash will be in investments in similarly stabilized, income-orientated commercial real estate located outside of the United States, including our interests in the International Affiliated Funds. We consider a property to be “stabilized” when it is leased to market occupancy, has minimal short-term tenant turnover and requires minimal capital improvements to maintain present operating standards.

Q:	Why do you intend to invest in real estate-related securities in addition to real properties?

A:	We believe that our investment in real estate-related securities will help to:

•	maintain liquidity to satisfy any share repurchases we choose to make in any particular month;

•	manage cash before investing subscription proceeds into real properties; and

•	generate superior, risk-adjusted returns over the long-term.

Through investment in real estate-related securities, we can gain access to the benefits of real estate investing in a manner that provides for liquidity and the potential for an exposure to real estate assets with greater diversification across geographies and property types. Furthermore, arbitrage opportunities may exist for active managers to take advantage of, due to the different pricing approach of listed securities exposure compared to direct real estate, which may increase the potential total return for investors.

The Advisor will delegate the investment and management of the securities portion of our portfolio to Nuveen Asset Management, LLC (“Nuveen Asset Management”), an affiliated investment advisor. As part of its real assets group, Nuveen Asset Management manages over $4.3 billion in real estate securities across institutional separate accounts and an open-end mutual fund, as of December 31, 2017.

We intend to invest in income-producing common stock of publicly traded companies engaged in the real estate industry primarily in the United States but also internationally. Nuveen Asset Management will seek to select companies that have skilled management teams, a strong competitive position, above average growth in revenues and a sound balance sheet. These companies may be of any market capitalization, including small- and mid-capitalization companies.

See the “Investment Objectives and Strategies” section of this prospectus for a more detailed discussion of all of the types of investments we may make.

Q:	Why do you intend to invest in debt backed principally by real estate in addition to real properties?

A:	We believe that our investments in debt backed principally by real estate will offer stable, income-focused returns with a low correlation to wider property and investment markets, as well as offering a level of capital downside and performance protection. Debt backed principally by real estate may offer attractive risk-adjusted returns, especially in the later stages of the property cycle, and complement our long-term strategy by acting as a diversifier within the portfolio.

TH Real Estate has a long history of investing in debt backed principally by real estate, having been investing in U.S. commercial mortgages since 1947. TH Real Estate manages approximately $29 billion in commercial debt investment globally, approximately $26.7 billion of which is managed by its North American platform. The North American platform has proven and established origination capabilities, averaging over $4.7 billion per year over the five year period ended December 31, 2017.

In addition to senior mortgage loans, our commercial real estate debt strategy includes other types of debt backed principally by real estate, such as subordinated mortgage loans, mezzanine loans and commercial mortgage-backed securities.

See the “Investment Objectives and Strategies” section of this prospectus for a more detailed discussion of all of the types of investments we may make.

Q:	How does the Advisor identify investments and make decisions on whether to acquire real properties?

A:	Pursuant to the advisory agreement between us and TH Real Estate Global Cities Advisors, the Advisor is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The Advisor is a newly-formed entity, and will rely upon TH Real Estate’s substantial real estate investment experience, investment professionals and investment committee processes to identify investment opportunities and determine whether we will acquire a property when identified.

Through TH Real Estate’s scale and local presence across the United States, Europe and the Asia-Pacific region, it offers significant local expertise coupled with a global perspective. TH Real Estate’s experience and record of efficient transaction execution has created a strong market presence and well-established relationships with agents and principals, enabling it to source marketed and off-market opportunities across the world’s most competitive investment markets.

TH Real Estate operates within a defined investment process with established risk controls that are supervised by its investment committee, comprising senior investment professionals together with representatives from different specialist teams. TH Real Estate draws on the knowledge and experience of its global real estate business to ensure that any investment activity has been through a rigorous process.

Q:	Will you use leverage?

A:	Yes. Our target leverage ratio, after we have raised substantial proceeds in this offering and acquired a broad portfolio of real estate investments, is 30% to 50% of our gross real estate assets (measured using market value, including equity in our securities portfolio), inclusive of property-level and entity-level debt, but excluding debt on our securities portfolio. Our leverage ratio calculation will also factor in the leverage ratios of other vehicles and funds established by TH Real Estate in which we may invest, including the International Affiliated Funds. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio.

We have also placed limits in our charter prohibiting us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments, but such limits will not restrict the amount of indebtedness we may incur with respect to any single investment. We may exceed this charter limitation if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.

Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion, which may be substantial, of the purchase price is not free from risk. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes.

Q:	How are investment opportunities allocated between us and the other investment vehicles that TH Real Estate manages?

A:	From time to time, certain investment opportunities may be suitable for both us and one or more Other THRE Accounts (defined below). TH Real Estate has a transparent and objective set of procedures in place to seek to ensure appropriate allocations of investment opportunities between us and Other THRE Accounts in accordance with its allocation policy. Those procedures involve (i) a recording of the investment requirements of each client of TH Real Estate which is available to all investment teams within TH Real Estate, (ii) the registration of each investment opportunity introduced to TH Real Estate and (iii) the allocation of each opportunity, according to the fit between the investment opportunity and the stated investment objectives of the Other THRE Accounts. Where the opportunity is suitable for more than one account and a clear allocation cannot be determined based on the investment requirements of such accounts, a rotation policy is used. The allocation process is subject to appropriate monitoring by TH Real Estate’s control functions including its investment committee, with oversight from the risk and compliance functions.

“Other THRE Accounts” means investment funds, REITs, vehicles, accounts, products and other similar arrangements sponsored, advised, or managed by TH Real Estate or its affiliates, including the International Affiliated Funds, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with TH Real Estate or its affiliates side-by-side or additional general partner investments with respect thereto).

For a more detailed description of the allocation policies and procedures, see “Conflicts of Interest.”

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:

We may acquire properties through one or more joint ventures. Any joint venture with an affiliate of TH Real Estate must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. In many cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act of 1940, as amended (the “Investment Company Act”). This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other THRE Accounts.

Q:	Do you currently own any investments?

A:	Yes. As of April 16, 2018, we owned the following properties:

•	Kirkland Crossing Apartments, a multifamily property consisting of 266 units with a mix of one-, two- and three-bedroom units, located in Aurora, Illinois, a suburb of Chicago;

•	West Phoenix Industrial, an industrial warehouse/distribution building totaling 264,981 square feet, located in Phoenix’s Southwest submarket; and

•	Denver Industrial Portfolio, a 485,984 square foot three-property industrial portfolio located in the Central and West submarkets of Denver, Colorado.

In addition to these investments in properties, we made our first investments in real estate-related securities by investing approximately $20 million in shares of common stock of publicly-traded REITs during the period from February 16, 2018 to February 21, 2018. We have also made a commitment to invest approximately $30 million in the European Cities Fund. See the “Investments in Real Properties and Real Estate-Related Assets” section of this prospectus for a more detailed discussion of our investments.

Structure and Investor Suitability

Q:	What is a real estate investment trust, or REIT?

A:	We intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2018.

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•	satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year; and

•	is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

Q:	What is a public, non-listed, perpetual-life REIT?

A:	A public, non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, an investor may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion.

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•	Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The independently assessed value of our real estate assets and estimated value of our liabilities will be used to determine our NAV, which generally forms the basis for the price per share in this offering, rather than the trading market.

•	An investment in our shares has limited or no liquidity and our share repurchase plan may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time at the prevailing trading price.

•	Listed REITs are often self-managed, whereas our investment operations are managed by TH Real Estate Global Cities Advisors, an investment advisory affiliate of TH Real Estate and an indirect, wholly owned subsidiary of Nuveen.

•	Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to the Advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, the Advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

Q:	For whom may an investment in your shares be appropriate?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio comprised primarily of properties in or around certain cities in the United States, and a substantial but lesser proportion in or around certain cities in Canada, Europe and the Asia-Pacific region, each selected for their resilience, long-term structural performance and ability to deliver an attractive and stable distribution yield;

•	seek to receive current income through regular cash distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. See “Risk Factors” for the risks related to an investment in our shares. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases—Repurchase Limitations.”

Q:	How do you structure the ownership and operation of your assets?

A:	We plan to own all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and Nuveen Global Cities REIT LP, LLC (the “Limited Partner”), a wholly owned subsidiary of us, owns a limited partner interest in the Operating Partnership. The use of the Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (UPREIT). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationship with TIAA, Nuveen, TH Real Estate Global Cities Advisors, the Limited Partner and Nuveen Securities, LLC (the “Dealer Manager”) and their respective affiliates as of the commencement of this offering.

(1)	Certain intermediate wholly owned subsidiaries of TIAA have been excluded for convenience of presentation.

Q:	What is the role of our board of directors?

A:	We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven directors, four of whom have been determined to be independent. Our independent directors are responsible for reviewing the performance of the Advisor and approving the compensation paid to the Advisor and its affiliates.

Our board of directors has approved investment guidelines that delegate to the Advisor authority to execute acquisitions and dispositions of investments in real properties and real estate-related assets, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. In addition, under our investment guidelines, our board of directors is required to approve any acquisition of a single property or group of related properties requiring a net equity investment that exceeds the greater of (i) $250 million or (ii) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition. Our board of directors will at all times have ultimate oversight over the Advisor and our investments, and may change from time to time the scope of authority delegated to the Advisor with respect to acquisition and disposition transactions.

Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

Conflicts of Interest and Risks

Q:	What are your policies related to conflicts of interests with TH Real Estate and its affiliates?

A:	Businesses or Services Provided by the Advisor to Others. The Advisory Agreement provides that it does not (i) prevent the Advisor or any of its affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring, closing and/or managing of any Other THRE Accounts, (ii) in any way bind or restrict the Advisor or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Advisor or any of its affiliates, officers, directors or employees may be acting or (iii) prevent the Advisor or any of its affiliates from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for the Advisor’s (and/or its affiliates’) sole benefit. In particular, there will be overlap of real property and real estate-related assets investment opportunities with certain Other THRE Accounts that are actively investing and similar overlap with future Other THRE Accounts.

Allocation of Future Investment Opportunities. The Advisory Agreement acknowledges that, while information and recommendations supplied to us shall, in the Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment guidelines, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Advisor or its affiliates to others (including, for greater certainty, Other THRE Accounts and their investors, as described below). In addition, as acknowledged in the Advisory Agreement, affiliates of the Advisor advise and manage one or more Other THRE Accounts and we expect will in the future sponsor, advise and manage additional Other THRE Accounts. This overlap could create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us may not be presented to us and there may be one or more investment opportunities where our participation is restricted.

We expect there will be sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. There will, however, be overlap of real property and real estate-related assets investment opportunities with certain Other THRE Accounts that are actively investing and similar overlap with future Other THRE Accounts. This overlap could create conflicts of interest, which the Advisor and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.

Total equity investments in the United States by Other THRE Accounts in each of 2015, 2016 and 2017 were $5.6 billion, $4.4 billion and $2.7 billion, respectively.

Pursuant to the terms of the Advisory Agreement, we have acknowledged and agreed that (i) as part of TH Real Estate’s or its affiliates’ regular businesses, officers and personnel of the Advisor or its affiliates may from time to time work on other projects and matters (including with respect to one or more Other THRE Accounts), and that conflicts may arise with respect to the allocation of personnel between us and one or more Other THRE Accounts and the Advisor and such other affiliates, (ii) Other THRE Accounts and other accounts managed or controlled by TH Real Estate may, from time to time, invest in investments in which we have an interest or in other transactions with companies or individuals that may be counterparties of ours, and while TH Real Estate and its affiliates will seek to resolve any conflicts in a fair and reasonable manner in accordance with prevailing policies and procedures, there can be no assurance that any conflicts will be resolved in our favor, (iii) the Advisor’s affiliates may from time to time receive fees related to investments in which we have an interest or from companies or individuals that may be counterparties of ours, and while such fees may give rise to conflicts of interest we will not receive the benefit of any such fees, and (iv) the terms and conditions of the governing agreements of such Other THRE Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other THRE Accounts) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other THRE Accounts as a result of an investment in us or otherwise. In addition, pursuant to the terms of the Advisory Agreement, the Advisor is required to keep our board of directors reasonably informed on a periodic basis in connection with the foregoing.

Transactions with any THRE Account or TH Real Estate Affiliate. Pursuant to the terms of the Advisory Agreement, and subject to applicable law, the Advisor is not permitted to consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from TH Real Estate or any of its affiliates unless such transaction is approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transaction as being fair and reasonable to us. In addition, for any such acquisition by us, our purchase price is limited to the cost of the property to the affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an independent expert. In addition, we may enter into joint ventures with Other THRE Accounts, or with the Advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. Pursuant to the terms of the Advisory Agreement, it is agreed that the Advisor will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with TH Real Estate’s prevailing policies and procedures with respect to conflicts resolution among Other THRE Accounts generally, but only those transactions set forth in this paragraph will be expressly required to be presented for approval to the independent directors of our board of directors or any committee thereof (unless otherwise required by our charter or our investment guidelines).

Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of TH Real Estate or its affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

Q:	Are there any risks involved in buying your shares?

A:	Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•	We have recently commenced operations and there is no assurance that we will achieve our investment objectives.

•	Because this is a “blind pool” offering, other than the investments described in this prospectus, you will not have the opportunity to evaluate our investments before we make them.

•	Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases are subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•	The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. While there are independent valuations of our properties from time to time, the valuation of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•	We have no employees and are dependent on the Advisor to conduct our operations. The Advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other THRE Accounts, the allocation of time of its investment professionals and the fees that we pay to the Advisor.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•	Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

See “Risk Factors.”

Key Offering Terms

Q:	What is the difference between the Class T, Class S, Class D and Class I shares of common stock being offered?

A:	We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees. No upfront selling commissions or dealer manager fees are paid with respect to Class D shares, and no upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to Class I shares. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class T, Class S, Class D and Class I shares.

Assuming a constant NAV per share of $10.00 and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation—Stockholder Servicing Fee” is reached, we expect that a one-time investment in 1,000 shares of each class of our shares (representing an aggregate net asset value of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class T	$300	$50	$85	$556 (7 years)	$906 (7 years)
Class S	$350	$0	$85	$556 (7 years)	$906 (7 years)
Class D	$0	$0	$25	$875 (35 years)	$875 (35 years)
Class I	$0	$0	$0	$0	$0

Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) by endowments, foundations, pension funds and other institutional investors, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and stockholder servicing fees to reach 8.75% of gross proceeds. In the case of Class T shares sold through certain participating broker-dealers, a lower limit than 8.75% of gross proceeds may be used, as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer. See “—What fees do you pay to the Advisor and its affiliates?” and “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

If you are eligible to purchase all four classes of shares, then in most cases you should purchase Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or stockholder servicing fees, which reduces the NAV or distributions of the other share classes. However, Class I shares do not receive stockholder services. If you are eligible to purchase Class T, Class S and Class D shares but not Class I shares, in most cases you should purchase Class D shares because Class D shares have no upfront selling commissions or dealer manager fees and lower annual stockholder servicing fees.

Q:	What is the per share purchase price?

A:	Each class of shares is sold at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. We publish an updated transaction price monthly pursuant to the procedures described in this prospectus. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class.

Q:	How is your NAV per share calculated?

A:	Our NAV is calculated monthly based on the net asset values of our investments (including securities investments), the addition of any other assets (such as cash on hand) and the deduction of any other liabilities. RERC, LLC (“RERC”), a valuation firm, was selected by the Advisor and approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation advisor and has been engaged to provide quarterly appraisals of our properties, and value the mortgages that encumber our properties and our investments in debt backed principally by real estate.

Our NAV per share is calculated by our fund administrator Bank of New York Mellon, a third-party firm that provides us with certain administrative and accounting services, and such calculation is reviewed by the Advisor. However, the Advisor is ultimately responsible for the determination of our NAV.

NAV is not a measure used under generally accepted accounting principles in the U.S. (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related assets are valued.

Q:	Is there any minimum investment required?

A:	The minimum initial investment in shares of our Class T, Class S and Class D common stock is $2,500. The minimum initial investment for shares of our Class I common stock is $1,000,000, unless waived by the dealer manager. The minimum subsequent investment in our shares is $500 per transaction, except that the minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement, similar to the one contained in this prospectus as Appendix C, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	What is a “best efforts” offering?

A:	This is our initial public offering of common stock on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	What is the expected term of this offering?

A:	We have registered $4,000,000,000 in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and up to $1,000,000,000 in shares to be sold pursuant to our distribution reinvestment plan. The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable Securities and Exchange Commission (“SEC”) rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. We will disclose any such extension in a prospectus supplement. With the filing of a new registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Q:	When may I make purchases of shares and at what price?

A:

Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month, and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager). The purchase price per share of each class is equal to the then-current transaction price, which is generally equal to our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “How to Subscribe” for more details.

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Q:	When will the transaction price be available?

A:	Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time or may be updated at a later time. We will disclose the transaction price for each month when available on our website at www.nuveenglobalreit.com and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q:	May I withdraw my subscription request once I have made it?

A:	Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly by calling (833) 688-3368.

Q:	When will my subscription be accepted?

A:	Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.nuveenglobalreit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have at least three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q:	Will I receive distributions and how often?

A:	We intend to declare distributions based on record dates established by our board of directors and to pay such distributions to stockholders on a quarterly basis commencing with the first full calendar quarter after we commence operations. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

Our board of directors’ discretion as to the payment of distributions is directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class T, Class S, Class D and Class I shares will likely differ because of different allocations of class-specific stockholder servicing fees. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I shares because we are required to pay higher ongoing stockholder servicing fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing stockholder servicing fees with respect to Class D shares (compared to Class I shares).

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.

Q:	Will the distributions I receive be taxable as ordinary income?

A:

The federal income tax treatment of distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, depends upon (i) the extent to which they are paid from our current or accumulated earnings and profits and, accordingly, treated as dividends and (ii) whether any portion of such distributions are designated as qualified dividends or capital gain dividends, both of which are taxable at capital gains rates that do not exceed 20% for non-corporate stockholders. Distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are treated as ordinary income. Under the recently passed Tax Cuts and Jobs Act, the rate brackets for non-corporate taxpayer’s ordinary income are adjusted, the top tax rate is reduced from 39.6% to 37%, and ordinary REIT dividends are taxed at even lower effective rates. Under the Tax Cuts and Jobs Act, for taxable years beginning after December 31, 2017 and before January 1, 2026, distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are taxed as ordinary income after deducting 20% of the amount of the dividend in the case of non-corporate stockholders. At the maximum ordinary income tax rate of 37% applicable for taxable years beginning after December 31, 2017 and before January 1, 2026, the maximum tax rate on ordinary REIT dividends for non-corporate stockholders is 29.6%. Dividends received from REITs are generally not eligible to be taxed at the lower capital gain rates applicable to individuals for “qualified dividends” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). In certain circumstances, we may designate a portion of our distributions as qualified dividends, e.g., if we receive qualified dividends, but we do not expect to designate a substantial portion of our distributions as qualified dividends. In addition, we may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets.

A portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than residents of Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Residents of Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan is equal to the transaction price at the time the distribution is payable. Stockholders do not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T, Class S and Class D shares, including those purchased under our distribution reinvestment plan, are subject to ongoing stockholder servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix B to this prospectus.

Q:	Can I request that my shares be repurchased?

A:

Yes. However, while stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase

Date”). Repurchases are made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The Early Repurchase Deduction does not apply to shares acquired through our distribution reinvestment plan and may be waived in the case of repurchase requests arising from the death or qualified disability of the holder. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases are made within three business days of the Repurchase Date. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

The total amount of aggregate repurchases of Class T, Class S, Class D and Class I shares is currently limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter. From and after the date that the Class N shares held by TIAA become eligible for repurchase pursuant to our share repurchase plan (as described below), the total amount of aggregate repurchases of all classes of shares, including the Class N shares, will be limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets will consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for share repurchases, we intend to, subject to any limitations and requirements relating to our intention to qualify as a REIT, generally maintain under normal circumstances an allocation to securities, cash, cash equivalents and other short-term investments, which may be up to 20% of our assets. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases—Repurchase Limitations.”

Q:	What are the terms of the Class N shares of common stock issued to TIAA?

A:

Class N shares are not available for purchase in this offering. Holders of the Class N shares are entitled to receive distributions at the same rate applicable to other classes of our common stock, except with regard to deductions based on class-specific fees and expenses. The Class N shares are not subject to any upfront selling commissions, dealer management fees or stockholder servicing fees, and the advisory fee applicable to the Class N shares is lower than the advisory fee applicable to the share classes publicly sold in this offering. See “Compensation.” Therefore, Class N shares will have a higher NAV and a different distribution amount relative to our other share classes. Holders of the Class N shares are entitled to the same voting rights as holders of other classes of our common stock; however, TIAA may not vote on the removal of any of its affiliates (including TH Real Estate Global Cities Advisors), and may not vote regarding any transaction between us and TIAA or any of its affiliates, including TH Real Estate.

A portion of the amount that TIAA has invested in us was the purchase of 20,000 shares of Class N common stock at $10.00 per share for our initial capitalization. Except for this initial capitalization which must be held for so long as the Advisor or its affiliate remains our advisor, the Class N shares issued to TIAA shall be eligible for repurchase through our share repurchase program, subject to the following limitations: (i) TIAA may submit up to 4,980,000 Class N shares for repurchase upon the earlier of (1) the date that we reach $1 billion in net asset value and (2) January 31, 2020; and (ii) TIAA may submit all of its remaining Class N shares for repurchase beginning on January 31, 2023.

Class N shares held by TIAA that become eligible for repurchase in accordance with the foregoing shall be subject to the following monthly and quarterly limits: the total amount of repurchases of Class N shares held by TIAA eligible for repurchase will be limited to no more than 0.67% of our aggregate NAV per month and no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any month or quarter the total amount of aggregate repurchases of all classes of our common stock do not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above repurchase limits on the Class N shares held by TIAA shall not apply to that month or quarter and TIAA shall be entitled to submit shares for repurchase up to the overall share repurchase plan limits. For the avoidance of doubt, in the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, or tendered repurchases reach the applicable limit, Class N shares held by TIAA will not have priority over holders of other share classes with regard to share repurchases. In the event that we do not repurchase all of the shares for which we receive repurchase requests, all shares tendered for repurchase, including any Class N shares held by TIAA, will be repurchased pro rata, with the Class N shares held by TIAA being subject to the limitations set forth above.

All of the foregoing limitations shall not apply to the extent that TH Real Estate Global Cities Advisors or its affiliate is no longer serving as our advisor.

Q:	Will I be notified of how my investment is doing and receive detailed tax information?

A:	Yes. We will provide you with periodic information, including:

•	three quarterly financial reports and investor statements;

•	an annual report;

•	in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

•	a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website, www.nuveenglobalreit.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us is also available on the SEC’s website at www.sec.gov.

In addition, our monthly NAV per share for each class will be posted on our website promptly after it has become available.

Q:	What fees do you pay to the Advisor and its affiliates?

A:	We pay the Advisor, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. Each class of our common stock is subject to certain class-specific fees and expenses, as described below and elsewhere in this prospectus. See “Description of Capital Stock.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering.

The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D shares, Class I shares, Class N shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T and Class S shares sold and the transaction price of each Class T and Class S share. Aggregate upfront selling commissions will equal approximately $62.8 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $4.8 million if we sell the maximum amount, in each case, in our primary offering, assuming that 1/4 of our offering proceeds are from the sale of each of Class T and Class S shares and that the transaction price of each of our Class T and Class S shares remains constant at $10.00.

Stockholder Servicing Fees—The Dealer Manager	Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers	Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T and Class S

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum (or other amounts, provided that the sum equals 0.85%), of the aggregate NAV of our outstanding Class T shares;

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•  with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class N shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent shares, the stockholder servicing fees will equal approximately $8.2 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $2.5 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 1/4 of our offering proceeds are from the sale of Class T shares, 1/4 of our offering proceeds are from the sale of Class S shares and 1/4 of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class S shares and Class D shares remains constant at $10.00 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the Class T, Class S and Class D shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share, Class S share and Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately seven years from the date of purchase and with respect to a Class D share over approximately 35 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.88.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation— Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Organization and Offering Expense Reimbursement—The Advisor

The Advisor has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) through the first anniversary of the commencement of this offering. We reimburse the Advisor for all such advanced expenses ratably over the 60 months following the first anniversary of the commencement of this offering. Wholesaling compensation expenses of persons associated with the Dealer Manager are paid by the Dealer Manager without reimbursement from us.

After the first anniversary of the commencement of this offering, we will reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of this offering, the Advisor has agreed to reimburse

We estimate our organization and offering expenses to be approximately $25 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the offering.

Investment Activities

Acquisition Expense Reimbursement—The Advisor	We do not intend to pay the Advisor any acquisition, financing or other similar fees in connection with making investments. We do, however, reimburse the Advisor for out-of- pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired. See “—Fees from Other Services” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Advisory Fee—The Advisor

We pay the Advisor an advisory fee equal to 1.25% of NAV for the Class D, Class I, Class S and Class T shares and 0.65% of NAV for the Class N shares, per annum, payable monthly.

We will not pay the advisory fee with regard to our investments in the International Affiliated Funds. The value of these investments will be excluded from NAV for purposes of calculating the advisory fee.

See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Actual amounts depend upon our monthly NAV per share and future distributions and, therefore, cannot be calculated at this time.

Operating Expense Reimbursement— The Advisor	In addition to the organization and offering expense and acquisition expense reimbursements described above, we reimburse the Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, subject to the 2%/25% limitation set forth in our charter. These costs and expenses include, but are not limited to, (1) the actual costs of goods and services used by us and obtained from third parties, including fees paid to administrators, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments, (2) expenses of managing and operating our properties, whether payable to	Actual amounts of out-of-pocket expenses paid by the Advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
an affiliate of non-affiliated person, and (3) expenses related to personnel of the Advisor performing services for us other than those who provide investment advisory services or serve as our executive officers or directors. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Fees from Other Services—Affiliates of the Advisor	We may retain third parties, including certain of the Advisor’s affiliates, for necessary services relating to our investments or our operations, including construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor’s affiliates for any such services do not reduce the advisory fee. Any such arrangements will be at market terms and rates.	Actual amounts depend on whether affiliates of the Advisor are actually engaged to perform such services.

In calculating the advisory fee, we use our NAV before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares. In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares.

See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Limitations and Regulation

Q:	Are there any limitations on the level of ownership of shares?

A:

Our charter contains restrictions on the number of shares any one person or group may own. Specifically, our charter does not permit any person or group to own more than 9.8% of our outstanding common stock (in value or number of shares, whichever is more restrictive) or 9.8% in value or number of shares, whichever is more restrictive of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits (prospectively or retroactively) by our board of directors. These limits may be further reduced if our board of directors waives these limits for certain holders. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk

Factors—Risks Related to This Offering and Our Organizational Structure” for additional discussion regarding restrictions on share ownership.

Q:	Are there any ERISA considerations in connection with an investment in our shares?

A:	The section of this prospectus captioned “Certain ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account (“IRA”) should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “Certain ERISA Considerations.”

Q:	Are there any Investment Company Act of 1940 considerations?

A:	We intend to engage primarily in the business of investing in real estate and to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that neither we, the Operating Partnership nor any of the subsidiaries of the Operating Partnership is required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in the International Affiliated funds or other private real estate funds, or through joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other THRE Accounts may invest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the

Operating Partnership will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the Operating Partnership and in these subsidiaries of the Operating Partnership (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we, the Operating Partnership nor any of the wholly or majority-owned subsidiaries of the Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, the Operating Partnership and the subsidiaries of the Operating Partnership are primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our and the Operating Partnership and its subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption generally requires that at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other THRE Accounts. We may also invest in commercial mortgage loans, which we intend to structure in accordance with certain no-action letters issued by the SEC staff and classify as qualifying assets; otherwise, such loans will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in qualifying interests, including any joint ventures that we control or in which we share control, and qualifying commercial mortgage loans.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Q:	What is the impact of being an “emerging growth company”?

A:	We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable. We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be for so long as our shares of common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Advisor and we do not directly compensate our executive officers, or reimburse the Advisor or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Advisor, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Contact Information

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial advisor or our transfer agent:

DST Systems, Inc.

PO Box 219307

Kansas City, MO 64121-9307

Overnight Address:

DST Systems, Inc.

430 W 7th St. Suite 219307

Kansas City, MO 64105-1407

Toll Free Number: (833) 688-3368

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to This Offering and Our Organizational Structure

We and the Advisor have limited operating histories and there is no assurance that we will be able to successfully achieve our investment objectives.

We and the Advisor are newly organized companies with limited operating histories. You should not rely upon the past performance of other real estate investment programs sponsored by Nuveen, TH Real Estate, or their affiliates to predict our future results. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. We cannot assure you that the past experiences of affiliates of the Advisor will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

Other than those investments described in this prospectus, you will not have the opportunity to evaluate our future investments before we make them, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the International Affiliated Funds, which makes your investment more speculative.

We have not yet acquired or identified all of the investments we may make. We are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related assets that we may acquire in the future, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the Advisor to select suitable and successful investment opportunities. Further, we may not have the opportunity to evaluate or approve properties acquired or other investments made by entities in which we invest, such as the International Affiliated Funds. You will likewise have no opportunity to evaluate future transactions completed and properties acquired by the International Affiliated Funds. The Advisor will have broad discretion in selecting the types of properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments. We may be subject to similar risks in relation to investments made by entities in which we acquire an interest but do not control, such as the International Affiliated Funds. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

We are dependent on TH Real Estate and its affiliates, including the Advisor, and their key personnel who provide services to us, and we may not find a suitable replacement for the Advisor if the advisory agreement is terminated, or for these key personnel if they leave TH Real Estate or otherwise become unavailable to us.

We have no separate facilities and are completely reliant on TH Real Estate and the Advisor. The Advisor has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of the Advisor and TH Real Estate. The officers and key personnel of the Advisor will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the officers or key personnel of the Advisor could have a material adverse effect on our performance.

Neither the Advisor nor TH Real Estate are obligated to dedicate any specific personnel exclusively to us. In addition, none of our officers or the officers of the Advisor are obligated to dedicate any specific portion of their time to our business. Each of them has significant responsibilities for other accounts and funds. As a result, these individuals may not always be able to devote sufficient time to the management of our business. Further, when there are turbulent conditions in the real estate markets or distress in the credit markets, the attention of the Advisor’s personnel and our executive officers and the resources of TH Real Estate and Nuveen, will also be required by other accounts and funds. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.

In addition, we offer no assurance that the Advisor will remain our advisor or that we will continue to have access to TH Real Estate’s or Nuveen’s officers and key personnel. The initial term of the advisory agreement among the Advisor, the Operating Partnership and us only extends for one year from the date of this prospectus, and is expected to be renewed annually thereafter for additional one-year terms. If the advisory agreement is terminated and no suitable replacement is found, we may not be able to execute our business plan. The International Affiliated Funds are also managed by our affiliates. Their performance and success is also dependent on TH Real Estate and Nuveen and the International Affiliated Funds are likewise subject to these risks.

The Advisor manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

Our board of directors approved very broad investment guidelines that delegate to the Advisor the authority to execute acquisitions and dispositions of real estate properties and real estate-related assets on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. There can be no assurance that the Advisor will be successful in applying any strategy or discretionary approach to our investment activities. Our board of directors will review our investment guidelines on an annual basis (or more often as it deems appropriate) and will review our investment portfolio periodically. The prior approval of our board of directors or a committee of independent directors will be required only as set forth in our charter (including for transactions with affiliates of the Advisor) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by the Advisor.

Furthermore, transactions entered into on our behalf by the Advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share, and not based on the price at which you initially purchased your shares). Subject to limited exceptions, shares repurchased within one year of the date of issuance will be repurchased at 95% of the transaction price for the class of shares being repurchased as of the repurchase date. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases—Early Repurchase Deduction.”

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total amount of shares that we will repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV as of the last day of the previous calendar quarter. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets will consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases—Repurchase Limitations.”

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. or global economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets, and our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. We may not generate sufficient income to make distributions to our stockholders. Our board of directors (or a committee of our board of directors) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our portfolio in the early stages of our development;

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders, particularly during the early stages of our operations. Therefore, particularly in the earlier part of this offering, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

We may also defer operating expenses or pay expenses with shares of our common stock in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. The payment of expenses in shares of our common stock will dilute your ownership interest in our portfolio of assets.

Purchases and repurchases of our common shares are not made based on the current NAV per share of our common stock.

Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you make your subscription request or repurchase request may be significantly different than the offering price you pay or the repurchase price you receive. In addition, we may offer and repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month.

We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share.

While the transaction price for shares of our common stock will normally equal the prior month’s NAV, we maintain the flexibility to adjust the transaction price to a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price), or to suspend our offering or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month.

We have not set specific materiality thresholds to determine when such transaction price adjustments will be required as the occurrence or magnitude of changes affecting NAV cannot be predicted with any certainty. Factors which may be considered in connection with transaction price adjustments include (but are not limited to) material non-recurring events, including major economic events such as a material adverse change in the business or financial markets, major uninsured losses related to natural disasters, other force majeure events or other factors that in the good faith opinion of the Advisor materially impact the value of our assets and accordingly our NAV share price. Any such adjustments or decision not to make such adjustments to our transaction price will be based on the Advisor’s good faith opinion and estimates regarding the impact of these factors on the valuation of our portfolio. There is a risk that such opinion or estimates may not be fully accurate and that the adjusted transaction price may therefore not reflect the NAV per share more appropriately than the prior month’s NAV per share.

Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our monthly NAV, our properties will generally initially be valued at cost, which we expect to represent fair value at that time. Thereafter, valuations of properties will be determined by the independent valuation advisor based on appraisals of each of our properties on a quarterly basis in accordance with valuation guidelines approved by our board of directors. Likewise, our investments in debt backed principally by real estate will be valued quarterly by our independent valuation advisor and our investments in other real estate-related assets will be valued monthly at fair market value by the Advisor. See “Net Asset Value Calculation and Valuation Guidelines.” The valuations of our real properties will be based on asset and portfolio level information provided by the Advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor. The valuations of our investments in debt backed principally by real estate may be based, in part, on information provided by the Advisor. In addition, our investments in real estate-related assets other than debt backed principally by real estate, while a component of NAV, will be valued by the Advisor based on market quotations or at fair value, and will not be reviewed by our independent valuation advisor or appraised. We expect that our investments in the International Affiliated Funds will be valued on a quarterly basis.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related assets will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Advisor and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV based fees we paid to the Advisor and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

We anticipate that the appraisals of our properties will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least once per quarter. As such, when these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new quarterly appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Advisor’s determination of our monthly NAV per share, which is calculated by our fund administrator under the supervision of the Advisor, will be based in part on estimates of the values of each of our properties provided periodically by our independent valuation advisor in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share on any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal. The Advisor will review appraisal reports and monitor our properties and real estate-related assets, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related assets or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who submit their shares to us for repurchase, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the transaction price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, our NAV calculations, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with United States generally accepted accounting principles, also known as GAAP. These valuations, which are based on market values that assume a willing buyer and seller, may differ from liquidation values that could be realized in the event that we were forced to sell assets. You should carefully review the disclosure of our valuation policies and how NAV will be calculated, including the illustrative hypothetical calculation of NAV, under “Net Asset Value Calculation and Valuation Guidelines.”

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that the Dealer Manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise capital during this offering, we may have difficulty identifying and purchasing suitable properties on attractive terms. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our results of operations and financial condition may be adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, we may from time to time hold cash pending deployment into investments, which may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments. In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;

•	requiring a two-thirds vote of stockholders to remove directors;

•	providing that only the board of directors can fix the size of the board;

•	providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	providing for a majority requirement for the calling of a special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•

two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including Nuveen, the Dealer Manager and the Advisor, from the provisions of this law, provided that such business combination is first approved by our board of directors.

Our charter permits our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of repurchase of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Certain Provisions of Maryland Law and Our Charter and Bylaws—Control Share Acquisition.”

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to the additional limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate

Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”), our charter provides that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors or officers, the Advisor or any of our or the Advisor’s affiliates, for any liability or loss suffered by them or hold our directors or officers, the Advisor and its affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, the Advisor or any of our or the Advisor’s affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents.”

Maryland law and our organizational documents limit our stockholders’ ability to amend our charter or dissolve us without the approval of our board of directors.

Although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or terminate us without the necessity for concurrence by our board of directors, we are required to comply with the Maryland General Corporation Law, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our company, but only after such action has been declared advisable by our board of directors. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors and also require approval by our stockholders.

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 2,200,000,000 shares of capital stock, of which 2,100,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as Class D shares, 500,000,000 shares are classified as Class I shares, 500,000,000 shares are classified as Class S shares, 500,000,000 shares are classified as Class T shares and 100,000,000 shares are classified as Class N shares, and 100,000,000 shares are classified as preferred stock. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to the Advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

We are not required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we are not required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Advisor and we do not directly compensate our executive officers, or reimburse the Advisor or its affiliates for salaries, bonuses, benefits and severance payments for any person who also serves as one of our executive officers or as an executive officer of the Advisor, we do not pay any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to the Operating Partnership and to the limited partners in connection with the management of the Operating Partnership. Our duties as general partner of the Operating Partnership and its partners may come into conflict with the duties of our directors and officers to the corporation. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of the Operating Partnership provides that, for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, the Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of the Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Our business is subject to certain regulatory regimes applicable to TIAA, including applicable financial industry rules, which may impact our returns or prevent us from taking advantage of investment opportunities that would otherwise be advantageous to our stockholders.

TH Real Estate, Nuveen and the Advisor are affiliates of TIAA and therefore are subject to banking laws, regulations and orders that apply to TIAA including, among other things, the Dodd-Frank Wall Street Reform and Consumer Protection Act (as amended, the “Dodd-Frank Act”) and Section 619 thereof (the “Volcker Rule”). Because TIAA has agreed to invest $300 million in shares of our Class N common stock, we expect that we will be deemed a “banking entity” until TIAA and its affiliates are no longer deemed to have “control” (as defined by the Volcker Rule). Subject to a number of exceptions, the Volcker Rule and its implementing regulations prohibit banking entities from engaging in “proprietary trading” (as defined in those regulations) and prohibit banking entities from sponsoring or acquiring or retaining an “ownership interest” in “covered funds” (each term as defined in these regulations). In addition, a banking entity may not enter into certain so-called “covered transactions” with any covered fund that the banking entity sponsors, organizes and offers or which the banking entity serves as investment manager, investment advisor or commodity trading advisor, except as permitted pursuant to certain specified exemptions. Finally, it is possible that, under the Volcker Rule and its implementing regulations, certain pooled investment vehicles that we are considered to “control” for purposes of the Volcker Rule, including the International Affiliated Funds, may themselves be deemed to be banking entities and subject to the requirements and restrictions of the Volcker Rule, unless there is an applicable exception or exemption.

The Volcker Rule and its implementing regulations will require us to establish and maintain a compliance program and will restrict our ability to engage in certain investment activities as described above, and which may result in potential loss of diversification opportunities. We will have additional expenses related to monitoring our trades in our securities investments over our peers who may not be subject to the Volcker Rule. The costs of implementing and maintaining a compliance program and the restrictions on our investment activities could lower our overall returns with respect to our investments in financial instruments. If our investments in the International Affiliated Funds, in or with Other THRE Accounts or otherwise are deemed to be investments in covered funds, we may be required to sell our investments quickly and possibly at a discount, depending on market conditions. These limitations and restrictions could disadvantage us against competitors that are not subject to the Volcker Rule.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that neither we, nor the Operating Partnership nor the subsidiaries of the Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we, the Operating Partnership or the subsidiaries of the Operating Partnership will be able to successfully avoid operating as an investment company. See “Investment Objectives and Strategies—Investment Company Act Considerations—Are there any Investment Company Act of 1940 considerations?”

Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an investment company if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an investment company if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect to own a significant amount of investment securities and intend that less than 40% of our total assets (exclusive of U.S. government securities and cash items) will consist of “investment securities.”

Through our subsidiaries, we plan to acquire, invest in and manage instruments that could be deemed to be securities for purposes of the 1940 Act. Accordingly, it is possible that more than 40% of the assets of our subsidiaries will be investments that will be deemed to be investment securities for 1940 Act purposes. However, in such a circumstance, in reliance on Section 3(c)(5)(C) of the 1940 Act, we do not intend to register any of our subsidiaries as an investment company under the 1940 Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We expect that substantially all of the assets of our subsidiaries will comply with the requirements of

Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration. Existing SEC no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business.

Our investments in the International Affiliated Funds are subject to the risks described in this risk factor as the International Affiliated Funds will need to operate in a manner to avoid qualifying as an investment company as well. If any of the International Affiliated Funds is required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such as described above could adversely impact such International Affiliated Fund’s operations, which would indirectly reduce your investment return, and that registration also could adversely affect our status as an investment company.

The Advisor is not registered and does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Advisor is required to register as an investment adviser under the Advisers Act, it could impact our operations and possibly reduce your investment return.

The Advisor is not currently registered as an investment adviser under the Advisers Act and does not expect to register as an investment adviser because it does not and does not intend to have sufficient regulatory assets under management to meet the eligibility requirement under Section 203A of the Advisers Act. Whether an adviser has sufficient regulatory assets under management to require registration under the Advisers Act depends on the nature of the assets it manages. In calculating regulatory assets under management, the Advisor must include the value of each “securities portfolio” it manages. The Advisor expects that our assets will not constitute a securities portfolio so long as a majority of our assets consist of assets that we believe are not securities. However, because we may also invest in several types of securities in accordance with our investment strategy and the SEC will not affirm our determination of what portion of our investments are not securities, there is a risk that such determination is incorrect and, as a result, our investments are a securities portfolio. In such event, the Advisor may be acting as an investment adviser subject to registration under the Advisers Act but not be registered. If our investments were to constitute a securities portfolio, then the Advisor would be required to register under the Advisers Act, which would require it to comply with a variety of regulatory requirements under the Advisers Act on such matters as record keeping, disclosure, compliance, limitations on the types of fees it could earn and other fiduciary obligations. As a result, the Advisor would be required to devote additional time and resources and incur additional costs to manage our business, which could possibly reduce your investment return.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.

We rely heavily on TH Real Estate’s and Nuveen’s financial, accounting, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks and other cyber security incidents. Breaches of TH Real Estate’s or Nuveen’s network security systems could involve attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. Although TH Real Estate takes various measures to ensure the integrity of such systems, there can be no assurance that these measures will provide protection. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The failure of TH Real Estate’s or Nuveen’s systems or of disaster recovery plans for any reason could cause significant interruptions in TH Real Estate’s, Nuveen’s or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our investors (and their beneficial owners) and the intellectual property and trade secrets of TH Real Estate and Nuveen. If such systems are compromised, do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

In addition, we are highly dependent on information systems and technology. Nuveen’s and TH Real Estate’s information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Furthermore, we depend on TH Real Estate’s and Nuveen’s headquarters for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. TH Real Estate’s and Nuveen’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Finally, we rely on third-party service providers for certain aspects of our business, including for certain information systems, technology and administration. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of our operations and could affect our reputation and hence adversely affect our business.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies, fluctuations in the average occupancy and room rates for hotel properties or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	increases in interest rates and lack of availability of financing; and

•	changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Nuveen’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on TH Real Estate’s or Nuveen’s businesses and operations (including the Advisor).

A recession, slowdown or sustained downturn in the U.S. or global real estate market, and the U.S. or global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments’ capital structures.

For example, as a result of the recent financial crisis, the availability of debt financing secured by commercial real estate had been significantly restricted as a result of tightened lending standards for a prolonged period. As a result of the uncertainties in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions or their ability to make acquisitions or tenant improvements. Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the cash available to satisfy repurchase requests and reducing the number of acquisitions we would otherwise make.

The U.S. real estate market has fully recovered from the recent recession and appears to have entered the growth phase of the cycle. As the cycle matures, real estate returns may lose momentum which could have a negative impact on the performance of our investment portfolio.

Based on expected moderate, but improved, future economic growth, and historically low levels of new supply in the commercial real estate pipeline, real estate fundamentals are forecast to improve for all property sectors during the next two years. Nevertheless, the ongoing competition for high quality real estate assets and resulting upward pressure on pricing may reduce anticipated returns. Furthermore, economic growth remains fragile, and could be slowed or halted by significant external events. A negative shock to the economy could result in reduced tenant demand, higher tenancy default and rising vacancy rates. There can be no assurance that our real estate investments will not be adversely affected by a severe slowing of the economy or renewed recession. Tenant defaults, fluctuations in interest rates, limited availability of capital and other economic conditions beyond our control could negatively affect our portfolio, and decrease the value of our investments.

Our portfolio may be concentrated in a limited number of industries, geographies or investments.

Our portfolio may be heavily concentrated at any time in only a limited number of industries, geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. To the extent the Advisor concentrates our investments in a particular type of asset or geography, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. For investments that the Advisor intends to finance (directly or by selling assets), there is a risk that such financing may not be completed, which could result in us holding a larger percentage of our assets in a single investment and asset type than desired. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.

Our board of directors may change our investment and operational policies or our investment guidelines without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, our board of directors may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved very broad investment guidelines with which the Advisor must comply, but these guidelines provide the Advisor with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks.

The International Affiliated Funds, which have investment objectives and policies consistent with ours, are subject to many of the same business and real estate risks as we are. For example, each of the International Affiliated Funds:

•	operates internationally and may be subject to varying currency, inflation or other governmental and regulatory risks specific to the countries in which they operate and own assets;

•	may not have sufficient available funds to make distributions or redeem interests in the funds upon request of investors without delay;

•	expects to acquire additional and dispose of properties in the future which, if unsuccessful, could affect our ability to pay dividends to our stockholders;

•	is subject to risks as a result of joint ownership of real estate with TH Real Estate, its affiliates or third parties;

•	intends to use borrowings to partially fund acquisitions, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our stockholders;

•	is also dependent upon TH Real Estate and its key employees for its success;

•	also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

•	may not have funding or capital resources for future tenant improvements;

•	depends on its tenants for its revenue and relies on certain significant tenants;

•	is subject to risks associated with terrorism, uninsured losses and high insurance costs;

•	will be affected by general economic and regulatory factors it cannot control or predict;

•	will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

•	will be subject to property taxes and operating expenses that may increase.

To the extent the operations and ability of the International Affiliated Funds, or any other entity through which we indirectly invest in real estate, to make distributions or redeem interests in the funds is adversely affected by any of these risks, our operations and ability to pay distributions to you will be adversely affected. The International Affiliated Funds may make investments in countries or regions where neither we, the Advisor and its affiliates, nor the International Affiliated Funds, have previously invested, which may expose the International Affiliated Funds to additional risk with regard to that jurisdiction’s applicable laws, which may adversely impact our investments in the International Affiliated Funds. In addition, the Asia-Pacific Cities Fund has not yet been formed, and is currently seeking capital commitments to launch its investment activities. We expect it to commence operations in the first half of 2018.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•	acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, while we will invest primarily in stabilized, income-oriented real estate, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than our estimates.

The acquisition and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Competition in acquiring properties may reduce our profitability and the return on your investment.

We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by Nuveen and its affiliates, particularly those with investment strategies that overlap with ours, may seek investment opportunities under Nuveen’s prevailing policies and procedures. Many of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-listed REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives may be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affecting the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

We may make a substantial amount of joint venture investments, including with Nuveen’s affiliates and Other THRE Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We may co-invest in the future with Nuveen’s affiliates or third parties in partnerships or other entities that own real estate properties, which we collectively refer to as joint ventures. We likely will acquire non-controlling interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

In addition, in connection with any shared investments in which we participate alongside any Other THRE Accounts, the Advisor may from time to time grant absolutely and/or share with such Other THRE Accounts certain rights relating to such shared investments for legal, tax, regulatory or other reasons, including, in certain instances, rights with respect to the structuring or sale of such shared investments. There is no guarantee that we will be able to co-invest with any Other THRE Account. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other THRE Accounts.

If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. If we buy our joint venture partner’s interest we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest is typically determined by negotiations between us and our joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture that is used to calculate our NAV. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our joint venture partner, and our ability to sell or the price we might obtain for such interest may be adversely impacted by such right. Joint ownership arrangements with Nuveen’s affiliates may also entail further conflicts of interest.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Nuveen’s affiliates) include:

•	the joint venture partner may have economic or other interests that are inconsistent with our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;

•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to our interests;

•	the joint venture partner may have joint control of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•	under the joint venture arrangement, neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Nuveen;

•	under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so; and

•	our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such other vehicle not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our ability to redeem all or a portion of our investment in the International Affiliated Funds is subject to significant restrictions.

Our investment in the International Affiliated Funds is subject to significant restrictions, as described below in “Investment Objectives and Strategies–Investments in the International Affiliated Funds.” Our investments in the International Affiliated Funds will be treated the same as investments by other investors in the International

Affiliated Funds, and the managers of the International Affiliated Funds may limit redemptions, including as a result of certain tax, regulatory or other considerations. We may not be able to exit the International Affiliated Funds or liquidate all or a portion of our interests in the International Affiliated Funds.

We cannot assure you that the International Affiliated Funds will have capital available on favorable terms or at all to fund the redemption of interests. If the International Affiliated Funds are not able to raise additional capital to meet redemption requests, the International Affiliated Funds may be required to sell assets that they would otherwise elect to retain or sell assets or otherwise raise capital on less than favorable terms or at a time when they would not otherwise do so. If the International Affiliated Funds are forced to sell any assets under such circumstances, the disposition of such assets could materially adversely impact their operations and ability to make distributions to us and, consequently, the value of our investment in the International Affiliated Funds.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on the Advisor in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers of potential portfolio properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence will typically be conducted in a manner that the Advisor deems reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third parties, including affiliates of the Advisor or Nuveen, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Advisor’s reduced control of the functions that are outsourced. Where affiliates of Nuveen are utilized, the Advisor’s management fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Advisor is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected. In the due diligence process and making an assessment regarding a potential investment, the Advisor will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Further, any recourse we may have against a seller for a breach of representations and warranties may be capped and subject to time limitations and may not be adequate to cover losses that we may incur. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this prospectus, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

There can be no assurance that the Advisor will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence phase or during our efforts to monitor our investments on an ongoing basis or that any risk management procedures implemented by us will be adequate.

In the event of fraud by the seller of any portfolio property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may adversely affect the value of our investment in such portfolio property. We will rely upon the accuracy and completeness of representations made by sellers of portfolio properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.

We rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.

The Advisor hires property managers to manage our properties and leasing agents to lease vacancies in our properties. The property managers have significant decision-making authority with respect to the management of our properties. We are particularly dependent on property managers of any hospitality and leisure properties we invest in. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we engage other parties to perform this function. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing loans we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations and our ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We may be unable to renew leases as leases expire.

We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties which would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could adversely impact our operating results.

We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could significantly affect our financial condition and operating results.

Leases with retail properties’ tenants may restrict us from re-leasing space.

Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Our properties will face significant competition.

We may face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.

Our properties may be leased at below-market rates under long-term leases.

We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.

Insurance may not cover all losses which may adversely affect us.

We may experience losses related to our properties arising from natural disasters and acts of God, vandalism or other crime, faulty construction or accidents, fire, war, acts of terrorism or other catastrophes. We plan to carry insurance covering our properties under policies the Advisor deems appropriate. Uninsured and underinsured losses could harm our financial condition, results of operations and ability to make distributions to our stockholders. Various types of losses, such as losses due to wars, riots, nuclear reaction, terrorist acts, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable, or not economically insurable (i.e., insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments), or may be subject to insurance coverage limitations, such as large deductibles or co-payments or insurance only being available in amounts less than the full market value or replacement cost. The benefits of insurance may be less than the Advisor considers appropriate for the cost of such insurance, and thus even if there is an insurer in the market the Advisor may decide not to procure such insurance. As a result, there can be no assurance that all investments will be insured against particular risks, or that particular risks which are currently insurable will continue to be insurable on an economically feasible basis. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in an investment, as well as the anticipated future revenue from the investment. In that event, we might nevertheless remain obligated for financial and other obligations related to the investment. Any loss of this nature would adversely affect us. Inflation, changes in building codes and ordinances, environmental considerations, provisions in loan documents encumbering the portfolio properties pledged as collateral for loans, and other factors might also keep us from using insurance proceeds to replace or renovate a real property investment after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. In general, losses related to terrorism are becoming harder and more expensive to insure against. Most insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total costs of casualty insurance for a property. As a result, not all investments may be insured against terrorism. Further, many insurance carriers are excluding asbestos-related claims and most mold-related claims from standard policies. The Advisor will evaluate the availability and cost of additional insurance coverage for such claims. If the Advisor decides to cause us to purchase insurance for these occurrences, the cost could have an adverse effect on our results of operations. The Advisor will make risk management and other decisions in good faith and in our best interest taking into account such factors as the Advisor determines is appropriate, provided however, that insurance policies and the level of insurance may vary as between us and Other THRE Accounts.

We could become subject to liability for environmental violations, regardless of whether we caused such violations.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.

Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) may affect cash available for distributions.

Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.

Our properties are, and any properties we acquire in the future will be, subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are, and any properties we acquire in the future will be, subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Certain of our investments may be in the form of ground leases, which provide limited rights to the underlying property.

We invest from time to time in real estate properties that are subject to ground leases. As a lessee under a ground lease, we may be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which may adversely impact our investment performance. Furthermore, ground leases generally provide for certain provisions that limit the ability to sell certain properties subject to the lease. In order to assign or transfer rights and obligations under certain ground leases, we will generally need to obtain consent of the landlord of such property, which, in turn, could adversely impact the price realized from any such sale.

Certain properties may require permits or licenses.

A license, approval or permit may be required to acquire certain investments and their direct or indirect holding companies (or registration may be required before an acquisition can be completed). There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected.

Certain properties may require an expedited transaction, which may result in limited information being available about the property prior to its acquisition.

Investment analyses and decisions by the Advisor may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Advisor at the time of making an investment decision may be limited, and the Advisor may not have access to detailed information regarding the investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting an investment property. Therefore, no assurance can be given that the Advisor will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken.

We will face risks in effecting operating improvements.

In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at a property entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.

In certain cases, financings for our properties may be recourse to us.

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. It is expected that the financing arrangements with respect to our investments generally will require “bad boy” guarantees from us and the Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the Advisor expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of other Sponsor Accounts investing alongside us and as such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.

We will face legal risks when making investments.

Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.

We may be adversely affected by trends in the office real estate industry.

Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders.

Our retail tenants will face competition from numerous retail channels.

Retailers leasing our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the internet. Such competition could adversely affect our tenants and, consequently, our revenues, funds available for distribution and the value of our retail properties.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

Our industrial tenants may be adversely affected by a decline in manufacturing activity.

Fluctuations in manufacturing activity, including in the United States, may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.

Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced, and Congressional committees have considered, a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could:

•	make it more difficult for us to secure new takeout financing for any multifamily development projects we acquire;

•	hinder our ability to refinance any completed multifamily assets;

•	decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of multifamily assets; and

•	require us to obtain other sources of debt capital with potentially different terms.

Short-term multifamily community leases associated with any multifamily properties we acquire may expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions to you.

We expect that, to the extent that we invest in any multifamily properties, substantially all of our multifamily community leases will be on a short-term basis. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased levels of unemployment could adversely affect the occupancy and rental rates of any multifamily properties we acquire.

Increased levels of unemployment in multifamily markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, multifamily property occupancy and rental rates have historically been adversely affected by:

•	rental residents deciding to share rental units and therefore rent fewer units;

•	potential residents moving back into family homes or delaying leaving family homes;

•	a reduced demand for higher-rent units;

•	a decline in household formation;

•	persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

•	the inability or unwillingness of residents to pay rent increases; and

•	increased collection losses.

These factors generally have contributed to lower rental rates. To the extent that we invest in any multifamily properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors do not improve or worsen.

If any credit market disruptions or economic slowdowns occur, any investments in multifamily properties may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any multifamily communities in which we invest may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area in the event of any tightening of mortgage lending underwriting criteria, homeowner foreclosures, declines in single-family home and condominium sales or lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any investments in specialty property types will be subject to specific risks impacting those property types.

We may invest in specialty property types, including healthcare, student housing, senior living, hospitality and leisure. Each investment in a specialty property type will be subject to specific risks related to such type. For example, investments in healthcare properties will be subject to risks related to the healthcare industry and related governmental regulation. Student housing properties will be subject to risks that include the health of the nearest college and competition from other housing alternatives. Senior living properties face various risks related to occupancy and the payment of resident fees. Finally, hospitality and leisure properties face risks related to the seasonality of their industry and intense competition and volatility. These are not the only risks that our specialty property types may face.

General Risks Related to Investments in Real Estate-Related Assets

We may invest in equity of other REITs and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.

REITs are generally subject to the risks of the real estate market and securities market.

REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses, and so when we invest in REITs we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock. REITs depend generally on their ability to generate cash flow to make distributions to stockholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains or return of capital.

Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.

Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.

We may make open market purchases or invest in publicly traded securities.

We may invest in securities that are publicly traded and are, therefore, subject to the risks inherent in investing in public securities. When investing in public securities, we may be unable to obtain financial covenants or other contractual rights, including management rights that we might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in public securities because TH Real Estate or its affiliates may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies. The inability to sell public securities in these circumstances could materially adversely affect the investment results. In addition, an investment may be sold by us to a public company where the consideration received is a combination of cash and stock of the public company, which may, depending on the securities laws of the relevant jurisdiction, be subject to lock-up periods.

The operating and financial risks of issuers and borrowers, and the underlying default risk across capital structures, may adversely affect our results of operations and financial condition.

Our real estate-related asset investments may involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on such investments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, and an issuer’s or borrower’s financial circumstances. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. See “—We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below.

Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid.

While it is generally anticipated that our real estate-related investments will focus primarily on investments in non-distressed real estate-related interests, our investments may become distressed following our acquisition thereof. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially or operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to volatile market movements.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans.

Debt-oriented real estate-related asset investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.

We may invest in debt-oriented real estate-related assets. Any deterioration of real estate fundamentals could negatively impact our performance by making it more difficult for issuers and borrowers to satisfy their payment obligations on the instruments underlying such investments, increasing the default risk applicable to issuers and borrowers, or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers or real estate collateral relating to our investments and may include economic or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area, fluctuations in real estate fundamentals, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks and other unforeseen occurrences. There can be no assurance that there will be a ready market for the resale of investments because investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.

Investments in real estate-related assets may be subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

The real estate-related assets in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate-related assets in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance,” (ii) lender liability claims by the issuer of the obligation and (iii) environmental liabilities. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer or borrower repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

Rising interest rates could impact the value of your investments.

Interest rates are one of the variables that affect real estate asset prices. A number of other factors are also important including real estate market fundamentals, inflation expectations, and investor investment horizons and return targets. For real estate, changes in interest rates influence real estate capitalization rates, with higher interest rates ultimately resulting in higher capitalization rates and lower property values, all other things being equal. However, interest rates and capitalization rates do not always move in lockstep as there typically is a lag between changes in interest rates and changes in capitalization rates, and especially for high quality properties.

Capitalization rates tend to be durable due to the long term, inflation-protected nature of tenant leases, which typically include annual rent increases.

Reinvestment risk could affect the price for our shares or their overall returns.

Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our securities portfolio’s current earnings rate. A decline in income could affect the NAV of our shares and our ability to pay distributions to stockholders.

We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.

We may invest from time to time in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans as compared to publicly traded securities.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, the financial health of the tenants, the property location and condition, competition from other properties, real estate taxes and government regulation. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases.

In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy, and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

Certain risks associated with CMBS may adversely affect our results of operations and financial condition.

We may invest a portion of our assets in pools or tranches of CMBS. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. As a result, the commercial mortgages underlying CMBS generally face the risks described above in “—We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition,” including risks that may adversely affect our results of operations and financial condition

There are certain risks associated with the insolvency of obligations backing CMBS and other investments.

The commercial real estate loans backing the CMBS and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. In addition, in the event of the insolvency of a borrower, payments made on such commercial mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time before insolvency.

There are certain risks associated with CMBS interest shortfalls.

Our CMBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the CMBS. Interest shortfalls to the CMBS trust will occur when the servicer does not advance full interest payments on defaulted loans. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Interest shortfalls to the CMBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to CMBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a CMBS trust until the servicer’s claim is satisfied.

Concentrated CMBS investments may pose specific risks beyond the control of the Advisor that may adversely affect our results of operations and financial condition.

Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBSs or CMBSs secured by a small or less diverse collateral pool. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Advisor relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.

Our CMBS investments face risks associated with extensions that may adversely affect our results of operations and financial condition.

Our CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Advisor’s consent.

We may invest in structured products that may include structural and legal risks.

We may invest from time to time in structured products. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans, as well as MBS credit default swaps (e.g., CMBX). Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets.

We will face risks related to our investments in collateralized debt obligations.

We may invest from time to time in collateralized debt obligations (“CDOs”). CDOs include, among other things, collateralized loan obligations (“CLOs”) and other similarly structured securities. CDOs may charge a management fee and administrative expenses. CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.

Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. While interest rates are currently expected to remain at favorable rates in the near term, there is a consensus that the U.S. Federal Reserve will continue to increase benchmark interest rates, which could negatively impact the price of debt securities and could adversely affect the value of our investments.

We may invest in subordinated debt, which is subject to greater credit risk than senior debt.

We may from time to time invest in debt backed principally by real estate, including junior tranches of CMBS and “mezzanine” or junior mortgage loans, that are subordinated in an issuer’s capital structure. Investments in subordinated debt involve greater credit risk of default than the senior classes of the issue or series. To the extent we invest in subordinated debt of an issuer’s capital structure or subordinated CMBS bonds, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of any senior creditors and, to the extent applicable, contractual inter-creditor or participation agreement provisions.

We may face risks related to our investments in mezzanine loans.

Although not secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks.

We may invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.

We may invest from time to time in non-controlling equity positions and other real estate-related interests. Preferred equity investments are subordinate to any indebtedness, but senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property.

We may face risks associated with hedging transactions.

We may utilize a wide variety of derivative financial instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. We may use these instruments to manage or mitigate our risk to the exposure of the effects of currency changes as a result of our international investments or interest rate changes due to variable interest rate debt. Any such hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such hedging transaction, and the Advisor may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. See “—We may invest in derivatives, which involve numerous risks” below.

We may invest in derivatives, which involve numerous risks.

We may enter into derivatives transactions including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for investment, hedging or leverage purposes. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.

Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon the exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

We may face risks associated with short sales.

We may engage in short sales where we do not own or have the right to acquire the security sold short at no additional cost. Our use of short sales for investment or risk management purposes subjects us to risks associated with selling short. Our loss on a short sale theoretically could be unlimited in a case where we are unable, for whatever reason, to close out a short position. Short selling also involves a form of financial leverage that may exaggerate any losses. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to us.

We may incur contingent liabilities in connection with the disposition of investments.

In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which the Advisor may establish reserves or escrow accounts.

Our status as a banking entity could prevent us from making necessary adjustments to our securities portfolio in a timely manner.

The Volcker Rule and its implementing regulations prohibit banking entities from engaging in “proprietary trading” (as defined in those regulations). For example, short-term trades with a turn of 60 days or less are subject to a rebuttable presumption that they constitute proprietary trading under the Volcker Rule. The Volcker Rule prohibition of proprietary trading could impact our ability to obtain liquidity under certain circumstances, which in turn could negatively impact our returns with respect to our investments in financial instruments, distributions to our stockholders, or repurchases pursuant to our share repurchase plan, as well as our ability to fund investments in line with our investment objectives.

Political changes may affect the markets for real estate-related assets.

The current regulatory environment in the United States may be impacted by future legislative developments, such as amendments to key provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act. On February 3, 2017, President Trump signed an executive order calling for the administration to review U.S. financial laws and regulations in order to determine their consistency with a set of core principles identified in the order. The full scope of President Trump’s short-term legislative agenda is not yet fully known, but it may include certain deregulatory measures for the U.S. financial services industry, including changes to Financial Stability Oversight Council, the Volcker Rule and credit risk retention requirements, among other areas. Changes in regulations impacting our operations, our investments or our tenants could adversely impact our business.

Risks Related to International Investments

We are subject to additional risks from our international investments.

We may purchase real estate investments located internationally and may invest in vehicles, including the International Affiliated Funds, that own investments located internationally. These investments may be affected by factors particular to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments are subject to risk, including the following risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such environmental laws;

•	existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions or exchange rate fluctuations;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions; and

•	the potential difficulty of enforcing obligations in other countries.

These risks may adversely impact our performance and ability to make distributions to our stockholders.

Investments in properties or other real estate–related assets outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate-related assets we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to the U.S. dollar may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity. Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT. Furthermore, while we have the capacity, but not the obligation, to utilize certain foreign exchange hedging instruments, there is no guarantee that this will be successful in mitigating foreign currency risks and in-turn may introduce additional risks and expenses linked to option premiums and mark-to-market costs.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on these international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs on to our tenants.

Lack of compliance with the United States Foreign Corrupt Practices Act, or FCPA, could subject us to penalties and other adverse consequences.

We are subject to the FCPA, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including potential competitors, are not subject to these prohibitions. Fraudulent practices, including corruption, extortion, bribery, pay-offs, theft and others, occur from time-to-time in countries in which we may do business. If people acting on our behalf or at our request are found to have engaged in such practices, severe penalties and other consequences could be imposed on us that may have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

We may be required to defer repatriation of cash from foreign jurisdictions in order to qualify as a REIT.

Investments in foreign real property may be subject to foreign currency gains and losses. Certain foreign currency gains will generally be excluded from income for purposes of determining our satisfaction of one or both of the REIT gross income tests; however, under certain circumstances (for example, if we regularly trade in foreign securities) such gains will be treated as non-qualifying income. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal income and other taxes on our income as a result of foreign currency gains. See “Material U.S. Federal Income Tax Considerations—Gross Income Tests” and “—Foreign Currency Gain.”

Entities through which we hold foreign real estate investments may be subject to foreign taxes, notwithstanding our status as a REIT.

Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States may be subject to income taxation by jurisdictions in which such assets are located or in which our subsidiaries that hold interests in such assets are located. Any such taxes could adversely affect our business, results of operations, cash flows or financial condition, and our cash available for distribution to our stockholders will be reduced by any such foreign income taxes.

Risks Related to Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Under our charter, we have a limitation that precludes us from borrowing in excess of 300% of our net assets, which approximates borrowing 75% of the cost of our investments (unless a majority of our independent directors approves any borrowing in excess of the limit and we disclose the justification for doing so to our stockholders), but such restriction does not restrict the amount of indebtedness we may incur with respect to any single investment. Our target leverage ratio is 30% to 50% of our gross real estate assets (measured using the fair market value of gross real estate assets, including equity in our securities portfolio), inclusive of property-level and entity-level debt, but excluding debt on our securities portfolio. See “Investment Objectives and Strategies—Borrowing Policies.” Our leverage ratio calculation will also factor in the leverage ratios of other vehicles and funds established by TH Real Estate in which we may invest, including the International Affiliated Funds. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may seek to obtain lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. We may utilize a line of credit for the benefit of Other THRE Accounts which may invest alongside us in one or more investments. In such circumstances, we generally intend to disclose such arrangements as part of our reporting and enter into arrangements to cause any Other THRE Accounts to bear (or reimburse us for) their pro rata share of any costs and expenses (including interest payments) allocable to such extensions of credit.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

The volatility of the global credit markets has made it more difficult for financial sponsors like Nuveen to obtain favorable financing for investments. A widening of credit spreads, coupled with the extreme volatility of the global debt markets and a rise in interest rates, has dramatically reduced investor demand for high yield debt and senior bank debt, which in turn has led some investment banks and other lenders to be unwilling to finance new investments or to only offer committed financing for these investments on unattractive terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary and continue, they may have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Risks Related to our Relationship with the Advisor and the Dealer Manager

We depend on the Advisor to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Advisor could have a material adverse effect on our business and ability to achieve our investment objectives.

Our success is dependent upon our relationship with, and the performance of, the Advisor in the acquisition and management of our real estate portfolio and our corporate operations. The Advisor may suffer or become distracted by adverse financial or operational problems in connection with TH Real Estate’s or Nuveen’s business and activities unrelated to us and over which we have no control. Should the Advisor fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

The termination or replacement of the Advisor could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing any line of credit we obtain.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the Advisor an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of the Advisor could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.

The Advisor’s inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by TH Real Estate, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisers, investment managers, real estate investment companies, REITs and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Advisor, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Advisor have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Advisor’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Advisor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The success of this offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and to successfully build and maintain a network of licensed broker-dealers.

The dealer manager for this offering is Nuveen Securities, LLC. The success of this offering and our ability to implement our business strategy is dependent upon the ability of our Dealer Manager to retain key employees and to build and maintain a network of licensed securities broker-dealers and other agents. If the Dealer Manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute shares in this offering, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. In addition, the Dealer Manager currently serves and may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

You will not have the benefit of an independent due diligence review of us by the Dealer Manager in connection with this offering and, if a conflict of interest arises between us and Nuveen, we may incur additional fees and expenses.

Because the Advisor and the Dealer Manager are affiliates of Nuveen you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. Accordingly, unless your financial advisor is affiliated with a broker-dealer that conducts an independent due diligence review and investigation of the terms of this offering, you will not have the benefit of such a review.

The fees we pay in connection with this offering and the agreements entered into with Nuveen and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to the Advisor, Dealer Manager and other Nuveen affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Nuveen and its affiliates, including the Advisor and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Operating Partnership’s partnership agreement, our dealer manager agreement, and any property management and other agreements we may enter into with affiliates of the Advisor from time to time.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our overall investment activities and the overall investment activities of the Advisor, the Dealer Manager, and their affiliates. The following risk factors enumerate certain but not all potential conflicts of interest that should be carefully evaluated before making an investment in us. The Advisor and the Advisor’s personnel may in the future engage in further activities that may result in additional conflicts of interest not addressed below. If any matter arises that we and our affiliates (including the Advisor) determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates (including the Advisor) may take such action as we determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and the Advisor or its affiliates will require approval by our board of directors, including a majority of our independent directors, not otherwise interested in such transaction. There can be no assurance that our board of directors or Nuveen will identify or resolve all conflicts of interest in a manner that is favorable to us.

The Advisor faces a conflict of interest because the fees it receives for services performed are based in part on our NAV; which the Advisor is ultimately responsible for determining.

The Advisor is paid a management fee for its services based on our NAV, which is calculated by our fund administrator, based on valuations provided by the independent valuation advisor and the Advisor. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

The Advisor’s management fee may not create proper incentives or may induce the Advisor and its affiliates to make certain investments, including speculative investments, which increase the risk of our real estate portfolio.

We pay the Advisor a management fee regardless of the performance of our portfolio. The Advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay the Advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

Because the management fee are based on our NAV, the Advisor may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to the Advisor.

TH Real Estate and Nuveen personnel work on other projects and conflicts may arise in the allocation of personnel between us and other projects.

The Advisor and its affiliates devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, a core group of real estate professionals devote substantially all of their business time not only to our activities but also to the activities of several other TH Real Estate and affiliated investment vehicles and any successor funds thereto (and their respective investments) and their related entities (which may include separate accounts, dedicated managed accounts and investment funds formed for specific geographical areas or investments). Consequently, conflicts are expected to arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Advisor and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

We may purchase assets from or sell assets to the Advisor and its affiliates, and such transactions may cause conflicts of interest.

We may purchase assets from or sell assets to the Advisor and its affiliates or their clients. These purchases and sales may cause conflicts of interest, including with respect to the consideration offered and the obligations of such affiliates. The purchases and sales referred to in this paragraph will be subject to the approval of a majority of directors (including a majority of our independent directors) not otherwise interested in the transaction.

Certain Other THRE Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.

Certain inherent conflicts of interest arise from the fact that Nuveen and its affiliates, including the Advisor, provide investment management and other services both to us and to other persons and entities, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including, without limitation, the sponsoring, closing and/or managing of Other THRE Accounts. In particular, there will be overlap of real property and real estate-related asset investment opportunities with certain Other THRE Accounts that are actively investing and similar overlap with future Other THRE Accounts. This overlap could create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us and there will be one or more investment opportunities where our participation is restricted.

TH Real Estate has an allocation policy in place to seek to ensure appropriate allocations of investment opportunities between us and Other THRE Accounts from time to time. TH Real Estate operates a transparent and objective set of procedures that encompasses the recording of the investment requirements of each client of TH Real Estate which is available to all investment teams within TH Real Estate, the registration of each investment opportunity introduced to TH Real Estate and the allocation of each opportunity, subject to appropriate monitoring by TH Real Estate’s control functions including its investment committee, with oversight from the risk and compliance functions.

Other THRE Accounts with similar investment objectives to ours engage in material real estate acquisitions each year. Total equity investments in the United States by Other THRE Accounts in each of 2015, 2016 and 2017 were $5.6 billion, $4.4 billion and $2.7 billion, respectively.

For a more detailed description of the allocation policies and procedures, see “Conflicts of Interest.”

While the Advisor will seek to manage potential conflicts of interest in a fair and reasonable manner as required pursuant to our charter and the Advisory Agreement, the portfolio strategies employed by the Advisor, TH Real Estate or their affiliates in managing the Other THRE Accounts could conflict with the strategies employed by the Advisor in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Advisor, TH Real Estate or their affiliates may also give advice to the Other THRE Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.

The allocation of investment opportunities may be based on the Advisor’s or its affiliates’ determination of the expected returns for such investments (e.g., specific investment opportunities with higher expected returns may be allocated to Other THRE Accounts whereas those with lower relative expected returns may be allocated to us). The Advisor, TH Real Estate or their affiliates may also give advice to the Other THRE Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours. At times, the investment professionals employed by the Advisor or its affiliates and other investment vehicles affiliated with the Advisor or Nuveen may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds or investment companies for which he or she exercises investment responsibility and not for us.

There may also be circumstances, including in the case where there is a seller who is seeking to dispose of a pool or combination of assets, properties, securities or instruments, where we and Other THRE Accounts participate in a single or related transactions with a particular seller where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of us and such Other THRE Accounts. The combined purchase price paid to a seller may be allocated among the multiple assets, properties, securities or instruments based on a determination by the seller, by a third-party valuation firm or by the Advisor and its affiliates. Similarly, there may also be circumstances, including in the case where there is a single buyer who is seeking to purchase a pool or combination of assets, properties, securities or instruments, where we and Other THRE Accounts participate in a single or related transactions with such buyer where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of us and such Other THRE Accounts. The allocation of such specific items may be based on the Advisor’s determination of the expected returns for such items (e.g., specific items with higher expected returns may be allocated to Other THRE Accounts whereas those with lower relative expected returns may be allocated to us or vice versa), and in any such case the combined purchase price paid by such buyer would be allocated among the multiple assets, properties, securities or instruments based on a determination by such buyer, by a third party valuation firm or the Advisor and its affiliates. There can be no assurance that the relevant investment will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated or received if such investment were sold independently rather than as a component of a portfolio sale that contains investments of Other THRE Accounts.

The amount of performance-based compensation charged and advisory fees paid by us may be less than or exceed the amount of performance-based compensation charged and management fees paid by Other THRE Accounts. Such variation may create an incentive for TH Real Estate to allocate a greater percentage of an investment opportunity to us or such Other THRE Accounts, as the case may be.

Our board of directors has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.

Our board of directors has adopted a resolution that renounces our interest or expectancy in, or in being offered an opportunity to participate in, business opportunities, and provides that none of Nuveen or its affiliates, our directors or any person our directors control must refrain from competing with us or present to us such business opportunities except under certain limited circumstances. Under this resolution, Nuveen and its affiliates and our directors or any person our directors control would not be obligated to present to us opportunities unless those opportunities are expressly offered to such person in his or her capacity as a director or officer and intended exclusively for us or any of our subsidiaries, and those persons will be able to engage in competing activities without any restriction imposed as a result of Nuveen’s or its affiliates’ status as a stockholder or Nuveen’s affiliates’ status as our officers or directors.

We may co-invest with Nuveen affiliates in real estate-related assets and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other THRE Accounts have a different principal investment, conflicts of interest may arise between us and Other THRE Accounts, and the Advisor may take actions that are adverse to us.

We may co-invest with Other THRE Accounts in investments that are suitable for both us and such Other THRE Accounts. We and the Other THRE Accounts may make or hold investments in the same asset or issuer. To the extent we hold interests that are different (including with respect to their relative seniority) than those held by such Other THRE Accounts, the Advisor and its affiliates may be presented with decisions when our interests and the interests of the Other THRE Accounts are in conflict and actions may be taken for the Other THRE Accounts that are adverse to us.

Other THRE Accounts may also participate in a separate tranche of a financing with respect to an issuer/borrower in which we have an interest or otherwise in different classes of such issuer’s securities. If we make or have an investment in a property in which an Other THRE Account has a mezzanine or other debt investment, TH Real Estate and its affiliates may have conflicting loyalties between its duties to us and to other affiliates. To the extent we hold an equity interest or an interest in a loan or debt security that is different (including with respect to their relative seniority) than those held by such Other THRE Accounts, the Advisor and its affiliates may have limited or no rights with respect to decisions when our interests and the interests of the Other THRE Accounts are in conflict, and TH Real Estate and its affiliates may have conflicting loyalties between duties to us and to other affiliates. In that regard, actions may be taken for the Other THRE Accounts that are adverse to us.

We may enter into joint ventures and other shared assets which will involve risks and conflicts of interests.

We and any Other THRE Accounts may invest in shared assets typically through the formation of joint ventures. Such joint venture investments will involve risks and conflicts of interests. See “—Risks Related Investments in Real Estate—We may make a substantial amount of joint venture investments, including with Nuveen’s affiliates and Other THRE Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”

Nuveen and its affiliates may raise or manage Other THRE Accounts which could result in the reallocation of Nuveen personnel and the direction of potential investments to such Other THRE Accounts.

Nuveen reserves the right to raise and manage additional accounts and funds, including the Other THRE Accounts and other opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate debt obligation and trading investment vehicles, real estate funds primarily making investments in a single sector of the real estate investment space (e.g., office, industrial, retail or multifamily) or making non-controlling investments in public and private debt and equity securities or investment funds that may have the same or similar investment objectives or guidelines as us, investment funds formed for specific geographical areas or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “—Certain Other THRE Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.” In particular, we expect that there will be overlap of real property and real estate-related asset investment opportunities with certain Other THRE Accounts that are actively investing and similar overlap with future Other THRE Accounts. The closing of an Other THRE Account could result in the reallocation of Nuveen personnel, including reallocation of existing real estate professionals, to such Other THRE Accounts. In addition, potential investments that may be suitable for us may be directed toward such Other THRE Accounts.

Disputes between Nuveen and our joint venture partners who have pre-existing investments with Nuveen may affect our investments relating thereto.

Some of the third-party operators and joint-venture partners with which the Advisor may elect to co-invest our capital may have pre-existing investments with Nuveen. The terms of these preexisting investments may differ from the terms upon which we invest with such operators and partners. To the extent a dispute arises between Nuveen and such operators and partners, our investments relating thereto may be affected.

Certain principals and employees may be involved in and have a greater financial interest in the performance of other Nuveen affiliated funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.

Certain of the principals and employees of the Advisor and the Dealer Manager may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our real estate portfolio. Such individuals may serve in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The other managed accounts and investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Advisor may have a greater financial interest in the performance of such other funds or accounts than our performance. Such involvement may create conflicts of interest in making investments on our behalf and such other funds and accounts. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to us and such organizations.

The Advisor may face conflicts of interest related to tenants.

Certain properties owned by us or an Other THRE Account may be leased out to tenants that are affiliates of Nuveen, including but not limited to Other THRE Accounts and their respective portfolio companies, which would give rise to a conflict of interest. In such events, the Advisor will endeavor to ensure that such conflicts are resolved in a fair and equitable manner, subject to applicable oversight of the board of directors.

The personnel of the Dealer Manager and the Advisor and their affiliates may trade in securities for their own accounts, subject to restrictions applicable to Nuveen and TH Real Estate personnel.

The officers, directors, members, managers and employees of the Dealer Manager and the Advisor may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and TH Real Estate and Nuveen policies, or otherwise determined from time to time by the Dealer Manager or the Advisor.

We expect to have a diverse stockholder group and the interests of our stockholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.

Our stockholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Advisor or its affiliates that may participate in the same investments as us. The conflicting interests of individual stockholders with respect to other stockholders and relative to investors in other investment vehicles may relate to or arise from, among other things, the nature of investments made by us and such other vehicles, the structuring or the acquisition of investments and the timing of disposition of investments and such other vehicles. As a consequence, conflicts of interest may arise in connection with decisions made by the Advisor, including with respect to the nature or structuring of investments, which may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In addition, we may make investments that may have a negative impact on related investments made by the stockholders in separate transactions. In selecting and structuring investments appropriate for us, the Advisor considers the investment and tax objectives of us (including our qualification as a REIT) and our stockholders (and those of investors in other investment vehicles managed or advised by the Advisor or its affiliate) as a whole, not the investment, tax or other objectives of any stockholders individually.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, our being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•	unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

Legislative, regulatory or administrative changes could adversely affect us or our stockholders.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.

On December 22, 2017 the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and would apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The Tax Cuts and Jobs Act makes numerous large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.

Prospective stockholders are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

Our qualification as a REIT could be jeopardized as a result of an interest in joint ventures or investment funds.

We intend to hold certain limited partner or non-managing member interests in partnerships or limited liability companies that are joint ventures or investment funds, such as the International Affiliated Funds. Such investments may be substantial and will, at least in the case of the International Affiliated Funds, take the form of non-managing, non-controlling interests. Our ability to qualify as a REIT will be affected by such investments. To the extent that our investment in an entity that is classified as a partnership for U.S. federal income tax purposes is not held through one of our taxable REIT subsidiaries (“TRSs”), our share of the gross income of the entity will be taken into account for purposes of determining whether we satisfy the REIT gross income tests and our share of the assets of the entity will be taken into account for purposes of determining whether we satisfy the REIT asset tests. In the case of the International Affiliated Funds, common commercial practices outside the United States may be inconsistent with the REIT rules for qualifying “rents from real property,” and exchange gains are likely to be recognized that may or may not be treated as non-qualifying income for purposes of the REIT gross income tests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity or contribute such interest to a TRS. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such actions in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In addition, we will have to take into account income of such joint ventures and investment funds that are classified as partnerships for tax purposes, without regard to whether such joint ventures or funds make distributions to us to fund our distribution requirements. We may avoid some of these risks by investing in the International Affiliated Funds or other joint ventures or funds that are classified as partnerships for U.S. federal income tax purposes through one of our TRSs. Under the REIT asset tests, however, no more than 20% of our assets may consist of TRS securities. In addition, in the case of any non-U.S. TRSs, we would expect to have to take into income the net income of such a TRS each year under the “subpart F income” rules applicable to “controlled foreign corporations” without regard to whether we receive any distributions from the TRS. Such subpart F inclusions are not clearly listed as types of qualifying income for purposes of the REIT 95% gross income test and, while the Internal Revenue Service has issued a number of private letter rulings treating such inclusions as qualifying income for purposes of the REIT 95% gross income test, we do not have such a ruling, and the Internal Revenue Service could challenge our treatment of such inclusions.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. Our REIT taxable income will include our allocable share of any partnerships (including investment funds and joint ventures that are treated as partnerships for federal income tax purposes) without regard to the amount, if any, of distributions we receive from such partnerships. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries and not more than 25% of our assets may be represented by nonqualified publicly offered REIT debt instruments. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

Our charter will not permit any person or group to own more than 9.8% of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

In order to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Our charter will prohibit beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive of our outstanding capital stock of all classes or series, which we refer to as the “ownership limits.” The constructive ownership rules under the Code and our charter are complex and may cause shares of our stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our capital stock by a person could cause another person to own constructively in excess of 9.8% of the outstanding shares of our common stock or our capital stock, respectively, and thus violate the ownership limits. There can be no assurance that our board of directors, as permitted in the charter, will not decrease the ownership limits in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of an ownership limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of the charter to a charitable trust, and the person who attempted to acquire such excess shares will not have any rights in such excess shares, or in the transfer being void.

The ownership limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status).

Non-U.S holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that recognizes gain on a disposition of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally required to report such income on U.S. federal income tax returns and is subject to U.S. federal income tax at regular U.S. federal income tax rates under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock would be subject to tax under FIRPTA, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. Furthermore, certain distributions by us may be subject to tax under FIRPTA unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions. We do not expect our shares to be regularly traded on an established securities market. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.”

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us and/or other entities through which such international investments are made to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders has been reduced by legislation to 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates applicable to qualified dividends. The more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends even taking into account the lower 37% maximum rate for ordinary income and the 20% deduction for ordinary REIT dividends received in taxable years beginning after December 31, 2017 and before January 1, 2026, which could adversely affect the value of the shares of REITs, including our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

If the Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.

Our TRSs are subject to special rules that may result in increased taxes.

We may conduct certain activities or invest in assets through one or more TRSs. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. Other than some activities relating to hotel and health care properties, a TRS may generally engage in any business, including the provision of services to tenants of its parent REIT. A TRS is subject to U.S. federal income tax as a regular C corporation.

No more than 20% of the value of our total assets may consist of stock or securities of one or more TRSs. This requirement limits the extent to which we can conduct our activities through TRSs. The values of some of our assets, including assets that we hold through TRSs, may not be subject to precise determination, and values are subject to change in the future. Furthermore, if a REIT lends money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to the REIT, which could increase the tax liability of the TRS. In addition, as a REIT, we must pay a 100% penalty tax on certain payments that we receive if the economic arrangements between us and any of our TRSs are not comparable to similar arrangements between unrelated parties. We intend to structure transactions with any TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above; however, the IRS may successfully assert that the economic arrangements of any of our inter-company transactions are not comparable to similar arrangements between unrelated parties.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate risk will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if: (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (ii) such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. See “ Material U.S. Federal Income Tax Considerations—Gross Income Tests” and “—Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

We may choose to pay dividends in a combination of cash and our own common stock, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.

Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends they receive. In the case of non-U.S. stockholders, we generally will be required to withhold tax with respect to the entire dividend, which withholding tax may exceed the amount of cash such non-U.S. stockholder would otherwise receive.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are ERISA Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including the Advisor), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are ERISA Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of

ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “ERISA Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any ERISA Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ESTIMATED USE OF PROCEEDS

The following tables present information about the net proceeds raised in this offering for each class of shares, assuming that we sell the maximum primary offering amount of $4,000,000,000 and no shares under our distribution reinvestment plan. In both cases, the tables assume that 1/4 of our gross offering proceeds are from the sale of Class T shares, 1/4 of our gross offering proceeds are from the sale of Class S shares, 1/4 of our gross offering proceeds are from the sale of Class D shares and 1/4 of our gross offering proceeds are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in the manner approved by our board of directors, who serve as fiduciaries to our stockholders.

The estimated amount of upfront selling commissions and dealer manager fees reflected in the table below related to our Class T shares is calculated based on an assumed Class T purchase price of $10.00 plus $0.30 maximum upfront selling commissions and $0.05 dealer manager fees. The estimated amount of upfront selling commissions reflected in the table below related to our Class S shares is calculated based on an assumed Class S share purchase price of $10.00 plus $0.35 maximum upfront selling commissions. The actual amount of upfront selling commissions and dealer manager fees, however, will vary from the estimated amounts shown because (1) our Class T and Class S shares are sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class T and Class S share are a percentage of the transaction price and (2) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T and Class S shares. Any reduction in upfront selling commissions and dealer manager fees is accompanied by a corresponding reduction in the Class T and Class S per share purchase price to the applicable stockholder, but does not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase plan. Generally, our policy is to pay distributions from cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of assets, borrowings, return of capital or offering proceeds, or other sources to fund distributions to our stockholders.

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class T shares.

	Maximum Offering of $1,000,000,000 in Class T Shares
Gross Proceeds(1)	$1,000,000,000	100%
Upfront Selling Commissions and Dealer Manager Fees(2)	$33,816,425	3.38%
Organization and Offering Expenses(3)	$6,250,000	0.63%

Net Proceeds Available for Investment	$959,933,575	95.99%

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class S shares.

	Maximum Offering of $1,000,000,000 in Class S Shares
Gross Proceeds(1)	$1,000,000,000	100%
Upfront Selling Commissions(2)	$33,816,425	3.38%
Organization and Offering Expenses(3)	$6,250,000	0.63%

Net Proceeds Available for Investment	$959,933,575	95.99%

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class D shares.

	Maximum Offering of $1,000,000,000 in Class D Shares
Gross Proceeds(1)	$1,000,000,000	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$6,250,000	0.63%

Net Proceeds Available for Investment	$993,750,000	99.38%

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $1,000,000,000 in Class I Shares
Gross Proceeds(1)	$1,000,000,000	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$6,250,000	0.63%

Net Proceeds Available for Investment	$993,750,000	99.38%

(1)	Gross offering proceeds include upfront selling commissions and dealer manager fees that the Dealer Manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); however, in certain states this offering is subject to annual extensions.
(2)

For Class T shares only, includes upfront selling commissions of 3.0% of the transaction price and dealer manager fees of 0.5% of the transaction price. For Class S shares only, includes upfront selling commissions of 3.5% of the transaction price. Amounts presented in the tables are less than 3.5% of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5%. We also pay the following selling commissions over time as stockholder servicing fees to the Dealer Manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from offering proceeds. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees” and “Compensation—Stockholder Servicing Fees.”
(3)	The Advisor has agreed to advance all of our organization and offering expenses on our behalf through the first anniversary of the commencement of this offering. We reimburse the Advisor for such advanced expenses ratably over the 60 months following the first anniversary of the commencement of this offering. We reimburse the Advisor for any subsequent organization and offering expenses it incurs on our behalf as and when incurred. The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering and include estimated wholesaling expenses reimbursable by us. See “Compensation—Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

Our investment objectives are to:

•	provide regular, stable cash distributions;

•	target institutional quality, stabilized commercial real estate to achieve an attractive distribution yield;

•	preserve and protect stockholders’ invested capital;

•	realize appreciation from proactive investment management and asset management; and

•	seek diversification by investing across leading global cities and across real estate sectors including office, industrial, multifamily and retail.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” section of this prospectus.

Investment Strategy

Through its affiliation with TH Real Estate, which comprises Nuveen’s real estate business, the Advisor will acquire, manage and sell properties in our portfolio on our behalf, subject to the supervision and oversight of our board of directors. TH Real Estate is one of the world’s largest real estate investment managers, with approximately $109 billion in real estate assets under management across its equity and debt platform around the world, including over $74 billion in real estate assets under management in the United States. Our objective is to bring TH Real Estate’s leading real estate investment platform with an institutional fee structure to the public, non-listed REIT industry.

TH Real Estate has designed an investment strategy, developed from long-term structural growth research, that is focused on commercial real estate investments in or around a universe of cities TH Real Estate believes are well positioned across North America, Europe and the Asia-Pacific region. We will seek to build a diversified portfolio of high quality, stabilized, income-orientated commercial real estate with good fundamentals located in or around certain global cities that have been identified, through TH Real Estate’s research and filtering process, for their resilience, structural performance potential and ability to deliver an attractive and stable distribution yield.

TH Real Estate has selected cities using a two-pronged approach to top-down analysis, seeking to capture both structural megatrends and tactical real estate fundamentals that TH Real Estate believes will provide a strong foundation for long-term success. We use the term structural megatrends to describe long-term trends which play out over decades as opposed to the short-term business cycle. Several key examples of such trends which we may consider in evaluating a potential investment include: (1) demographic changes (e.g., population growth, urbanization, aging population), (2) technology changes (e.g., online retailing), (3) sustainability, and (4) shift of economic/political power and class demographics (e.g., recent strong growth in middle class consumers in developing countries). We use the term “tactical real estate fundamentals” to refer to economic and demographic variables relevant to our real estate investment criteria (e.g., vacancy rates, new construction rates, take-up of space and employment growth), which we evaluate with regard to market cycles impacting markets over one to five year periods. At the investment level, the focus will be on high quality assets in strong locations with high occupancy levels and secure income streams. We use the term “strong locations” to refer to geographic locations with stable and high demand from real estate occupiers that fall within our real estate investment criteria. The strength of the location will depend on many factors such as infrastructure, proximity, micro-climate, effectiveness of local government, crime rates, green space, etc., which are evaluated by TH Real Estate and the Advisor. To enhance returns, and because of TH Real Estate’s global platform and local expertise, assets with the potential for asset management and growth will be sought out where possible.

The following cities have been identified by TH Real Estate for investments in real properties and debt backed principally by real estate:

North America	Europe	Asia-Pacific

Anaheim, CA

Atlanta, GA

Austin, TX

Boston, MA

Charlotte, NC

Chicago, IL

Dallas, TX

Denver, CO

Fort Lauderdale, FL

Houston, TX

Las Vegas, NV

Los Angeles, CA

Miami, FL

Minneapolis, MN

Nashville, TN

New York, NY

Oakland, CA

Orlando, FL

Philadelphia, PA

Phoenix, AZ

Portland, OR

Riverside, CA

Sacramento, CA

Salt Lake City, UT

San Antonio, TX

San Diego, CA

San Francisco, CA

San Jose, CA

Seattle, WA

Tampa, FL

Toronto, Canada

Vancouver, Canada

Washington, DC

Amsterdam, Netherlands

Ankara, Turkey

Antwerp, Belgium

Barcelona, Spain

Berlin, Germany

Bilbao, Spain

Birmingham, UK

Bologna, Italy

Bordeaux, France

Bristol, UK

Brussels, Belgium

Bucharest, Romania

Budapest, Hungary

Copenhagen, Denmark

Dublin, Ireland

Edinburgh, UK

Frankfurt, Germany

Geneva, Switzerland

Gothenburg, Sweden

Hamburg, Germany

Helsinki, Finland

Istanbul, Turkey

Leeds, UK

London, UK

Luxembourg, Luxembourg

Lyon, France

Madrid, Spain

Manchester, UK

Milan, Italy

Munich, Germany

Oslo, Norway

Paris, France

Prague, Czech Rep.

Rome, Italy

Sofia, Bulgaria

Stockholm, Sweden

Stuttgart, Germany

The Hague, Netherlands

Toulouse, France

Vienna, Austria

Warsaw, Poland

Zurich, Switzerland

Adelaide, Australia

Auckland, New Zealand

Beijing, China

Brisbane, Australia

Canberra, Australia

Guangzhou, China

Hong Kong, Hong Kong

Melbourne, Australia

Nagoya, Japan

Osaka, Japan

Perth, Australia

Seoul, Korea

Shanghai, China

Shenzhen, China

Singapore, Singapore

Sydney, Australia

Tokyo, Japan

We will predominantly invest in the cities listed above, but may selectively choose to invest in cities not on this list. Further, this list will be periodically reviewed by the Advisor and is subject to change over time based on the Advisor’s proprietary research and analysis.

We expect that a majority of our real estate investments will be located in the United States and that a substantial but lesser portion of our portfolio will include properties in Canada, Europe and the Asia-Pacific region. In order to enhance the level of diversification, we intend to make our European and Asia-Pacific investments through other vehicles and funds established by TH Real Estate, including the European Cities Fund and the Asia-Pacific Cities Fund (collectively, the “International Affiliated Funds”). The International Affiliated Funds are designed by TH Real Estate and utilize the same cities focused long-term research strategy we intend to employ.

Our investments in primarily stabilized income-oriented commercial real estate in the United States focus on a range of asset types including office, industrial, multifamily and retail properties, as well as other specialty property types (e.g., healthcare, student housing, senior living, hospitality and leisure). We are targeting up to 40% of our total assets less cash will be in investments in similarly stabilized, income-orientated commercial real estate located outside of the United States, including our interests in the International Affiliated Funds. We consider a property to be “stabilized” when it is leased to market occupancy, has minimal short-term tenant turnover and requires minimal capital improvements to maintain present operating standards.

We will seek to complement our real estate investments by investing to a lesser extent in “real estate-related assets”, which we define as including:

•	Real estate securities, such as common and preferred stock of publicly traded REITs and other real estate companies (“real estate-related securities”). These securities will provide a source of liquidity for our share repurchase plan, cash management and other purposes; and

•	Debt backed principally by real estate, such as mortgage loans, subordinated mortgage loans, mezzanine loans and commercial mortgage-backed securities. These investments will help to provide a secure source of income with an element of downside protection from potential declines in the value of real estate held by equity investors.

Our real estate-related securities strategy is designed to generate current income by following a largely sector-neutral approach, with the aim of giving investors broad real estate exposure, diversification and a more consistent return profile. We also believe that our real estate-related securities will help maintain sufficient liquidity to satisfy monthly repurchase requests under our share repurchase plan and manage cash before investing subscription proceeds into properties while also seeking to generate superior, risk-adjusted returns over the long term by actively managing the portfolio.

Our commercial real estate debt strategy is designed to provide a secure source of income with an element of downside protection from potential declines in the value of real estate held by equity investors. We believe that our investments in commercial mortgages will offer stable, income-focused returns with a low correlation to wider property and investment markets, as well as offering substantial downside and performance protection. Commercial mortgages typically offer attractive risk-adjusted returns, especially in the later stages of the property cycle, and complement our long-term strategy by acting as a diversifier within the portfolio.

We believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner, as we are not limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Subject to limitations in our charter, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the Advisor, including present and future real estate limited partnerships and REITs sponsored by affiliates of the Advisor. We also may acquire interests in or securities issued by these joint ventures, tenant-in-common investments or other joint venture arrangements or other Nuveen-sponsored programs.

Potential Competitive Strengths

The Advisor will draw upon the substantial real estate investment experience of TH Real Estate. TH Real Estate’s affiliation with Nuveen and its other affiliates, including Nuveen Asset Management, enables TH Real Estate to offer global real estate solutions across the equity, debt and securities sectors by drawing on their dedicated specialist teams. TH Real Estate’s key competitive strengths are:

•	Global platform with specialist local expertise—over 500 professionals located in offices in 20 cities throughout the United States, Europe and the Asia-Pacific region, offering deep local expertise coupled with a sophisticated global perspective.

•	Deep real estate experience—over 80 years of real estate investing experience with approximately $107 billion in assets under management and specializing across five key sectors: retail, office, industrial, multifamily and commercial real estate debt. TH Real Estate was ranked as one of the largest real estate investment managers based on assets under management by the 2017 annual survey conducted by INREV, ANREV, and NCREIF;

•	Established investment process—TH Real Estate operates within a defined investment process with established risk controls that are supervised by an investment committee comprised of senior investment professionals from across the regions together with representatives from the specialist teams. TH Real Estate draws on the knowledge and experience of its global real estate business to ensure that each investment decision results from a rigorous process.

•	Market-leading research capability—a fully integrated global real estate research team that provides TH Real Estate and its clients with global views on market cycles, relative value and a deep understanding of long-term structural shifts and trends that it believes will shape the future of real estate. This “Tomorrow’s World” approach sits at the core of TH Real Estate’s investment process and business operations.

•	Client Alignment—TH Real Estate demonstrates an alignment of interest with its clients through the co-investment by its parent company, TIAA, in investment vehicles managed by TH Real Estate, including TIAA’s commitment to purchase $300 million of Class N shares of our common stock.

•	Responsible Investing—TH Real Estate is an industry leader in sustainable real estate investing and is dedicated to embracing sustainability and reducing the risk and impact of climate change. TH Real Estate is actively considering the impact of megatrends on the assets of today and tomorrow, with investment strategies focused on opportunities to safeguard and enhance value for its clients. TH Real Estate made a public commitment in March 2017 to reduce the energy intensity of its global equity portfolio by 30% by the year 2030, based on a 2015 baseline. TH Real Estate believes that good stewardship of the environment can produce attractive long-term returns while also contributing to positive outcomes for the economy and the well-being of individuals and communities. TH Real Estate has received an A+ rating by the United Nations-backed Principles for Responsible Investment, is a member of the Global Real Estate Sustainability Benchmark, and winner of the 2017 EPA Energy Star Partner of the Year Sustained Excellence Award.

Investment Guidelines and Portfolio Allocation Targets

Our board of directors, including our independent directors, reviews our investment portfolio not less than quarterly. In addition, our board of directors has adopted investment guidelines which set forth, among other things, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments which we describe in more detail below. Our board of directors, including our independent directors, reviews the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, except as otherwise permitted under Maryland law or our charter, our board of directors will not amend our charter, including any investment policies that are provided in our charter and described under “—Charter-Imposed Investment Limitations” below, without the concurrence of holders of a majority of the outstanding shares entitled to vote, including without limitation, any amendment which would adversely affect the rights, preferences and privileges of our stockholders.

Our investment guidelines delegate to the Advisor authority to execute acquisitions and dispositions of investments in real properties and real estate-related assets, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to the Advisor with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors is required to approve any acquisition of a single property or group of related properties requiring a net equity investment that exceeds the greater of (i) $250 million or (ii) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property. If a majority of our independent directors determines, or if the property is acquired from the Advisor, a director, Nuveen or any of their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.

We will seek to invest:

•	at least 80% of our total assets less cash in properties, including investments in the International Affiliated Funds, and debt backed principally by real estate; and

•	up to 20% of our total assets less cash in real estate-related securities.

Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, the Advisor’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes.

We do not expect to be able to achieve these allocations until we have raised substantial proceeds in this offering and acquired a broad portfolio of equity real estate investments. Prior to that time (the “ramp-up period”) we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Following the end of the ramp-up period, we believe that the size of our portfolio of investments should be sufficient for the Advisor to adhere more closely to our allocation targets, although we cannot predict how long our ramp-up period will last and cannot provide assurances that we will be able to raise sufficient proceeds in this offering to accomplish this objective.

Identification of Investments

The Advisor is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The Advisor will rely upon TH Real Estate’s investment professionals and investment committee process to identify investment opportunities and determine whether we will acquire a property when identified.

Through TH Real Estate’s scale and local presence across the United States, Europe and the Asia-Pacific region, it offers local expertise coupled with a global perspective. TH Real Estate’s experience and record of efficient transaction delivery has created a strong market presence and well-established relationships with agents and principals, enabling it to source marketed and off-market opportunities across some of the world’s most competitive investment markets.

TH Real Estate operates within a defined investment process with established risk controls that are supervised by its investment committee, comprising senior investment professionals together with representatives from the different specialist teams. TH Real Estate draws on the knowledge and experience of its global real estate business in seeking to ensure that any investment activity has been through a rigorous process.

Investments in Properties

To execute our investment strategy we intend to invest in or around certain global cities selected for their resilience, long-term structural performance and potential to deliver an attractive and stable distribution yield.

Our investments in commercial real estate focus on a range of asset types including office, industrial, multifamily and retail properties, as well as other specialty property types. We expect that a majority of our real estate investments will be located in the United States and a substantial but lesser portion of our portfolio will be located in Canada, Europe and the Asia-Pacific region. We target that up to 40% of our total assets less cash will be in investments located outside of the United States, including the International Affiliated Funds, which are managed by affiliates of the Advisor. We believe that owning indirect interests in the properties owned by the International Affiliated Funds, together with the properties we acquire directly, will result in a more diversified and stable portfolio of real estate investments for our stockholders in the short and medium term. Once our portfolio has achieved significant scale, we may invest directly in properties outside North America.

Ownership Interests

The Operating Partnership or one or more subsidiary entities controlled by the Operating Partnership acquires properties on our behalf. In many cases, we acquire the entire equity ownership interest in properties and exercise control over such properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors, including affiliates of the Advisor, to acquire properties. We generally acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.

Joint Ventures and Other Co-Ownership Arrangements

We may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties for the acquisition or improvement of properties for the purpose of broadening our portfolio of assets, as well as with entities affiliated with the Advisor subject to the approval of our board of directors, including a majority of our independent directors. In many cases, we may not control the management of the affairs of the joint venture. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders. In determining whether to invest in a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner. See “Risks Related to This Offering and Our Organizational Structure—We may make a substantial amount of joint venture investments, including with Nuveen’s affiliates and Other THRE Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of joint venture partners and disputes between us and our joint venture partners.”

In the event that the joint venture partner elects to sell property held in any such joint venture, we may not have sufficient funds to exercise any right of first refusal or other purchase right that we may have. Entering into joint ventures with other Nuveen-sponsored programs may result in certain conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest” and “Conflicts of Interest—Transactions with Other THRE Accounts and Other Affiliates.”

We may enter into joint ventures with affiliates for the acquisition of properties only if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners.

Due Diligence

The Advisor performs a comprehensive due diligence review on each property that it proposes to purchase on our behalf. The Advisor conducts primarily four types of due diligence:

•	Financial Due Diligence. The Advisor develops a preliminary underwriting as well as macroeconomic and microeconomic analyses for acquisition opportunities to determine the attractiveness of each potential transaction. Underwriting assumptions are developed from a variety of sources including analysis of historical operating statements, review of third-party market data, discussions with local real estate contacts, and data from TH Real Estate’s existing portfolios. The Advisor utilizes its propriety model to project expected future cash flows and runs various scenarios to analyze the attractiveness of the transaction.

•	Books and Records. Leases, rent rolls, and financial statements, for example, are reviewed and compared by third-party accounting firms as well as internal accountants in order to confirm cash flow information.

•	Physical Due Diligence. The Advisor hires third-party consultants to perform engineering and environmental reviews in order to determine the functionality of the property and to determine future capital expenditures. TH Real Estate’s internal engineering firm reviews these findings and the conclusions are incorporated into the underwriting. In addition, a sustainability including energy consumption analysis is completed as TH Real Estate has committed to reduce energy intensity across its overall real estate portfolio.

•	Legal Due Diligence. External counsel along with the Advisor’s internal counsel performs legal due diligence including reviewing and negotiating all legal documents and matters associated with the transaction. These documents can include purchase and sale agreements, leases, loan documents and title reports.

Exit Strategies

We anticipate that we will hold most of our properties for seven to ten years. One of the Advisor’s primary considerations in evaluating any potential investment opportunity is the likely exit strategy. When determining whether to sell a particular asset, the Advisor takes the following steps:

•	Evaluate Condition of the Property. Evaluate whether the asset is in the appropriate condition for a successful sale.

•	Assess Returns from the Property. Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of the projected cash flows of the property.

•	Evaluate Status of Business Plan. Evaluate whether it has successfully completed the value creation plan that was established at acquisition.

•	Assess Investment Profile of the Property within Investment Strategy. Assess whether the property’s investment profile at the time of exit consideration aligns with our overall investment strategy.

We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.

Generally, we reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.

Investments in the International Affiliated Funds

The International Affiliated Funds are private real estate funds managed by affiliates of TH Real Estate that invest exclusively in stabilized, income-oriented commercial real estate in Europe and the Asia-Pacific region. Our investments in the International Affiliated Funds enable us to invest side-by-side with a number of institutional investors into a diversified portfolio of high quality and stabilized commercial real estate with good fundamentals (i.e. core real estate) located in Europe and the Asia-Pacific region. Since the scale of capital required to acquire a diversified portfolio of these types of properties on a global basis and across sectors is substantial, we believe that owning indirect interests in the properties owned by the International Affiliated Funds will result in a more diversified and stable portfolio of real estate investments for our stockholders in the short and medium term. Once our portfolio has achieved significant scale, we may invest directly in properties outside North America.

The limited partnership interests we acquire in the International Affiliated Funds will generally be treated in the same way as investments by other investors in the International Affiliated Funds.

International investments involve unique risks. See “Risk Factors—Risks Related to International Investments.” Because our international investments may expose us to currency risks, we may enter into currency rate swaps or caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our currency risk.

The European Cities Fund

The European Cities Fund was formed in March 2016 as an open-end, Euro-denominated fund which seeks to build a diversified portfolio of high quality and stabilized commercial real estate with good fundamentals (i.e., core real estate) located in or around certain “Investment Cities” in Europe selected for their resilience, potential for long-term structural performance and ability to deliver an attractive and stable distribution yield. The European Cities Fund has selected such Investment Cities using the same two-pronged approach to top-down analysis that is used in our strategy to select Investment Cities in the United States. The European Cities Fund’s approach in Europe was also designed by TH Real Estate’s global real estate research team. This strategy captures both structural megatrends and tactical real estate fundamentals that TH Real Estate believes provide the European Cities Fund with a strong foundation for long-term success. The fund’s investment strategy has been designed with a long-term view of performance, identifying 42 Investment Cities whose commercial real estate is expected to have greater growth opportunities over the next 15-year plus time horizon than other cities in Europe.

The European Cities Fund’s investment strategy has been designed with a long-term view of performance, identifying 42 Investment Cities whose commercial real estate is expected to have greater growth opportunities over the next 15-year plus time horizon than other cities in Europe. As of December 31, 2017, the fund owns six real properties across Europe, consisting of four retail properties, one office property and one mixed-use property (gross asset value of approximately €865 million ($1.04 billion). In addition, the fund has acquired one European office property (gross asset value of approximately €100 million ($120 million) in March 2018 and has contracted to acquire two additional European offices (gross asset value of €300 million and €150 million), expected to close in April 2018 and December 2019, respectively.

The European Cities Fund was awarded “New Fund of the Year” at the 2017 Property Investor Europe Awards in recognition of the amount of capital the Fund had raised and its portfolio of acquisitions across Europe.

The European Cities Fund has aggregate capital commitments from institutional investors of €1.06 billion (approximately $1.26 billion). Each investor’s capital commitment in the fund is called as needed to make investments in accordance with the fund’s investment strategy, and for any other purpose permitted under the fund’s constituent documents. When amounts called by a drawdown notice are paid by an investor, the investor is issued co-ownership participation units in the specific fund investor vehicle in which such investor is investing.

The European Cities Fund pays its investment manager (the “ECF Manager”), Nuveen Management AIFM Limited, a TH Real Estate affiliate, an annual management fee equal to 1.10% of the NAV of the fund. The ECF Manager provides cash rebates such that the effective management fee will be reduced for investors whose capital commitments are €50 million or more as follows:

Commitment	Management Fee
€100 million or more	0.75%
€50 million or more	1.00%
Less than €50 million	1.10%

Additional discounts apply with respect to any investors committing to the fund in 2017, reducing the applicable management fee by 16%, other than in the case of an investment of at least €50 million but less than €100 million, where it will be reduced by 21%. Capital commitments made in 2018 will benefit from a 8% discount on the relevant management fee. Each subsequent capital commitment made by an investor who benefits from a discount will receive the same discount rate.

From and after the date our capital commitment in the European Cities Fund is accepted, we may, subject to certain restrictions and limitations, request that all or a portion of our units be redeemed by submitting to the fund’s general partner a written request to have all or part of our units redeemed. Units are subject to a two-year lock-up and thereafter a redemption fee of 2% is charged if the fund is required to sell an asset to fund the redemption.

The Asia-Pacific Cities Fund

The Asia-Pacific Cities Fund has not yet been formed, and is currently seeking capital commitments to launch its investment activities. We expect it to commence operations in the first half of 2018. The Asia-Pacific Cities Fund will be an open-end, pan-Asia-Pacific vehicle seeking to build a diversified portfolio of high quality and stabilized commercial real estate with good fundamentals (i.e., core real estate) located in or around selected “Investment Cities” in the Asia-Pacific region. The fund will be U.S. dollar-denominated.

The Asia-Pacific Cities Fund will select the Investment Cities in which it intends to invest using the same two-pronged approach to top-down analysis that is used in our strategy to select Investment Cities in the United States. This approach in the Asia-Pacific region was also designed by TH Real Estate’s global real estate research team. This strategy captures both structural megatrends and tactical real estate fundamentals that TH Real Estate believes will provide the Asia-Pacific Cities Fund with a strong foundation for long-term success by identifying Investment Cities where commercial real estate is expected to have greater growth opportunities over the next 15-year plus time horizon than other cities in the Asia-Pacific region.

Investments in Real Estate-Related Assets

In addition to our investments in commercial real estate properties, we may also invest in other real estate-related assets, including common and preferred stock of publicly traded REITs and other real estate companies (“real estate-related securities”), and debt backed principally by real estate, such as mortgage loans, subordinated mortgage loans, mezzanine loans and commercial mortgage-backed securities, as further described below.

Investments in Real Estate-Related Securities

We intend to invest in income-producing common stocks of publicly traded companies engaged in the real estate industry primarily in the United States but also internationally. These companies derive at least 50% of their revenues or profits from the ownership, construction, management, financing or sale of real estate, or have at least 50% of the fair market value of their assets invested in real estate. We expect to invest up to 20% of our total assets less cash in real estate-related securities.

Through investment in real estate-related securities, we may be able to gain access to the benefits of real estate investing in a manner that provides for liquidity and the potential for an exposure to real estate assets with greater diversification across geographies and property types. Furthermore, arbitrage opportunities exist for active managers to take advantage of when listed securities exposure is priced differently from direct real estate exposure, thereby increasing the potential total return for investors.

We believe that our investment in real estate-related securities will help to:

•	maintain liquidity to satisfy any share repurchases we choose to make in any particular month;

•	manage cash before investing subscription proceeds into real properties; and

•	generate superior, risk-adjusted returns over the long-term.

The Advisor will draw upon the resources of an investment affiliate, Nuveen Asset Management, and will delegate to it the investment and management of our portfolio of real estate-related securities. Nuveen Asset Management leverages the competitive advantages of the broader TH Real Estate platform and its own proprietary investment models to seek attractive real estate-related securities investment opportunities throughout the capital structure.

In selecting real estate-related securities for us, Nuveen Asset Management utilizes a team-based investment philosophy and primarily employs a bottom-up approach that relies on fundamental research. The real estate-related securities selection process starts by identifying the assets that fit the key characteristics of the asset class.

From that group, Nuveen Asset Management assesses each asset’s total return potential by employing a number of relative value screens based on proprietary as well as third-party research. Some characteristics of a company that are incorporated in these screens include: the value of its assets, its profitability, its cash flow, the sustainability of its earnings, and its management team. Nuveen Asset Management will select companies that exhibit strong management teams, a strong competitive position, above average growth in revenues and a sound balance sheet. These companies may be of any market capitalization, including small- and mid-capitalization companies.

The majority of real estate securities investments will be invested in REITs. REITs generally can be divided into the following three types:

•	Equity REITs, which invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains or real estate appreciation;

•	Mortgage REITs, which invest the majority of their assets in real estate mortgage loans and derive their income primarily from interest payments; and

•	Hybrid REITs, which combine the characteristics of equity REITs and mortgage REITs.

We expect to emphasize investments in equity REITs, although we may invest in all three kinds of REITs.

Portfolio construction is achieved through bottom-up analysis, allowing for diversification across geographic regions and property types. Maximum exposure to a single issuer is the greater of 5% or 1.5 times the benchmark weight. As sector selection is not emphasized in our process, we do not provide guidelines for sector exposure. At various points in the market cycle, however, macro considerations may allow the portfolio to deviate more than usual from sector weights relative to the benchmark. Over time the weighted average differential is expected to be minimal.

Investments in Debt Backed Principally by Real Estate

We may invest in debt backed principally by real estate, which may include commercial mortgage loans, bank loans, mezzanine loans and other interests relating to real estate. Commercial mortgage loans are typically secured by single-family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured as a result of foreclosure by the senior lender. We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate.

Issuing Securities for Property

Subject to limitations contained in our charter, we may issue, or cause to be issued, shares of our stock or limited partnership units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase any such shares of our stock or limited partnership units, and any such issuance might cause a dilution of a stockholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at specified times. Although we may enter into such transactions, we do not currently intend to do so.

Derivative Instruments and Hedging Activities

We may use derivatives for hedging purposes and, subject to maintaining our status as a REIT and compliance with any applicable exemption from being regulated as a commodity pool operator, we may also use derivatives for investment purposes and as a form of effective leverage. Our principal investments in derivative instruments may include investments in interest rate swaps, interest rate caps, total return swaps, credit default swaps and indices thereon, and short sales (typically related to treasuries), but we may also invest in futures transactions, options and options on futures. See “Risk Factors—We may invest in derivatives, which involve numerous risks.” Under the REIT provisions of the Code, any income that we generate from transactions intended to hedge our interest rate risk will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if certain requirements are met. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Material U.S. Federal Income Tax Considerations—Gross Income Tests” and “—Hedging Transactions.”

Cash, Cash Equivalents and Other Short-Term Investments

We intend to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:

•	money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Other Investments

We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code. We do not intend to underwrite securities of other issuers.

Borrowing Policies

We intend to use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. Subject to the limitations on indebtedness for money borrowed in our charter described below, our target leverage ratio after our ramp-up period (i.e., after we have raised substantial proceeds in this offering and acquired a broad portfolio of real estate investments) is 30% to 50% of our gross real estate assets (measured using the fair market value of gross real estate assets, including equity in our securities portfolio), inclusive of property-level and entity-level debt, but excluding debt on our securities portfolio. Our leverage ratio calculation will also factor in the leverage ratios of other vehicles and funds established by TH Real Estate in which we may invest, including the International Affiliated Funds. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation above. Furthermore, the refinancing of any amount of existing indebtedness will not be deemed to constitute incurrence of new indebtedness so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing).

Our real estate-related assets portfolio may have embedded leverage. During our ramp-up period, but subject to the limitation on indebtedness for money borrowed in our charter described below, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us or the Operating Partnership. In an effort to provide for a ready source of liquidity to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flows and/or net proceeds from our continuous offering, we may decide to seek to obtain a line of credit under which we would reserve borrowing capacity. If we decide to obtain a line of credit and are able to do so, borrowings under the line may be used not only to repurchase shares, but also to fund acquisitions or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally will cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally will cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our targeted leverage ratio at times if the Advisor deems it advisable for us. For example, if we obtain a line of credit to fund repurchases, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio of 50% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed 50% of our gross real estate assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.

There is no limit on the amount we may borrow with respect to any individual property or portfolio. However, under our charter we may not incur indebtedness for money borrowed in an amount exceeding 300% of the cost of our net assets, which approximates borrowing 75% of the cost of our investments. This limitation includes indebtedness for money borrowed with respect to our securities portfolio. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities. We may exceed this charter limitation if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.

Our charter prohibits us from obtaining loans from any of our directors, Nuveen or any of their affiliates, unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same circumstances.

Temporary Strategies; Ramp-Up Period

Before we have raised substantial proceeds in this offering and acquired a broad portfolio of equity real estate investments, during the period in which the net proceeds of this offering are being invested or during periods in which the Advisor determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act and other applicable laws and regulations, we may deviate from our target allocations and invest less than 80% of our total assets less cash in properties, including investments in the International Affiliated Funds, and debt backed principally by real estate, and/or greater than 20% of our total assets less cash in real estate-related securities, or invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Advisor considers consistent with this strategy. It is impossible to predict when, or for how long, the Advisor will use these alternative strategies. There can be no assurance that such strategies will be successful.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds.

•	We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

•	We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities);

•	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	We will not make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the Advisor, Nuveen, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	We will not make or invest in mortgage loans, including construction loans but excluding any investment in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	We will not make or invest in mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) that are subordinate to any lien or other indebtedness or equity interest of any of our directors, Nuveen, the Advisor or any of our affiliates;

•

We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, Nuveen, the Advisor, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, Nuveen, the Advisor, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant;

•	We will not engage in the business of underwriting or the agency distribution of securities issued by other persons; or

•	We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system; or

•	We will not acquire equity securities unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions.”

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that neither we, the Operating Partnership nor any of the subsidiaries of the Operating Partnership is required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in the International Affiliated funds or other private real estate funds, or through joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other THRE Accounts may invest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we, the Operating Partnership and most, if not all, of our wholly and majority-owned subsidiaries of the Operating Partnership will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the Operating Partnership and in these subsidiaries of the Operating Partnership (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

As an alternative to compliance with the 40% test under Section 3(a)(1)(C) of the Investment Company Act, Rule 3a-1 under the Investment Company Act generally provides that, notwithstanding Section 3(a)(1)(C), an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, (x) no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary, (exclusive of U.S. government securities and cash items) consists of, and (y) no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined) is derived from, securities other than (i) U.S. government securities, (ii) securities issued by employees’ securities companies, (iii) securities issued by majority-owned subsidiaries of such company that are not investment companies nor relying on the exclusion from the definition of investment company in Section 3(b)(3), Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and (iv) securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we, the Operating Partnership and the subsidiaries of the Operating Partnership will satisfy this exclusion and we will monitor our holdings to ensure continuing and ongoing compliance with Rule 3a-1.

In addition, we believe that neither we, the Operating Partnership nor any of the wholly or majority-owned subsidiaries of the Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, the Operating Partnership and the subsidiaries of the Operating Partnership will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our and the Operating Partnership and its subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

If we, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership would ever fit within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other THRE Accounts. We may also invest in commercial mortgage loans, which we intend to structure in accordance with certain no-action letters issued by the SEC staff and classify as qualifying assets; otherwise, such loans will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of qualifying interests, including any joint ventures that we control or in which we share control, and qualifying commercial mortgage loans.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENTS IN REAL PROPERTIES AND REAL ESTATE-RELATED ASSETS

Real Estate Portfolio

As of April 1, 2018, we owned the properties described below.

Property Name	Location	Sector	Acquisition Date	Acquisition Price (millions)	Sq. Feet/ Number of Units	Weighted Average Occupancy Rate
Kirkland Crossing	Aurora, IL	Multifamily	December 8, 2017	$54.1	266 units	94%
West Phoenix Industrial	Phoenix, AZ	Industrial	December 21, 2017	$16.9	264,981 sq. ft.	100%
Denver Industrial Portfolio	Denver, CO	Industrial	December 28, 2017	$51.0	485,984 sq. ft.	100%

Description of Properties

The following information generally applies to all of our properties: we own a fee simple interest in each of our properties; we believe all of the properties are adequately covered by insurance and are suitable for their intended purposes; we are aware of no plans for any material renovations, improvements or development with respect to any of our properties except as described herein; and our properties face competition from similarly situated properties in and around their respective submarkets. The purchase price of our properties is used in approximating the federal tax basis of such property. We calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and improvements based upon estimated useful lives of 39 to 40 years (commercial) and 27.5 years (residential), furniture, fixtures and equipment for seven years, and site improvements for 15 years.

Kirkland Crossing

On December 8, 2017, we acquired the Kirkland Crossing Apartments (“Kirkland Crossing”), a multifamily property from an unaffiliated third party for approximately $54.1 million, exclusive of closing costs. Constructed in 2003, Kirkland Crossing consists of 266 units with a mix of one-, two- and three-bedroom units, and is located in Aurora, Illinois, a suburb of Chicago. As of December, 2017, in-place rents at Kirkland Crossing were approximately $1,588 per unit. Real estate taxes payable for the property for the tax year ended in 2016 were approximately $1,009,551.

Kirkland Crossing’s location offers convenient access to employment and retail. The city of Aurora is located approximately 32 miles from downtown Chicago, and is conveniently located close to the I-88 Corridor job market, home to the headquarters of several Fortune 1,000 companies, as well as both Argonne Lab and Fermi Lab which are two of the nation’s largest research facilities. The property is also situated between the Aurora and Route 59 BNSF Metro stops, both of which are top ten regional train stops by ridership and provide transportation to downtown Chicago in approximately 50 minutes. Kirkland Crossing is also located in a highly rated school district. We believe Kirkland Crossing has been well-maintained and has benefitted from continuous institutional ownership, with 80% of the units having recently gone through interior renovation. The opportunity exists to complete the remaining unit upgrades over the course of three years while also making improvements to the common areas of the property.

We believe that the sub-market in which Kirkland Crossing is located has favorable market fundamentals as population growth surrounding the property is more favorable than the Chicago market in general, and the area is highly affluent. Moreover, the multifamily housing supply near Kirkland Crossing has historically been low, and we believe it should remain so during the next several years given a minimal supply pipeline.

Consistent with most multifamily apartment properties, Kirkland Crossing has lease terms that are generally one year. Changes in the demand for the apartment units may significantly affect both the occupancy and the rental rates charged to tenants at Kirkland Crossing. However, we expect that both the management practices we implement together with our property-level operating partners will positively affect both demand for units and the ability to grow property level revenues at this property. The table below sets forth certain historical information with respect to the occupancy rate of Kirkland Crossing, expressed as a percentage of total gross leasable area, and the average effective annual base rent per leased square foot.

As of December 31,	Weighted Average Occupancy	Average Effective Annual Base Rent per Leased Square Foot(1)
2013	94%	$1.29
2014	90	1.31
2015	94	1.37
2016	94	1.41
2017	94	1.38

(1)	Average effective annual base rent per leased square foot is determined from the annualized December base rent per leased square foot of the applicable year and excludes tenant recoveries, straight-line rent and above-below market lease amortization.

West Phoenix Industrial

On December 21, 2017, we acquired West Phoenix Industrial (“West Phoenix Industrial”) from an unaffiliated third party for a gross purchase price of approximately $16.9 million, exclusive of closing costs. Constructed in 1998, West Phoenix Industrial is an industrial warehouse/distribution building totaling 264,981 square feet, and is located in Phoenix’s Southwest submarket. At the time of acquisition, West Phoenix Industrial was 100% leased to two tenants with a weighted average remaining lease term of three years at a weighted average rent of $3.82 per square foot per year. Real estate taxes payable for the property for the tax year ended in 2016 were approximately $89,975.14.

As of December 21, 2017, both of the tenants at West Phoenix Industrial occupied 10% or more of the rentable square footage. A leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services and a provider of logistics and supply chain management solutions leases 80% of the total gross leasable area of the property. The lease, which expires in September 2020, requires this tenant to pay base annual rent of approximately $3.84 per square foot on a monthly basis, provides for an annual 3%-base rent increase and has the option for one five-year renewal option. A wholesale automobile parts and supplies distributor leases the remaining 20% of the total gross leasable area of the property. The lease, which expires in August 2021, requires this tenant to pay base annual rent of approximately $3.72 per square foot on a monthly basis and provides for an annual 4% base rent increase.

West Phoenix Industrial is located within the Papago industrial park in Phoenix, which is an infill location approximately six miles west of downtown Phoenix and ten miles west of Phoenix Sky Harbor airport. The property is less than one mile south of Interstate 10 and 1.5 miles east of the new Loop 202 which will connect the southeast and southwest valleys once completed in 2019.

We believe that the Phoenix industrial market has favorable market fundamentals as it has experienced positive absorption for eight consecutive years and rent growth over the previous three years has averaged 5.2% per year. The Phoenix industrial market has a vacancy rate of only 7.8%, as of December 31, 2017.

The table below sets forth certain historical information with respect to the occupancy rate of West Phoenix Industrial, expressed as a percentage of total gross leasable area, and the average effective annual base rent per leased square foot.

As of December 31,	Weighted Average Occupancy	Average Effective Annual Base Rent per Leased Square Foot(1)
2013	N/A	N/A
2014	N/A	N/A
2015	80%	$4.32
2016	80	4.30
2017	100	3.82

(1)	Average effective annual base rent per leased square foot is determined from the annualized December base rent per leased square foot of the applicable year and excludes tenant recoveries, straight-line rent and above-below market lease amortization.

The following table sets forth certain information as of December 31, 2017 with respect to the expiration of leases currently in place at West Phoenix Industrial through December 31, 2027.

Year	Number of Leases Expiring	Approximate Gross Leasable Area of Expiring Leases (Square Footage)	% of Total Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($ in Thousands)(1)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2018	0	0	0%	$0	0%
2019	0	0	0	0	0
2020	1	212,349	80	815.42	81
2021	1	52,632	20	195.79	19
2022	0	0	0	0	0
2023	0	0	0	0	0
2024	0	0	0	0	0
2025	0	0	0	0	0
2026	0	0	0	0	0
2027	0	0	0	0	0

(1)	Amounts are calculated based on the July 2017 base rent for leases in place on December 21, 2017. Such amounts exclude tenant recoveries, straight-line rent and above-below market lease amortization.

Denver Industrial Portfolio

On December 28, 2017, we acquired a fee simple interest in an approximately 486,000 square foot three-property industrial portfolio located in the Central and West submarkets of Denver, Colorado (the “Denver Industrial Portfolio”). The portfolio was acquired from an unaffiliated third party for approximately $51.0 million, excluding closing costs. The Denver Industrial Portfolio is 100% leased to 20 tenants. The portfolio is comprised of one Class-A, 261,825 square foot bulk distribution warehouse (“16600 Table Mountain”) that is leased to two tenants, one 71,193 square foot urban small-bay warehouse that is leased to three tenants (“6400 Broadway”), and one 152,966 square foot urban infill property that is comprised of three buildings and leased to 15 tenants (“Bryant Street Quad”). The remaining weighted average lease term across the portfolio is 3.9 years. Real estate taxes payable for the properties in the Denver Industrial Portfolio for the tax year ended in 2016 were approximately $721,207.

Denver has achieved average annual absorption of over 4.1 million square feet over the past seven years, decreasing the availability rate from 13.1% in 2009 to 6.8% in 2016. We believe the Denver Industrial Portfolio properties are situated in desirable locations within a strong submarket.

Descriptions of the tenants that occupy more than 10% of the rentable square footage of each of the Denver Industrial Portfolio properties is provided below:

16600 Table Mountain — As of December 28, 2017, both of the tenants at 16600 Table Mountain occupied 10% or more of the rentable square footage. A privately owned trucking and warehouse distribution company leases 68% of the total gross leasable area of the property. The lease, which expires in December 2022, requires this tenant to pay base annual rent of approximately $5.50 per square foot on a monthly basis, provides for an approximate 2.7% rent increase and has the option for one, five-year renewal option. A provider of metal packaging for beverages, food and household products leases the remaining 32% of the total gross leasable area of the property. The lease, which expires in May 2019, requires this tenant to pay base annual rent of approximately $5.67 per square foot on a monthly basis, provides for a 3.0% rent increase and has the option for one, five-year renewal option.

6400 Broadway — As of December 28, 2017, all of the tenants at 6400 Broadway occupied 10% or more of the rentable square footage. A general contractor specializing in mechanical systems and designs leases 46% of the total gross leasable area of the property. The lease, which expires in October 2024, requires this tenant to pay base annual rent of approximately $6.65 per square foot on a monthly basis, provides for a 3.0% rent increase and has the option for one, five-year renewal option. A professional carpet cleaning and restoration equipment provider leases 36% of the total gross leasable area of the property. The lease, which expires in March 2022, requires this tenant to pay base annual rent of approximately $7.07 per square foot on a monthly basis, and provides for a 3.5% rent increase. A distributor of organic produce, beverages and dry goods leases 18% of the total gross leasable area of the property. The lease, which expires in July 2022, requires this tenant to pay base annual rent of approximately $6.90 per square foot on a monthly basis and provides for a 3.5% rent increase. This tenant initiated bankruptcy proceedings in 2015, and has since entered into a confirmed reorganization plan under which the reorganized debtor-lessor assumed the lease. As such, we believe the future enforceability of the existing lease will be unaffected by the bankruptcy.

Bryant Street Quad — As of December 28, 2017, one of the tenants at Bryant Street Quad occupied 10% or more of the rentable square footage. A showroom and provider of tile, stone, and bath products for homeowners and professionals leases 14% of the total gross leasable area of the property. The lease, which expires in May 2022, requires this tenant to pay base annual rent of approximately $6.00 per square foot on a monthly basis, provides for a 3.0% rent increase and has the option for one, five-year renewal option.

The table below sets forth certain historical information with respect to the occupancy rate of the Denver Industrial Portfolio, expressed as a percentage of total gross leasable area, and the average effective annual base rent per leased square foot.

As of December 31,	Weighted Average Occupancy	Average Effective Annual Base Rent per Leased Square Foot(1)
2013	N/A	$	N/A
2014	N/A		N/A
2015	93%		5.49
2016	95%		5.82
2017	100%		5.89

(1)	Average effective annual base rent per leased square foot is determined from the annualized December base rent per leased square foot of the applicable year and excludes tenant recoveries, straight-line rent and above-below market lease amortization.

The following table sets forth certain information as of December 31, 2017 with respect to the expiration of leases currently in place at the Denver Industrial Portfolio through December 31, 2027.

Year	Number of Leases Expiring	Approximate Gross Leasable Area of Expiring Leases (Square Footage in Thousands)	% of Total Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($ in Thousands)(1)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2018	3	20,380	4.2%	$131.34	4.5%
2019	4	101,992	21.0%	600.13	20.7%
2020	2	19,338	4.0%	127.51	4.4%
2021	4	49,507	10.2%	316.28	11.0%
2022	5	249,057	51.2%	1,497.13	49.6%
2023	0	0	0.0%	0	0%
2024	1	32,623	6.7%	216.94	7.5%
2025	1	12,672	2.6%	69.70	2.4%
2026	0	0	0%	0	0%
2027	0	0	0%	0	0%

(1)	Amounts are calculated based on the November, 2017 base rent for leases in place on December 28, 2017. Such amounts exclude tenant recoveries, straight-line rent and above-below market lease amortization.

Real Estate-Related Securities Portfolio

On December 22, 2017, we entered into a subscription agreement to invest €25,000,000 (approximately $30 million) into the European Cities Fund. As of April 1, 2018, we have not yet funded any portion of this investment, but anticipate fulfilling the commitment amount by the third quarter of 2018. For more information regarding the European Cities Fund, see “Investment Objectives and Strategies—Investments in the International Affiliated Funds—The European Cities Fund.”

During the period from February 16, 2018 to February 21, 2018, we made our first investments in real estate-related securities by investing approximately $20 million in shares of common stock of publicly-traded REITs.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained the Advisor to manage the acquisition and dispositions of our investments, subject to the board of directors’ supervision.

We have a seven-member board. Our board of directors may change the number of directors, but not to fewer than three directors nor more than 15. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Consistent with the NASAA REIT Guidelines, our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Nuveen, TH Real Estate or the Advisor. A director is deemed to be associated with Nuveen, TH Real Estate or the Advisor if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of us) in, is employed by, is an officer or director of, or has any material business or professional relationship with Nuveen, TH Real Estate or the Advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Nuveen or TH Real Estate or advised by the Advisor or an affiliate. A business or professional relationship is deemed material per se if the gross revenue derived by the director from Nuveen, TH Real Estate, the Advisor or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Nuveen, TH Real Estate, the Advisor or any of their affiliates. Our charter requires that a director have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.

Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. A vacancy created by an increase in the number of directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, or in the case of election of an independent director, after nomination by a majority of the remaining independent directors (if any remaining directors are independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our board of directors generally meets quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors rely heavily on the Advisor and on information provided by the Advisor. Our directors have a fiduciary duty to supervise the relationship between us and the Advisor. Our board of directors is empowered to approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowings, the general terms of which are set forth in this prospectus. The board of directors may revise these policies or establish further written policies on investments and borrowings and monitors our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.

Directors and Executive Officers

Our directors and executive officers are set forth below.

Name	Age	Position
Michael J.L. Sales	53	Chairman of the Board and Chief Executive Officer
Michael A. Perry	51	Director
John L. MacCarthy	58	Director
Donna Brandin	61	Independent Director
John R. Chandler	58	Independent Director
Steven R. Hash	53	Lead Independent Director
Robert E. Parsons, Jr.	62	Independent Director
G. Christopher McGibbon	45	Co-President, Head of North American Investment
Timothy S.G. Horrocks	52	Co-President, Head of European Investment
Chris S. Reilly	50	Co-President, Head of Asia-Pacific Investment
Austin H. Mitchell	38	Head of Global Real Estate Client Solutions
Keith A. Jones	35	Head of U.S. Client Solutions
Richard M. Kimble	41	Head of Portfolio Management
Alice L. Breheny	43	Head of Research
James E. Sinople	41	Chief Financial Officer and Treasurer
William M. Miller	44	Secretary

Michael J.L. Sales has served as our Chairman of the Board and Chief Executive Officer since July 2017. As Head of TH Real Estate, Mr. Sales is primarily responsible for overseeing the business across all regions. He is a member of the Executive Leadership Team, which sets and executes strategic goals for the business, and has over 25 years’ experience within the real estate industry. Working closely with senior investment managers, he ensures the business delivers good investment performance and world-class service that is in line with clients’ expectations. He also assists the Investor Relations Team in developing and maintaining client relationships. Mr. Sales is a member of the Investment Committee. Mr. Sales joined TH Real Estate as UK Property Investment Manager in 1994 and has held a number of senior management roles before his appointment as Head of TH Real Estate in 2015. He started his career in 1989 as a Development Surveyor at Morgan Grenfell Laurie, where he was then appointed to Head of UK Investment Agency in 1993. Mr. Sales holds a B.A. in Business Studies from Middlesex Business School, and a MPhil in Land Management from Reading University. He is a Member Associate of the Royal Institution of Chartered Surveyors and a member of the Investment Property Forum.

Mr. Sales is a valuable member of our board of directors because of his extensive real estate and investment experience and his tenure with TH Real Estate.

Michael A. Perry has served as a member of our board of directors since May 2017. He is Executive Vice President and Head of Global Product for Nuveen, where he is responsible for all equity, fixed income and alternative products offered globally through institutional and wealth management channels. Mr. Perry is also a member of Nuveen’s Executive Committee. Before joining Nuveen in July 2015, Mr. Perry spent five years at UBS Wealth Management, serving on its Executive Committee and responsible for investment advisory programs and research, planning, funds, alternative investments, insurance and the UBS Trust Company. Prior to UBS, Mr. Perry spent 15 years at Merrill Lynch as a senior executive leading a number of investment businesses focused on the wealth management channel. He also serves on the board of Youth, Inc. which empowers youth-

serving nonprofit organizations in the New York City area. Mr. Perry holds a B.S. in Industrial and Operations Engineering from the University of Michigan and an M.B.A. from the NYU Stern School of Business.

Mr. Perry is a valuable member of our board of directors because of his extensive experience with alternative investments and retail, high net worth and institutional client channels.

John L. MacCarthy has served as a member of our board of directors since July 2017. Since March 2017, he has served as the Chief Legal Officer of Nuveen, where he is responsible for overseeing the Legal and Compliance areas of the firm and he is a member of Nuveen’s Executive Committee. Mr. MacCarthy was appointed Chief Operating Officer of TIAA Global Real Assets in January 2016, where his responsibilities included overseeing and serving on the boards of subsidiary asset managers specializing in real estate, agriculture, timber, agribusiness private equity, and middle market lending. Mr. MacCarthy’s initial focus was on unifying the $65 billion assets under management (“AUM”) U.S. real estate business of TIAA Global Real Assets with the $30 billion AUM TH Real Estate business headquartered in London. Mr. MacCarthy joined Nuveen Investments as General Counsel in 2006, becoming Executive Vice President, Secretary and General Counsel in 2008. Before joining Nuveen, Mr. MacCarthy held various positions at the law firm of Winston & Strawn LLP starting in 1985, including Chairman of the Corporate Department and member of the firm’s Executive Committee from 2001 to 2006. Mr. MacCarthy is a member of the Illinois Bar and holds a J.D. from Stanford Law School. He also holds a B.A. in History and Economics from Williams College.

Mr. MacCarthy is a valuable member of our board of directors because of his experience serving on boards of a number of organizations and his history with Nuveen.

Donna Brandin has served as one of our independent directors since January 2018. Ms. Brandin has served as the Executive Vice President, Chief Financial Officer and Treasurer of the Lightstone Group since April 2008. In addition, she presently serves as the Chief Financial Officer, Treasurer and Principal Accounting Officer of five public, non-listed REITs sponsored by the Lightstone Group. Since October 2014, Ms. Brandin has served as a Director of Lightstone Enterprises Limited. Prior to joining the Lightstone Group in April 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007. From August 2004 to September 2007, Ms. Brandin was the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country. Prior to joining Equity Residential, Ms. Brandin held the position of Senior Vice President and Treasurer for Cardinal Health, Inc. from June 2000 through August 2004. Prior to 2000, Ms. Brandin held various executive-level positions at The Campbell Soup Company, Emerson Electric Company and Peabody Holding Company. Ms. Brandin is a certified public accountant and holds a B.S. in Business Administration from Kutztown University and a Masters degree in Finance from St. Louis University.

We believe that Ms. Brandin’s qualifications to serve on our board of directors include her considerable experience in financial matters, including specifically her experience as a chief financial officer of several organizations, including several public, non-listed REITs.

John R. Chandler has served as one of our independent directors since January 2018. Mr. Chandler is the Founder of Majesteka Investments Holdings, a private firm providing integrated strategic leadership and capital for emerging companies at the intersection of real estate, asset management, and technology. Prior to forming Majesteka in 2017, Mr. Chandler was Managing Director and Chairman of BlackRock Inc.’s Global Real Estate business with a focus on the strategic development of the platform as well as investment and client activities. He was also a member of the Real Estate Global Executive Committee, the BlackRock Alternative Investment Executive, and Investment Committees. He joined BlackRock in 2011 as Global Head of Real Estate with responsibilities for the business and investment performance of the platform. Prior to joining BlackRock, Mr. Chandler held various positions with LaSalle Investment Management, Inc. (“LIM”), most recently as the Global Chief Investment Officer and Executive Chairman for Asia Pacific. From 2000 until 2010, Mr. Chandler was based in Singapore as LIM’s Chief Executive Officer for Asia Pacific, where he was responsible for creating

LIM’s Asia Pacific business into a business with $7.4 billion of assets under management. Prior to relocating to Asia in 2000, Mr. Chandler was Managing Director for LIM’s direct investment activities in the United States. Mr. Chandler is a founding member of the Asian Real Estate Association, a member of the Americas Executive Committee as well as the Global Board of Trustees and Treasurer for the Urban Land Institute, an Executive Committee member at the Wharton School Real Estate Center, and member of the Pension Real Estate Association. Mr. Chandler holds a B.S. in Industrial Engineering from the University of Massachusetts and an M.B.A. from Harvard University.

We believe that Mr. Chandler’s qualifications to serve on our board of directors include his depth of experience in global real estate finance and investment management. His managerial roles at various investment management firms provide him with leadership experience that we believe is valuable to our board of directors in fulfilling its duties.

Steven R. Hash has served as our lead independent director since January 2018. From 2012 through the present, Mr. Hash has served as Co-Founder, President and Chief Operating Officer for Renaissance Macro Holding, LLC, a boutique equity research and trading business focused on macro research in the investment strategy, economics and Washington policy sectors. Prior to his co-founding of Renaissance Macro Holding, Mr. Hash served in various executive positions for Lehman Brothers/Barclays Capital, including: from 2006 to 2012, Global Head of Real Estate Investment Banking, where he was responsible for a global team conducting all investment banking and related activities in the real estate sector; from 2008 to 2011, Chief Operating Officer of Global Investment Banking, where he was responsible for all operations of the firm’s global investment banking functions; and from 2003 to 2006, Global Head of Equity Research, where he was responsible for all aspects of the firm’s Global Equity Research Department. Since 2013, Mr. Hash has served as an independent director, member of the Audit Committee and chairman of the Compensation Committee of Alexandria Real Estate Equities, Inc. and has been the lead independent director since 2017. Since 2015, he has served as an independent director of The Macerich Company and he is currently the lead independent director, chair of the Audit Committee and member of the Compensation Committee. Mr. Hash holds a B.A. in Business Administration from Loyola University and an M.B.A. from Stern School of Business at New York University.

We believe that Mr. Hash’s qualifications to serve on our board of directors are demonstrated by his experience as an independent director to public REITs and his significant experience in real estate investment banking. His managerial roles at various financial institutions focusing on equity research and real estate investment also provide him with leadership experience that we believe is valuable to our board of directors in fulfilling its duties.

Robert E. Parsons, Jr. has served as one of our independent directors since January 2018. Mr. Parsons has been the Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC since 2004, shortly after its founding. From 1995 to 2002, Mr. Parsons was the Chief Financial Officer of Host Marriott Corporation. He began his career with Marriott Corporation in 1981 and continued to work in various financial planning, strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as Treasurer of Host Marriott Corporation, before being promoted to Chief Financial Officer. Since 2010, Mr. Parsons has served as an independent director and as chair of the Audit Committee of the Board of Directors of CareyWatermark Investors, Inc. He has also served as an independent director and as chair of the Audit Committee of CareyWatermark Investors 2, Inc. since February 2015. He has also served as an independent director, member of the Audit Committee and chairman of the Compensation Committee of Excel Trust, Inc. from 2010 to 2015. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired both the Audit Committee and a special board committee. Since 2002, Mr. Parsons has also been a Managing Director of Wasatch Investments, a small privately held consulting and investment firm. Mr. Parsons holds a B.A. in Accounting and an M.B.A. from Brigham Young University.

We believe that Mr. Parsons’s qualifications to serve on our board of directors are demonstrated by his experience as an independent director to other public, non-listed REITs, and his leadership experience as an executive officer in the hospitality industry.

G. Christopher McGibbon has served as our Co-President, Head of North American Investment since July 2017. He also serves as Head of Americas for TH Real Estate where he is responsible for all TH Real Estate’s real estate investment operations in the United States. He has over 18 years of real estate acquisition, management and finance experience and is a member of the business’ Executive Leadership Team which oversees global strategic initiatives. Prior to assuming his current role in 2016, Mr. McGibbon served as the Portfolio Manager for the real property and commercial mortgage allocation of TIAA’s General Account and previously served as lead Portfolio Manager for TIAA’s direct real estate open-end vehicle. Prior to that, he was a director of real estate acquisition for the Western region and also worked in the mortgage division. He joined TIAA in 2001 having previously worked at Codina Development Corporation and The Related Group of Florida. Mr. McGibbon holds a B.S. in Business from the University of Maryland and an M.B.A. from the University of Florida.

Timothy S.G. Horrocks has served as our Co-President, Head of European Investment since July 2017. Mr. Horrocks also serves as Head of Continental Europe for TH Real Estate where he oversees TH Real Estate’s business activities in Continental Europe. He spends the majority of his time with the local management and investment teams to ensure client and shareholder expectations are met. He is also a member of the Executive Leadership Team, responsible for setting and executing strategic goals for the business. Mr. Horrocks has 30 years of experience in real estate, and joined TH Real Estate in 2001 as Chief Investment Officer for Continental European Property. In the same year, he was seconded to the Warburg-Henderson KAG joint venture, where he was Managing Director until June 2007. He started his career at Weatherall Green & Smith in 1987, becoming Director of Professional Services in 1989. In 1995, he joined Eurohypo AG as Head of International Property before moving to Deutsche Bank’s Open Ended Property Fund, Grundbesitz-Invest as Head of Portfolio Management. Mr. Horrocks holds a B.S. in Land Management from Reading University and is a Member of the Royal Institution of Chartered Surveyors. He is a frequent speaker and panelist at commercial real estate industry conferences.

Chris S. Reilly has served as our Co-President, Head of Asia-Pacific Investment since July 2017. He also serves as Managing Director for Asia-Pacific for TH Real Estate where he is responsible for the management and expansion of TH Real Estate’s Asia-Pacific business, including new investment products, partnerships, corporate offices and infrastructure. He is also a member of the Executive Leadership Team, responsible for setting and executing strategic goals for the business. Mr. Reilly has over 22 years of real estate experience, spending the last 15 years in Asia, and joined TH Real Estate in 1997 as a UK Direct Property Fund Manager. In 1999, he joined the global property securities team, and in 2001 he relocated to Singapore to specialize in property stocks and trusts in the Asia-Pacific region. He has in-depth investment experience of real estate capital markets, having launched several direct property fund vehicles during his career, as well as establishing a successful Asian property securities franchise. He became the head of TH Real Estate’s business in Asia in 2005. He is an active spokesperson and contributor to the real estate capital markets in Asia, and is credited with founding the Asia Pacific Real Estate Associate (APREA) in 2005. He is an Executive Board Member of the Asian Association for Investors in Non-Listed Real Estate Vehicles (ANREV). Mr. Reilly holds a B.A. and a M.A. in Economics from the Victoria University of Manchester. He also holds a M.A. in Property Valuation and Law from London’s Cass Business School. He is a Chartered Financial Analyst (CFA) Charterholder.

Austin H. Mitchell has served as our Head of Global Real Estate Client Solutions since July 2017. He also serves as Head of Global Product and Solutions as part of TH Real Estate’s Executive Leadership Team where he is responsible for the development of TH Real Estate’s client solutions. These solutions include new funds, joint ventures and separate accounts across real estate equity and debt in North America, Europe and the Asia-Pacific region. Mr. Mitchell has 16 years of experience in the real estate industry, and is a member of the Executive Leadership Team and is also the Chair of the Product Design Group, which evaluates all new client solutions and products. Mr. Mitchell works alongside Alice Breheny, Global Head of Research, jointly running the company’s Research & Development (“R&D”) function. The R&D team identifies global, structural trends and finds appropriate opportunities for real estate investors. Previously, Mr. Mitchell worked on the investment side of the industry at Henderson, Schroder Property Investment Management Limited and Jones Lang LaSalle. Mr. Mitchell is a member of the INREV Due Diligence Committee and a member of the Royal Institution of Chartered Surveyors. He holds a B.S. in Land Economy from Cambridge University and a MPhil in Economics and Geography from Reading University. He also holds an Investment Management Certificate.

Keith A. Jones has served as our Head of U.S. Client Solutions since July 2017. He also serves as a Managing Director and co-Head of Global Alternatives Product for Nuveen, where he is responsible for the development and ongoing management of Alternative Investment client solutions distributed through Nuveen’s U.S. institutional, wealth management and retirement channels. These solutions include new private funds, registered funds and separate accounts delivering access to real estate, real asset and private market strategies. Mr. Jones has over 10 years of experience in alternative investments and is a member of Nuveen’s Alternative Investment Committee. Before joining Nuveen in June 2016, Mr. Jones spent five years at Barclays where he was responsible for the origination, distribution and ongoing management of private equity, hedge funds and other private investments offered to high net worth individuals, family offices and institutional investors. Prior to Barclays, Mr. Jones worked at Merrill Lynch in the Global Investment Solutions group where he focused on product development and new initiatives, and eventually entered a leading role within the Alternative Investments group responsible for real asset origination. Mr. Jones holds a B.S. in Business Administration, with an emphasis in Finance and Accounting, from the University of Colorado at Boulder.

Richard M. Kimble has served as our Head of Portfolio Management since July 2017. Mr. Kimble has over 18 years of experience in structuring and managing equity and debt components of commercial real estate. Prior to his current position, Mr. Kimble held numerous roles on TH Real Estate’s transactions and portfolio management teams and has been involved in more than $8 billion of transactions. In 2012, he opened TH Real Estate’s San Francisco office and built out the Northwest transaction team. Before joining the firm in 2007, he worked for RER Financial Group and specialized in CMBS due diligence assignments, acquisitions, and debt restructurings. Mr. Kimble holds a B.S. in Economics from Mary Washington College and an M.B.A. from the University of North Carolina, Chapel Hill. In addition, he is a CFA Charterholder and is a member of the Urban Land Institute and Commercial Real Estate Development Association.

Alice L. Breheny has served as our Head of Research since July 2017. She also serves as Global Head of Research for TH Real Estate where she is Head of TH Real Estate’s Global Real Estate Research team. Ms. Breheny has 20 years of experience in property research, and manages a team of several analysts who are devoted to researching the direct property market in Europe, the United States and Asia. Ms. Breheny works alongside Austin Mitchell, Head of Global Product and Solutions, jointly running the R&D function, which ensures our research is applied and remains at the forefront of product development. The R&D team identifies global, structural trends and finds appropriate opportunities for real estate investors. Ms. Breheny is a member of the Property Investment Committee and the Global Product Committee, ensuring the research feeds into every stage of the investment process and product development. She is also a member of the Investment Property Forum, the Society of Property Researchers, INREV and the International Council of Shopping Centres. Ms. Breheny holds a B.A. in Geography from the University of Southampton.

James E. Sinople has served as our Chief Financial Officer and Treasurer since July 2017. He also serves as VP, Investment Accounting Director for the TH Real Estate 3rd party reporting team, which is responsible for the oversight, accounting and reporting for over 20 funds and ventures with over $10 billion in AUM. The funds are comprised of core real estate assets (including office, retail, industrial and multi-family residential properties), commercial mortgage investments and super-regional malls. Prior to this role, Mr. Sinople was a Manager of agriculture portfolio reporting, including the initial $2 billion agriculture fund as well as TIAA investment subsidiaries. Prior to joining TIAA, Mr. Sinople served as a Project Controller in the energy and private equity industries. He also served in reporting and audit assurance roles at Time Warner Cable and Ernst and Young. Mr. Sinople holds a B.S. in Accounting from the University of Florida and is a Certified Public Accountant.

William M. Miller has served as our corporate Secretary since July 2017. He is a Managing Director and Associate General Counsel for Nuveen, where he provides representation and legal oversight to TH Real Estate funds and accounts. With over 16 years of experience representing real estate clients, Mr. Miller advises TH Real Estate on fund and product formation and related U.S. regulatory issues, as well as transactional matters, including real estate acquisitions, dispositions, joint ventures and financings. Prior to joining Nuveen in 2013, Mr. Miller worked with a special situations investment fund in Hong Kong and in the real estate and finance practices of an international law firm in the United States and Asia. Mr. Miller holds a B.A. in Philosophy from Western Washington University and a J.D. from Cornell Law School.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Advisor, they have certain responsibilities as executive officers of our company arising from Maryland law, our charter and our bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of directors from time to time.

Our executive officers act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Committees of the Board of Directors

Our entire board of directors is responsible for supervising our business. However, pursuant to our charter and bylaws, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors. Members of each committee are appointed by our board of directors.

Audit Committee. Our board of directors has established an audit committee, which consists of Donna Brandin, Steven R. Hash and Robert E. Parsons, Jr. Ms. Brandin serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes,

•	the integrity and audits of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the qualifications and independence of our independent auditors and

•	the performance of our internal and independent auditors.

In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Corporate Governance

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Advisor, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics, as it relates to those also covered by Nuveen’s code of conduct, operates in conjunction with, and in addition to, Nuveen’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.

Compensation of Directors

We compensate each of our non-employee directors who are not affiliated with the Advisor or Nuveen with an annual retainer of $65,000, plus an additional retainer of $10,000 to the chairperson of our audit committee. We pay 75% of this compensation in cash in quarterly installments and the remaining 25% in the form of an annual grant of restricted stock based on the most recent transaction price. The restricted stock generally vests one year from the date of grant, which, in connection with the directors’ first annual grant, is January 23, 2019. We do not intend to pay our directors additional fees for attending board meetings, but we intend to reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Advisor or Nuveen do not receive additional compensation for serving on the board of directors or committees thereof.

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates. The Advisory Agreement provides that the Advisor is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor. In addition, we do not reimburse the Advisor for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Advisor’s obligations to us under the Advisory Agreement. Accordingly, the Advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of our company.

Although we do not pay our executive officers any cash compensation, we pay the Advisor the fees described under the heading “—The Advisory Agreement.”

The Advisor

We are externally managed by the Advisor, TH Real Estate Global Cities Advisors, LLC, a newly-formed Delaware limited liability company. The Advisor is an affiliate of TH Real Estate and wholly owned subsidiary of Nuveen, our sponsor. Nuveen is a wholly owned subsidiary of TIAA. The Advisor will draw upon the substantial real estate investment management capabilities and experience and will leverage the global resources, infrastructure and personnel of TH Real Estate and its other affiliates, including Nuveen Asset Management, to provide advisory services to us in furtherance of our investment objectives.

Pursuant to the Advisory Agreement, the Advisor has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Advisor may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support.

In order to align the interests of senior employees of TH Real Estate who perform various functions related to the Advisor’s ability to achieve our investment objectives with the interests of our stockholders, certain senior employees will participate in a portfolio manager incentive plan. Pursuant to this plan, TH Real Estate has to date granted deferred compensation awards to 27 TH Real Estate senior employees with responsibilities for investment, research, asset management and product development. The awards are designed to track the performance of our shares of common stock over time. The awards vest and pay three years from the grant date. To date, TH Real Estate has granted awards with a total value of approximately $590,000. Approximately 60% of the value of these awards were granted to Messrs. Sales, McGibbon, Horrocks, Reilly, Mitchell and Kimble and Ms. Breheny, each of whom serves as one of our executive officers. As discussed above, we have no employees and the Advisor and its affiliates are responsible for the compensation paid to our executive officers.

The Advisory Agreement

Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and the Operating Partnership. Pursuant to the Advisory Agreement, our board of directors has delegated to the Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that the Advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for, among other things:

•	serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•	sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;

•	with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Advisor performs for us and it is not intended to include all of the services which may be provided to us by the Advisor or third parties.

Term and Termination Rights

The term of the Advisory Agreement is for one year from the commencement of this offering, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	immediately by us (1) for “cause,” (2) upon the bankruptcy of the Advisor or (3) upon a material breach of the Advisory Agreement by the Advisor;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by the Advisor.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Advisor will be entitled to receive its prorated advisory fee through the date of termination. No termination fees are payable in connection with the termination of the Advisory Agreement. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Advisory Fee and Expense Reimbursements

Advisory Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Advisor an advisory fee equal to 1.25% of our NAV for the Class D, Class I, Class S and Class T shares and 0.65% of our NAV for the Class N shares, per annum, payable monthly.

In calculating our advisory fee, we will use our NAV before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares. We will not pay the advisory fee with regard to our investments in the International Affiliated Funds. The value of these investments will be excluded from NAV for purposes of calculating the advisory fee.

Expense Reimbursement. We reimburse the Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Advisor, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired and (5) expenses related to personnel of the Advisor performing services for us, but excluding those personnel who provide investment advisory services pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of the Advisor or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Such out-of-pocket costs and expenses include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and other regulatory filings of the Advisor and its affiliates relating to our activities (including our pro rata share of the costs of the Advisor and its affiliates of regulatory expenses that relate to us and Other THRE Accounts)).

The Advisor has agreed to advance all of our organization and offering expenses on our behalf through the first anniversary of the commencement of this offering. We will reimburse the Advisor for all such advanced expenses ratably in 60 equal monthly installments following the first anniversary of the commencement of this offering. After the first anniversary of the commencement of this offering, we will reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of this offering, the Advisor will reimburse us to the extent that the organization and offering expenses that it incurs exceed 15% of gross proceeds from the offering.

Reimbursement by the Advisor. Commencing on the fourth full fiscal quarter after our acquisition of our first asset, the Advisor will reimburse us for any expenses that cause our Total Operating Expenses (as defined herein) in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income.

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Advisor would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.

Independent Directors’ Review of Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by the Advisor;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Advisor for its own account.

In addition to the advisory fee and expense reimbursements, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents” below.

Investment in Shares by TIAA

TIAA invested $200,000 in us through the purchase of 20,000 shares of Class N common stock at $10.00 per share as our initial capitalization. TIAA may not sell any of these shares during the period TH Real Estate Global Cities Advisor or an affiliate of Nuveen serves as our advisor, but the holder may transfer the shares to its affiliates. TIAA may not vote on the removal of any of its affiliates (including the Advisor), and may not vote regarding any transaction between us and TIAA or any of its affiliates, including TH Real Estate.

Subsequent to our initial capitalization, TIAA purchased an additional $200 million of shares of Class N common stock (less the $200,000 initial capitalization amount) at a purchase price of $10.00 per share. In addition, during the period commencing January 1, 2018 and ending January 31, 2020, TIAA has agreed to purchase upon our request: (1) $50 million in shares of Class N common stock following the date when our NAV (exclusive of cash and listed securities) exceeds $100 million, and (2) $50 million in shares of Class N common stock following the date when our NAV (exclusive of cash and listed securities) exceeds $200 million, in each case at the then-current transaction price which will generally be the prior month’s NAV per share for Class N shares. As part of TIAA’s agreement to purchase these Class N shares, the Advisor has agreed that, in the event that certain capital raising thresholds are not achieved in this offering, the Advisor will reimburse TIAA a portion of the advisory fees and organization and offering expenses charged with respect to the Class N shares. TIAA makes its investments in our Class N shares through a wholly owned subsidiary.

The Class N shares purchased by TIAA described above (excluding the initial capitalization which must be held for so long as the Advisor or its affiliate remains our advisor) shall be subject to the following limitations on repurchase:

•	(i) TIAA may submit up to 4,980,000 Class N shares for repurchase upon the earlier of (1) the date that our NAV reaches $1 billion, and (2) January 31, 2020; and (ii) TIAA may submit all of its remaining Class N shares for repurchase beginning on January 31, 2023.

•	The total amount of repurchases of Class N shares eligible for repurchase will be limited to no more than 0.67% of our aggregate NAV per month and no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any month or quarter the total amount of aggregate repurchases of all classes of our common stock do not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above repurchase limits on the Class N shares shall not apply to that month or quarter and TIAA shall be entitled to submit shares for repurchase up to the overall share repurchase plan limits.

All of the foregoing limitations shall not apply to the extent that the Advisor or its affiliate is no longer serving as our external advisor. See “Description of Capital Stock—Class N Shares.”

Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, the Advisor and any of our or the Advisor’s affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the Advisor or any of our or the Advisor’s affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Advisor or any of our or the Advisor’s affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•	a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Advisor and any of our or the Advisor’s affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•	the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

The Operating Partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.

Legal Proceedings

Neither we nor the Advisor is currently involved in any material litigation.

COMPENSATION

We pay the Advisor and the Dealer Manager the fees and expense reimbursements described below in connection with performing services for us. Each class of our common stock is subject to certain class-specific fees and expenses, as described below and elsewhere in this prospectus. See “Description of Capital Stock.”

We do not intend to pay the Advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Advisor) or development, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse the Advisor for out-of-pocket expenses related to the foregoing activities to the extent such expenses are paid by the Advisor.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees(1)(2)—The Dealer Manager

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering.

The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D shares, Class I shares, Class N shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T and Class S shares sold and the transaction price of each Class T and Class S share. Aggregate upfront selling commissions will equal approximately $62.8 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $4.8 million if we sell the maximum amount, in each case, in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 1/4 of our offering proceeds are from the sale of each of Class T and Class S shares and that the transaction price of each of our Class T and Class S shares remains constant at $10.00.

Stockholder Servicing Fees(2)(3)—The Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T and Class S shares, the stockholder servicing fees will

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum (or other amounts, provided that the sum equals 0.85%), of the aggregate NAV for the Class T shares;

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•  with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class N shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share, Class S share and equal approximately $8.2 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $2.5 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 1/4 of our offering proceeds are from the sale of Class T shares, 1/4 of our offering proceeds are from the sale of Class S shares and 1/4 of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately seven years from the date of purchase and with respect to a Class D share over approximately 35 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.88.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Organization and Offering Expense Reimbursement(2)(4)—The Advisor	The Advisor has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by	We estimate our organization and offering expenses to be approximately $25 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) through the first anniversary of the commencement of this offering. We reimburse the Advisor for all such advanced expenses ratably over the 60 months following the first anniversary of the commencement of this offering. Wholesaling compensation expenses of persons associated with the Dealer Manager are paid by the Dealer Manager without reimbursement from us.

After the first anniversary of the commencement of this offering, we will reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of this offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from this offering.

Investment Activities

Acquisition Expense Reimbursement(5)—The Advisor	We do not intend to pay the Advisor any acquisition, financing or other similar fees in connection with making investments. We do, however, reimburse the Advisor for out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired. See “—Fees from Other Services” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Advisory Fee—The Advisor(6)

We pay the Advisor an advisory fee equal to 1.25% of NAV for the Class D, Class I, Class S and Class T shares and 0.65% of NAV for the Class N shares, per annum, payable monthly.

We will not pay the advisory fee with regard to our investments in the International Affiliated Funds. The value of these investments will be excluded from NAV for purposes of calculating the advisory fee.

Actual amounts of the advisory fee depend upon our monthly NAV per share and future distributions and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Operating Expense Reimbursement— The Advisor	In addition to the organization and offering expense and acquisition expense reimbursements described above, we reimburse the Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, subject to the 2%/25% limitation set forth in our charter. These costs and expenses include, but are not limited to, (1) the actual costs of goods and services used by us and obtained from third parties, including fees paid to administrators, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments, (2) expenses of managing and operating our properties, whether payable to an affiliate of non-affiliated person, and (3) expenses related to personnel of the Advisor performing services for us other than those who provide investment advisory services or serve as our executive officers or directors. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”	Actual amounts of out-of-pocket expenses paid by the Advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Fees from Other Services—Affiliates of the Advisor	We may retain third parties, including certain of the Advisor’s affiliates, for necessary services relating to our investments or our operations, including construction, special servicing, leasing, development, sustainability, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor’s affiliates for any such services do not reduce the advisory fee. Any such arrangements will be at market terms and rates.	Actual amounts depend on whether affiliates of the Advisor are actually engaged to perform such services.

(1)	Upfront selling commissions and dealer manager fees for sales of Class T and Class S shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.” If all shares sold in this offering are Class S shares, our total upfront selling commissions would be approximately $135 million if we raise the maximum offering, assuming that the maximum upfront selling commission is paid for each share sold in our primary offering, the NAV per Class S share is $10.00 and we do not reallocate any shares between our primary offering and our distribution reinvestment plan.

(2)	We will cease paying stockholder servicing fees at the date following the completion of the primary portion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.
(3)	In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares. If all shares sold in this offering are Class S shares, our total annual stockholder servicing fees would be approximately $33 million if we raise the maximum offering, assuming that our NAV per share for Class S shares is $10.00 and no shares are issued pursuant to our distribution reinvestment plan.
(4)	These amounts represent estimated expenses incurred in connection with our organization and this offering, including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals. These amounts do not include wholesaling compensation expenses of persons associated with the Dealer Manager, which are paid by the Dealer Manager without reimbursement from us. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) exceed 15% of the gross proceeds from this offering.
(5)	We pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the Advisor or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price of the property.
(6)	In calculating the advisory fee, we use our NAV before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares.

Commencing on the fourth full fiscal quarter after our acquisition of our first asset, our Total Operating Expenses are limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets and (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

•	“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the advisory fee, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

•	“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and debt backed principally by real estate, including all properties, mortgages and real estate-related assets and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•	“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

CONFLICTS OF INTEREST

We pay the Advisor an advisory fee regardless of the performance of our portfolio. The Advisor’s entitlement to an advisory fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We will be required to pay the Advisor an advisory fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. If our interests and those of the Advisor are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.

We are subject to conflicts of interest arising out of our relationship with Nuveen and its affiliates, including TH Real Estate and the Advisor. Nuveen intends to designate three nominees to serve on our board of directors (one of whom serves as executive chairman of our board of directors), and our chief executive officer, chief financial officer, and our other executive officers are also executives of Nuveen and/or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Advisor, Nuveen and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Advisor or its affiliates are subject to approval by a majority of our independent directors.

See “Risk Factors—Risks Related to Conflicts of Interest.”

Some examples of conflicts of interest that may arise by virtue of our relationship with the Advisor, Nuveen and their affiliates include:

•	Broad and Wide-Ranging Activities. The Advisor, Nuveen and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Nuveen. In the ordinary course of their business activities, the Advisor, Nuveen and their affiliates may engage in activities where the interests of certain divisions of Nuveen and its affiliates, including the Advisor, or the interests of their clients may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with the Advisor have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, TH Real Estate invests in a broad range of real properties and real estate-related debt investments via numerous different investment funds, managed accounts and other vehicles.

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Nuveen’s Policies and Procedures. Specified policies and procedures implemented by Nuveen and its affiliates, including the Advisor, to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across Nuveen’s and its affiliates’ various businesses that Nuveen expects to draw on for purposes of pursuing attractive investment opportunities. Because Nuveen and its affiliates control many different asset management, advisory and other businesses, they are subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which they would otherwise be subject if they had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across these various businesses, Nuveen has implemented certain policies and procedures (e.g., information walls) that may reduce the benefits that Nuveen and its affiliates expect to utilize for purposes of identifying and managing its investments. For example, Nuveen may come into possession of material non-public information with respect to companies that are Nuveen’s and its affiliates’ advisory clients in which the Advisor may be considering making an investment. As a consequence, that information, which could be of benefit to the Advisor, might become restricted to those other businesses and otherwise be unavailable to the Advisor, and could also restrict the Advisor’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Nuveen has or has considered making an investment or which is otherwise an advisory client of Nuveen and its affiliates may restrict or otherwise limit the ability of Nuveen or its affiliates, including the Advisor, to engage in businesses or activities competitive with such companies.

•	Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that Nuveen and its affiliates, including the Advisor, provide investment management and other services both to us and to other persons and entities, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including, without limitation, sponsoring, closing and/or managing Other THRE Accounts. In particular, there will be overlap of real property investment opportunities with certain Other THRE Accounts that are actively investing and similar overlap with future Other THRE Accounts.

No Other THRE Account currently has priority over us with respect to our targeted investments, but Nuveen is not prohibited from granting priority in the future to one or more Other THRE Accounts. With respect to Other THRE Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, investment opportunities will be allocated between us and the Other THRE Accounts in accordance with TH Real Estate’s prevailing policies and procedures on a basis that the Advisor and its affiliates determine to be fair and reasonable in their sole discretion. It shall be the duty of our board of directors (including our independent directors) to insure such policies and procedures are applied fairly to us.

In relation to real property investment opportunities in the United States and Canada, the following policies and procedures are followed:

•	Acquisition Process: The TH Real Estate acquisition team adds transactions as they are identified by Nuveen investment professionals acting on behalf of us and the Other THRE Accounts (collectively with us, the “Accounts”), into a TH Real Estate “Deal Pipeline.” The acquisition team prepares an initial investment memorandum (an “IIM”) on acquisition opportunities and distributes the IIM to the portfolio managers representing each Account (the “Portfolio Managers”). The IIM may include the underwritten cash flows, returns, pictures, maps as well as a brief outline of the business plan for the investment along with any concerns and considerations. The Deal Pipeline and any IIM are reviewed each week by the acquisitions team and the Portfolio Managers, and the Portfolio Managers have the opportunity to express any interest in any transaction on the Deal Pipeline. If an allocation is requested, after the discussion of each IIM, the allocations coordinator, a member of the THRE Investments and Governance team, determines if any Portfolio Manager wants to pursue the deal. If there is only one Portfolio Manager interested (the “Allocated Portfolio Manager”), the deal is allocated to that Account (the “Allocated Account”) and there is no change to the rotation order. If more than one Portfolio Manager intends to pursue making a bid on a transaction, the allocations coordinator allocates the deal to the interested Account in the top most position of the rotation for the specific sector (as detailed below) and that Allocated Account is moved to the bottom of the rotation. If there is more than one deal to be allocated within the same sector, the order of allocation is based on the date and time the transactions were entered onto the Deal Pipeline, with the oldest being allocated first. If an Account chooses not to pursue a transaction once it has been allocated to it, after fully disclosing the reason behind the Allocated Account passing on the transaction, the acquisition team may bring the transaction back to allocation. If more than one of the remaining Portfolio Managers intends to bid on the transaction which is being represented for allocation, the allocations coordinator allocates the deal to the Account in the top most position of the rotation for the specific sector and that Allocated Account is moved to the bottom of the rotation. When multiple properties are presented as a single acquisition opportunity, and the price is inclusive of all the properties, the acquisitions team determines if the properties can be unbundled and offered to the Accounts on an individual basis.

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Rotation Policy: Each sector (office, retail, industrial, multifamily, student housing and other) has its own rotation. Mixed-use properties are considered part of the sector that constitutes a majority of the property by income. If a Portfolio Manager has full discretion over an account, regardless of the ownership percentage, the account is added to the main rotation and governed by the allocation policy. New funds or separate accounts with the ability to invest in assets without a co- investor (a “Stand-Alone” Account) are added to the main rotation and governed by the allocation policy. New accounts where TH Real Estate is a joint venture partner (a “Partner”), and the Portfolio Manager does not have discretion, will be part of a sub-rotation within the Account that was allocated the deal. Stand Alone Accounts can indicate during an allocation if they are either willing to bid on the deal 100% on their own, or expect to split the deal with a non-discretionary co-investor. If two Accounts having a slot in the main rotation want to co-invest in a single deal and neither Account is willing to take the full deal, the Account highest in the rotation shall be the Account to indicate such during the allocation process. If two Accounts having a slot in the main rotation want to co-invest in a single deal and one of the Accounts is willing to take the full deal, both Accounts should indicate such during the allocation process. New Accounts where TH Real Estate is a Partner and the Portfolio Manager has full discretion over the Account, regardless of the ownership percentage, are added to the main rotation and governed by the allocation policy. Records of allocations made pursuant to intra-account rotations are included on a quarterly real estate asset allocation report.

In relation to real property investment opportunities in Europe and the Asia-Pacific region, the following policies and procedures are followed:

•	Acquisition Process: TH Real Estate Account teams are collectively responsible for sourcing investment opportunities for their clients. While each Account team will be focused on meeting their particular client investment objectives and sourcing investment opportunities to achieve those objectives, the teams work together in the sourcing of investment opportunities that they believe will satisfy the investment objectives of the broad range of TH Real Estate funds and accounts. The Accounts each set forth their investment requirements, which are recorded centrally. Each Account will complete and maintain an Investment Requirement Form (“IRF”), information from which is used to populate a composite “Allocation Box.” Both the IRF and the Allocation Box are available on the TH Real Estate intranet site, which allows the investment requirements to be transparent across the investment team and to other relevant members of TH Real Estate. The IRF and Allocation Box are administered and monitored by the TH Real Estate Investment Committee. TH Real Estate investment professionals log all new investment opportunities into a Property Registration Database which tracks all investment opportunities and identifies the stage of the process for each opportunity. The Property Registration Database is reviewed on a weekly basis and updated based on actions either recommended by the Investment Committee or agreed upon during weekly Investment Committee meetings. Such meetings form a key component of the investment process, with a focus on:

•	reviewing the investment requirements of TH Real Estate’s funds and managed accounts, including any recent changes to those requirements; and

•	reviewing and allocating investment opportunities introduced to TH Real Estate across its funds and managed accounts.

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Rotation Policy: In the event that a single Account expresses an interest in an investment opportunity then the allocation will be made to that Account. If an Account expresses interest in an investment opportunity that does not match its stated investment requirements, then it will be able to proceed in the event that those Accounts that have stated investment requirements consistent with such an investment opportunity do not wish to pursue the investment. Should interest from more than one Account be maintained following this initial evaluation, then an investment allocation meeting will be convened at which the appropriateness of the investment opportunity for each of those Accounts will be objectively reviewed in consideration of the following criteria:

•	Stated investment requirements, including but not limited to, sector, location, lot size and yield targets;

•	Liquidity and the availability of equity and debt finance funding;

•	Performance objectives and net target returns available from the potential opportunity; and

•	Ability to meet prescribed transaction timetables.

Should a clear allocation not be able to be determined, then the investment allocation will be made on a rotation basis to the next Account in line. The Account that has been allocated the investment opportunity will be placed at the bottom of the rotation. Rotations will operate on a broad country-sector basis.

To the extent an investment satisfies the investment objectives of us and the Other THRE Accounts on the same terms, the investment will be allocated in accordance with TH Real Estate’s prevailing policies and procedures described above. To the extent we acquire properties through joint ventures with Other THRE Accounts, the investments are allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other THRE Accounts. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture.

The Advisor and its affiliates calculate available capital, weigh the factors described above (which are not weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other THRE Accounts. The amounts and forms of leverage utilized for investments are also determined by the Advisor and its affiliates in their sole discretion. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. TH Real Estate is entitled to amend its policies and procedures at any time without prior notice or our consent.

Other THRE Accounts with similar investment objectives to ours engage in material real estate acquisitions each year. There are currently seven Other THRE Accounts with similar investment objectives to ours that may target similar investment opportunities. Total equity investments in the United States by Other THRE Accounts in each of 2015, 2016 and 2017 were $5.6 billion, $4.4 billion and $2.7 billion, respectively.

While the Advisor seeks to manage potential conflicts of interest in a fair and reasonable manner as required pursuant to our charter and the Advisory Agreement, the portfolio strategies employed by the Advisor, Nuveen or their affiliates in managing the Other THRE Accounts could conflict with the strategies employed by the Advisor in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Advisor, Nuveen or their affiliates may also give advice to the Other THRE Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.

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Valuation Conflicts. The Advisor is paid advisory fees for its services based on our NAV, the determination of which is ultimately the responsibility of the Advisor, in accordance with our valuation guidelines. Appraisals of our properties and valuations of our investments in other real estate-related assets, which are two components used to calculate our NAV, are only estimates of fair value and may not correspond to realizable value upon a sale of those assets. Because the Advisor is ultimately responsible for the determination of our NAV, the Advisor could be motivated to establish our NAV at amounts exceeding realizable value due to the impact of higher valuations on the compensation to be received by the Advisor.

•	Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of Nuveen or its affiliates, our directors or any person our directors control is required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

•	Pursuit of Differing Strategies. At times, the investment professionals employed by the Advisor or its affiliates and other investment vehicles affiliated with the Advisor or Nuveen may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and/or investment vehicles for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds or investment vehicles should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds or investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds and/or investment vehicles. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

•	Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the Advisor or its affiliates differ among the accounts, clients, entities, funds or investment vehicles that it manages. If the amount or structure of the advisory fee or the Advisor’s or its affiliates’ compensation differs among accounts, clients, entities, funds or investment vehicles (such as where certain funds or accounts pay higher base advisory fees, incentive fees, performance-based advisory fees or other fees), the Advisor might be motivated to help certain accounts, clients, entities, funds or investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Advisor’s performance record or to derive other rewards, financial or otherwise, could influence the Advisor or its affiliates in affording preferential treatment to those accounts, clients, entities, funds or investment vehicles that could most significantly benefit the Advisor or its affiliates. The Advisor may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds or investment vehicles. Additionally, the Advisor or its affiliates might be motivated to favor accounts, clients, entities, funds or investment vehicles in which it has an ownership interest or in which Nuveen or its affiliates have ownership interests. Conversely, if an investment professional at the Advisor or its affiliates does not personally hold an investment in the fund but holds investments in other Nuveen-affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

•	Service Providers. Certain of our service providers (including lenders, brokers, attorneys, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Advisor in deciding whether to select such a service provider. In addition, in instances where multiple Nuveen businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Nuveen affiliates rather than us.

•	Material, Non-Public Information. We, directly or through Nuveen, the Advisor or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Advisor may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we or the Advisor may not have access to material non-public information in the possession of Nuveen which might be relevant to an investment decision to be made by the Advisor on our behalf, and the Advisor may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Advisor may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

•	Possible Future Activities. The Advisor and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Advisor and its affiliates are not restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Advisor, Nuveen and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

•	Transactions with Other THRE Accounts and Other Affiliates. From time to time, we may enter into purchase and sale transactions and joint ventures with Other THRE Accounts. Such transactions are conducted in accordance with, and subject to, our charter (including the requirement that such transaction be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable and on terms no less favorable than those available from unaffiliated third parties), the terms and conditions of the Advisory Agreement, and our code of business conduct and ethics and applicable laws and regulations. These requirements also apply to transactions with Nuveen, any of our directors or any affiliates thereof.

•	Other Affiliate Transactions. In connection with investments in which we participate alongside Other THRE Accounts, we may from time to time share certain rights with such Other THRE Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Nuveen or its other affiliates.

Further conflicts could arise once we and Nuveen or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other THRE Account, our interests and the interests of such Other THRE Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Advisor to recommend actions in our best interests might be impaired.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Our NAV for each class of shares is based on the net asset values of our investments (including real estate-related assets), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, and will also include the deduction of any stockholder servicing fees specifically applicable to such class of shares, in all cases as described below.

Valuation Guidelines

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these guidelines is to produce a valuation that represents a fair and accurate estimate of the value of our investments or the price that would be received for our investments in an arm’s-length transaction between market participants, less our liabilities. These valuation guidelines are largely based upon standard industry practices used by private, open-end real estate funds and are administered by the Advisor.

Our board of directors monitors compliance with our valuation guidelines on an ongoing basis. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and are not subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

While the methodologies contained in the valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our fund administrator’s ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which the Advisor, the independent valuation advisor and the fund administrator may rely upon in determining the value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Advisor’s reasonable judgment, the administration of the valuation guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our investments, the Advisor, with respect to the valuation of our real estate-related assets, and, to the extent of the independent valuation advisor’s responsibilities with respect to the valuation of our real properties and investments in debt backed principally by real estate, the independent valuation advisor, may apply alternative methodologies; provided, that the Advisor and, if applicable, the independent valuation advisor, must notify our board of directors of any alternative methodologies utilized and their impact on the overall valuation of our investments at the next scheduled board meeting. Notwithstanding the foregoing, our board of directors may suspend the offering if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Independent Valuation Advisor

One fundamental element of the valuation process, the valuation of our real properties, is managed by our independent valuation advisor, RERC, a valuation firm selected by the Advisor and approved by our board of directors, including a majority of our independent directors. RERC, founded in 1931, is one of the longest-serving commercial real estate research, valuation and consulting firms in the nation. RERC is engaged in the business of rendering opinions regarding the value of commercial real estate properties and is not affiliated with us or the Advisor. RERC will also value the mortgages underlying our properties and our investments in debt backed principally by real estate. The compensation we pay to our independent valuation advisor is based on the number of real properties and mortgages we own and the number of mortgages underlying our properties and is not based on the estimated values of these investments and mortgages. The Advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies globally. While our independent valuation advisor is responsible for providing the valuations described above, our independent valuation advisor is not responsible for, and does not calculate, our NAV. The Advisor is ultimately responsible for the determination of our NAV.

Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines. Our board of directors will not be involved in the periodic valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares is calculated by our fund administrator, and such calculation is reviewed by the Advisor. Pursuant to our valuation services agreement with our independent valuation advisor, the Advisor receives appraisal reports from our independent valuation advisor. Using these appraisals, the Advisor renders a final combined valuation of our real property assets and real estate-related assets investments in order for our fund administrator to calculate our NAV per share for each class of shares.

We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its appraisal and review reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.

Our independent valuation advisor is expected to continue to provide real estate appraisal, appraisal management and real estate valuation advisory services to TH Real Estate and its affiliates and has received, and is expected to continue to receive, fees in connection with such services.

Valuation of Properties

Wholly Owned Properties

At the beginning of each calendar year, the Advisor develops a valuation plan with the objective of having each of our wholly owned properties valued each quarter by an appraisal, except for newly acquired properties as described below. Our independent valuation advisor relies in part on property-level information provided by the Advisor, including (1) historical and projected operating revenues and expenses of the property, (2) lease agreements with respect to the property and (3) information regarding recent or planned capital expenditures. Appraisals are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI

(Member of the Appraisal Institute). Our independent valuation advisor generally performs the appraisals, but in its discretion, may engage other independent valuation firms to provide appraisals of certain of our properties. Any appraisal provided by a firm other than our independent valuation advisor is performed in accordance with our valuation guidelines and is not incorporated into the calculation of our NAV until our independent valuation advisor has confirmed the reasonableness of such appraisal.

Newly acquired wholly owned properties are initially valued at cost, which is expected to represent fair value at that time. Generally, acquisition costs and expenses are initially capitalized and reflected as a component of cost. Subsequently, the valuation process will result in an adjustment to the carrying value of the property whereby the transaction costs will be removed from the carrying value and be reflected in unrealized appreciation/depreciation from real estate. Each property is valued within the first two full months after acquisition and no less than quarterly thereafter. Development assets, if any, are valued at cost plus capital expenditures and join the quarterly appraisal cycle during the development stage as determined by the independent valuation advisor, but no later than completion. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned properties that are not directly related to any single wholly owned property generally are allocated among the applicable wholly owned properties pro rata based on relative values. Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset.

Each individual appraisal report for our assets (discussed further below) is addressed solely to our company to assist our independent valuation advisor in providing our property portfolio valuations. Our independent valuation advisor’s appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and do not constitute a recommendation to any person to purchase or sell an shares of our common stock. In preparing its appraisal reports, our independent valuation advisor does not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

Real estate appraisals are reported on a free and clear basis (for example no mortgage), irrespective of any property level financing that may be in place. The primary methodology used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparison and cost approaches. Because the appraisals performed by our independent valuation advisor involve subjective judgments, the fair value of our assets, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

Properties Held Through Joint Ventures

Properties held through joint ventures are valued in a manner that is consistent with the guidelines described above for wholly owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture is then determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.

Interim Valuations

Wholly owned properties and joint ventures may be valued more frequently than quarterly under certain circumstances. If, in the opinion of the Advisor an event becomes known to the Advisor (including through communication with our independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected properties, the Advisor will notify our independent valuation advisor. If in the opinion of our independent valuation advisor, such event is likely to have an impact on a previously provided value of the affected properties, our independent valuation advisor will recommend intra-quarter valuation adjustments that will be incorporated into our NAV calculation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or capital market events may cause the value of a wholly owned property to change materially. Once the independent valuation advisor has communicated the adjusted estimate of property value to the Advisor, the Advisor will cause such adjusted value to be included in our monthly NAV calculation. Any such adjustments will be estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct and may also be based on limited information readily available at that time. In general, we expect that any estimates of value or interim appraisals will be performed as soon as possible after a determination by the Advisor that a material change has occurred and the financial effects of such change are quantifiable by the independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Valuation of Real Estate-Related Assets

Real estate-related assets that we own or may acquire include debt and equity interests backed principally by real estate, such as the common and preferred stock of publicly traded real estate companies, commercial mortgage-backed securities, mortgage loans and participations in mortgage loans and mezzanine loans. In general, real estate-related assets are valued according to the procedures specified below upon acquisition or issuance and then quarterly, or in the case of liquid securities, monthly, as applicable, thereafter. Interim valuations of real estate-related assets that generally are valued quarterly may be performed if the Advisor believes the value of the applicable asset may have changed materially since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of our real estate-related assets.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related assets and derivatives that are not restricted as to salability or transferability are generally valued by the Advisor on the basis of publicly available market quotations or at fair value determined in accordance with GAAP. The Advisor may adjust the value of publicly traded debt and equity real estate-related assets and derivatives that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, are valued by the Advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter are revalued each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as the International Affiliated Funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans are valued each quarter by our independent valuation advisor. Revaluations of mortgages reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private mortgage loans.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets are valued monthly by the Advisor.

Liabilities

Our liabilities include the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. Other than property-level mortgages, we include the cost basis of our liabilities as part of NAV, which approximates fair value. These carrying amounts are meant to reasonably approximate fair value due to the liquid and short-term nature of the instruments. We include as part of NAV the fair value of our property-level mortgages, which are valued quarterly by our independent valuation advisor based on market factors. Costs and expenses that relate to a particular loan will be expensed as incurred. We allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan. Liabilities allocable to a specific class of shares are only included in the NAV calculation for that class. For non-recourse, property-level mortgages that exceed the value of the underlying property, we will assume a value of zero for purposes of the property and the mortgage in the determination of NAV.

Review of and Changes to Our Valuation Guidelines

The Advisor reviews our valuation guidelines and methodologies with our board of directors, including a majority of our independent directors, at least annually. From time to time, our board of directors may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. Any changes to our valuation guidelines require the approval of our board of directors, including a majority of our independent directors.

NAV and NAV Per Share Calculation

We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. Each class of our common stock, including the Class N shares which we are not offering to the public, has an undivided interest in our assets and liabilities, other than class-specific liabilities. In accordance with the valuation guidelines, our fund administrator calculates our NAV per share for each class monthly. The fund administrator uses the same methodology as set forth below to calculate our NAV for each of our share classes.

In accordance with the valuation guidelines, our fund administrator calculates our NAV per share for each class of our common stock as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based upon individual appraisal reports provided periodically by third-party independent valuation firms and reviewed by our independent valuation advisor, (2) our real estate-related assets for which third-party market quotes are available, (3) our other real estate-related assets, if any, and (4) our other assets and liabilities. The NAV per share for our share classes may differ because stockholder servicing fees allocable to a specific class of shares are only included in the NAV calculation for that class and the advisory fee allocable to the Class N shares differs from the advisory fee allocable to the other share classes.

At the end of each month, before taking into consideration additional issuances of shares of capital sock, share repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV include, without limitation, accruals of our net portfolio income, interest expense, the advisory fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also includes material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, the Advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

The Advisor has agreed to advance all of our organization and offering expenses on our behalf through the first anniversary of the date on which this offering commences. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but exclude upfront selling commissions, dealer manager fees and stockholder servicing fees. We reimburse the Advisor for such advanced expenses ratably over the 60 months following the first anniversary of the commencement of this offering. For purposes of calculating our NAV, the organization and offering expenses paid by the Advisor through the first anniversary of the commencement of this offering are not recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Advisor for these costs.

After the first anniversary of the commencement of this offering, we will reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of each three-year public offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur with respect to that offering exceed 15% of the gross proceeds from this offering.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, our fund administrator incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific stockholder servicing fees and advisory fees. For each applicable class of shares, each of the stockholder servicing fee and the advisory fee is calculated as a percentage of the aggregate NAV for such class of shares. Please see the hypothetical calculation in the paragraph below for an example of how the class-specific stockholder servicing fee and advisory fee affect the calculation of NAV of each applicable class of shares each month. The declaration of distributions reduces the NAV for each class of our common stock in an amount equal to the accrual of our liability to pay any such distribution to our stockholders of record of each class. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

A hypothetical calculation illustrating the various components that are likely to impact our NAV on any given month is below. For purposes of this illustration, we assume that the calculation occurs on a hypothetical month during the first year of our operations that does not include any payment or accrual of distributions on our shares or any operating expenses other than the advisory fee. As described above and in the footnote to the table below, each class of shares may have a different NAV per share because certain fees differ with respect to each class. Net portfolio income and unrealized/realized gains on assets and liabilities for any month is allocated proportionately among the share classes according to the NAV of the classes at the beginning of the month. The stockholder servicing fee for each applicable class of shares is calculated by multiplying the monthly stockholder servicing fee rate (1/12th of the total annual stockholder servicing fee rate for each applicable class of shares) by the aggregate NAV of such class of shares for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities and advisory fee expense. The advisory fee for each applicable class of shares is calculated by multiplying the monthly advisory fee rate (1/12th of the total annual advisory fee rate for each applicable class of shares) by the aggregate NAV of such class of shares for that month, before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares. All amounts shown in the hypothetical calculation below are for illustrative purposes only, are not indicative of our current or projected financial condition or performance and actual results could be materially different.

		Class T NAV	Class S NAV	Class D NAV	Class I NAV	Class N NAV	Total NAV
A	Beginning NAV Before New Purchases for Hypothetical Month	$37,500,000	$37,500,000	$37,500,000	$37,500,000	$37,500,000	$187,500,000
B	Share Purchases(1)	—	—	—	—	—	—
C	Beginning NAV After New Purchases for Hypothetical Month	$37,500,000	$37,500,000	$37,500,000	$37,500,000	$37,500,000	$187,500,000
D	Net Portfolio Income (Loss) (Before Fees)	196,875	196,875	196,875	196,875	196,875	984,375
E	Unrealized/Realized Gains (Losses) on Assets and Liabilities	84,375	84,375	84,375	84,375	84,375	421,875
F	Advisory fee (1/12th of the advisory fee rate multiplied by the sum of C + D + E)	(39,356)	(39,356)	(39,356)	(39,356)	(20,465)	(177,889)
G	Stockholder Servicing Fee (1/12th of annual stockholder servicing fee rate; multiplied by the sum of C through F)	(26,712)	(26,712)	(7,857)	—	—	(61,281)
H	NAV Before Share Repurchases (Sum of C through G)	37,715,182	37,715,182	37,734,037	37,741,894	37,760,785	188,667,080
I	Share Repurchases(1)	—	—	—	—	—	—
J	Ending NAV for Hypothetical Month (Sum of H + I)	$37,715,182	$37,715,182	$37,734,037	$37,741,894	$37,760,785	$188,667,080

(1)	Monthly sales and repurchases of shares at the transaction price (which is generally equal to the prior month’s NAV) will increase or decrease our NAV per share depending on whether sales and repurchases of shares are made at an amount greater than or less than that month’s NAV per share and whether sales are greater than or less than repurchases.

The combination of the Class T NAV, Class S NAV, Class D NAV, Class I NAV and Class N NAV equals the aggregate net asset value of our assets, which consists almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific stockholder servicing and advisory fees. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate-related assets, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, and the expenses attributable to its operations). The Advisor calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above and in the remainder of this section.

Net Asset Value

The purchase price per share for each class of our common stock will generally equal our prior month’s NAV per share, as determined monthly, plus applicable selling commissions and dealer manager fees. Our NAV for each class of shares is based on the net asset values of our investments (including real estate-related assets), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including any stockholder servicing fees applicable to such class of shares.

The following table provides a breakdown of the major components of our NAV as of February 28, 2018 ($ and shares in thousands):

Components of NAV	February 28, 2018
Investments in real property	$123,527
Investments in real estate-related assets	19,407
Cash and cash equivalents	60,085
Other assets	669
Debt obligations	—
Other liabilities	2,352
Stockholder servicing fees payable the following month(1)	—

Net Asset Value	$201,336

Number of outstanding shares	20,000

(1)	Stockholder servicing fees only apply to Class S, Class T and Class D shares.

As of February 28, 2018, all outstanding shares of common stock were Class N shares held by TIAA through its wholly owned subsidiary. Our NAV per share of our Class N common stock as of February 28, 2018 was $10.07. We will disclose the NAV per share for each outstanding class of common stock in future periods once shares of such class are outstanding.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the February 28, 2018 calculation, based on property types. Once we own more than one multifamily, office and retail property, we will include the key assumptions for this property type.

Property Type	Discount Rate	Exit Capitalization Rate
Industrial	7.24%	6.27%

These assumptions are determined by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Industrial Investment Values
Discount Rate	0.25% decrease	+ 2.0%
(weighted average)	0.25% increase	(1.8%)
Exit Capitalization Rate	0.25% decrease	+2.6%
(weighted average)	0.25% increase	(2.3%)

Relationship between NAV and Our Transaction Price

Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those in this discussion as a result of various factors, including but not limited to those discussed under “Risk Factors.”

Overview

We are a Maryland corporation formed on May 1, 2017. We were formed to invest in properties in or around certain global cities selected for their resilience, long-term structural performance and ability to deliver an attractive and stable distribution yield. We expect that a majority of our real estate investments will be located in the United States and that a substantial but lesser portion of our portfolio will include real properties located in Canada, Europe and the Asia-Pacific region. We will seek to complement our real property investments by investing a smaller portion of our portfolio in real estate-related assets. We are externally managed by our advisor, an investment advisory affiliate of TH Real Estate. TH Real Estate is the real estate investment management division of our sponsor, Nuveen. Nuveen is the asset management arm and wholly owned subsidiary of TIAA. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes.

Initial Public Offering

On January 31, 2018, our Registration Statement on Form S-11 was declared effective by the SEC. We have registered with the SEC an offering of up to $5.0 billion in shares of common stock (the “Offering”), consisting of up to $4.0 billion in shares in our primary offering and up to $1.0 billion in shares pursuant to our distribution reinvestment plan. We intend to publicly sell any combination of four classes of shares of our common stock, Class D shares, Class S shares, Class T shares and Class I shares, with a dollar value up to the maximum offering amount. The publicly offered share classes have different upfront selling commissions and ongoing stockholder servicing fees. The purchase price per share for each class of common stock in the Offering will vary and will generally equal our prior month’s NAV per share, as calculated monthly, plus applicable upfront selling commissions and dealer manager fees.

TIAA invested $200,000 through the purchase of 20,000 shares of common stock at $10.00 per share as our initial capitalization. Subsequent to our initial capitalization, TIAA has purchased $200 million in shares of Class N common stock (less the $200,000 initial capitalization amount) at a purchase price of $10.00 per share. Of the $200 million, $124 million was purchased by TIAA through December 31, 2017 and $76 million was purchased on January 22, 2018. TIAA has also agreed to purchase upon our request during the period commencing January 1, 2018 and ending two years from the commencement of the Offering: (1) $50 million in shares of Class N common stock following the date when our NAV (exclusive of cash and listed securities) exceeds $100 million, and (2) $50 million in shares of Class N common stock following the date when our NAV (exclusive of cash and listed securities) exceeds $200 million, each at the then-current transaction price, which will generally be the prior month’s NAV per share for Class N shares. Class N shares are not available for purchase in the Offering.

Investment Objectives

Our investment objectives are to:

•	provide regular, stable cash distributions;

•	target institutional quality, stabilized commercial real estate to achieve an attractive distribution yield;

•	preserve and protect stockholders’ invested capital;

•	realize appreciation from proactive investment management and asset management; and

•	seek diversification by investing across leading global cities and across real estate sectors including office, industrial, multifamily and retail.

We cannot assure you that we will achieve our investment objectives.

Initial Properties

The following includes the initial property acquisitions, and related purchase price allocations, for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 (dollars in thousands, except per unit information):

Sector and Property/Portfolio Name	Number of Properties	Location	Acquisition Date	Ownership Interest	Acquisition Price (in thousands) (1)	Sq Feet (in thousands) / # of units		Occupancy
Multifamily:
Kirkland Crossing	1	Aurora, IL	Dec, 2017	100%	$54,218	266	units	94%
Total Multifamily	1				$54,218	266	units	94%
Industrial:
West Phoenix Industrial	1	Phoenix, AZ	Dec, 2017	100%	$16,785	265	sq. ft	100%
Denver Industrial	3	Golden & Denver, CO	Dec, 2017	100%	51,135	486	sq. ft	100%

Total Industrial	4				$67,920	751	sq. ft	100%

Total Investment Properties	5				$122,138

(1)	Purchase price is inclusive of acquisition-related adjustments
(2)	See property description below for geographic information.

Property Type	Percentage	Geography	Percentage
Multifamily	44%	West	56%
Industrial	56%	Midwest	44%

Total:	100%	Total:	100%

Kirkland Crossing

On December 8, 2017, we acquired the Kirkland Crossing Apartments (“Kirkland Crossing”), a multifamily property from an unaffiliated third party for approximately $54 million, exclusive of acquisition adjustments. Constructed in 2003, Kirkland Crossing consists of 266 units with a mix of one-, two- and three-bedroom units, and is located in Aurora, Illinois, a suburb of Chicago. As of December, 2017, in-place rents at Kirkland Crossing were approximately $1,588 per unit. Consistent with most multifamily apartment properties, Kirkland Crossing has lease terms that are generally one year.

West Phoenix Industrial

On December 21, 2017, we acquired West Phoenix Industrial from an unaffiliated third party for a gross purchase price of approximately $17 million, exclusive of acquisition adjustments. Constructed in 1998, West Phoenix Industrial is an industrial warehouse/distribution building totaling 264,981 square feet, and is located in Phoenix’s Southwest submarket. West Phoenix Industrial was 100% leased to two tenants with a weighted average remaining lease term of three years at a weighted average rent of $3.82 per square foot per year.

Denver Industrial Portfolio

On December 28, 2017, we acquired a fee simple interest in an approximately 486,000 square foot three-property industrial portfolio located in the Central and West submarkets of Denver, Colorado (the “Denver Industrial Portfolio”). The portfolio was acquired from an unaffiliated third party for approximately $51 million, excluding acquisition adjustments. The Denver Industrial Portfolio is 100% leased to 20 tenants. The portfolio is comprised of one Class-A, 261,825 square foot bulk distribution warehouse that is leased to two tenants, one 71,193 square foot urban small-bay warehouse that is leased to three tenants, and one 152,966 square foot urban infill property that is comprised of three buildings and leased to 15 tenants. The remaining weighted average lease term across the portfolio is 3.9 years.

Factors Impacting Our Operating Results

Our results of operations are affected by a number of factors and depend on the rental revenue we receive from the properties that we acquire, the timing of lease expirations, general market conditions, operating expenses and the competitive environment for real estate assets.

Rental Revenues

We receive income primarily from rental revenue generated by the properties that we acquire. The amount of rental revenue depends upon a number of factors, including: our ability to enter into leases with increasing or market value rents for the properties that we acquire; and rent collection, which primarily relates to each future tenant’s financial condition and ability to make rent payments to us on time.

Competitive Environment

We face competition from a diverse mix of market participants, including but not limited to, other companies with similar business models, independent investors, hedge funds and other real estate investors. Competition from others may diminish our opportunities to acquire a desired property on favorable terms or at all. In addition, this competition may put pressure on us to reduce the rental rates below those that we expect to charge for the properties that we acquire, which would adversely affect our financial results.

Operating Expenses

Our operating expenses include general and administrative expenses, including legal, accounting, and other expenses related to corporate governance, public reporting and compliance with the various provisions of U.S. securities laws. As we have with the leases associated with our initial industrial properties, we generally expect to structure our industrial leases so that the tenant is responsible for taxes, maintenance, insurance, and structural repairs with respect to the premises throughout the lease term. Increases or decreases in such operating expenses will impact our overall financial performance.

Our Qualification as a REIT

We have been organized and we intend to elect, and to operate our business so as to qualify, to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2018. Shares of our common stock are subject to restrictions on ownership and transfer that are intended, among other purposes, to assist us in qualifying and maintaining our qualification as a REIT. In order for us to qualify as a REIT under the Code, we are required to, among other things, distribute as dividends at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders and meet certain tests regarding the nature of our income and assets. In order to satisfy a requirement that no five or fewer individuals own (or be treated as owning) more than 50% of our stock, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding common stock.

The Tax Cuts & Jobs Act (the “TCJA”) was enacted on December 22, 2017. The TCJA reduces the U.S. federal corporate income tax rate from 35% to 21% and creates new taxes on certain foreign-sourced earnings. At December 31, 2017, there is no need for us to record, in accordance with ASC 740, any material tax effects related to enactment of the TCJA on our deferred tax balances. This is due to the fact that we are operating in a manner which will allow us to qualify as a REIT and we affirmatively plan to make a REIT election effective January 1, 2018 which will result in a full valuation allowance being recorded against our deferred tax balances. We also estimate that the new taxes on foreign-sourced earnings are not likely to apply to our foreign investments. Although management is still evaluating the effects of the TCJA, we do not believe that the TCJA will materially impact our consolidated financial statements.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the TCJA. SAB 118 provides a measurement period that should not extend beyond one year from the TCJA enactment date for companies to complete the accounting under ASC 740, Income Taxes. Though we believe that the impacts of the TCJA will be immaterial to our financial results, we continues to analyze certain aspects of the TCJA, therefore our estimates may change as additional information becomes available. Many of the provisions of the TCJA will require guidance through the issuance of Treasury regulations in order to assess their effect. There may be a substantial delay before such regulations are promulgated, increasing the uncertainty as to the ultimate effect of the statutory amendments on us. It is also likely that there will be technical corrections legislation proposed with respect to the TCJA this year, the effect of which cannot be predicted and may be adverse to us or our stockholders.

The Company is a taxable subchapter C corporation for its initial tax year ending December 31, 2017. The Company is wholly-owned by TIAA (the “Parent”) as of December 31, 2017 and will be included in Parent’s consolidated U.S. corporation income tax return for its initial tax year. In accordance with SAB1B in conjunction with ASC740, the Company has determined its income tax provision on a separate return basis. The income tax provision as of December 31, 2017 is zero.

Results of Operations

We were formed on May 1, 2017, received our initial capitalization on May 19, 2017 and commenced active real estate operations in December 2017 in connection with the acquisitions of our initial properties. Therefore, comparative operating results are not relevant to the discussion of operating results, and we expect revenues and expenses to increase as we acquire more properties over a full calendar year. The following table sets forth the results of our operations (in thousands):

For the period May 19, 2017 (date of initial capitalization) through December 31, 2017
Revenues
Rental revenue	$374
Tenant reimbursement income	16

Total Revenues	390
Expenses
Rental property operating expenses	175
General and administrative expenses	238
Advisory fee	44
Depreciation and amortization	261

Total Expenses	718
Net Loss	(328)

Net Loss Attributable to Stockholders	$(328)

Revenues

Rental revenue – Our rental revenue for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 related to rent generated from our multifamily property ($300) and industrial properties ($74), all of which were acquired in December 2017.

Tenant reimbursement income – Tennant reimbursement income for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 primarily includes amounts due from tenants for costs related to common area maintenance, real estate taxes and other recoverable costs included in lease agreements.

Expenses

Rental property operating expenses – Property operating expenses for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 primarily includes real estate taxes, utilities and other maintenance expenses associated with the properties acquired in December 2017.

General and administrative expenses – General and administrative expenses for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 primarily include audit and other professional fees.

Advisory fee – The advisory fee for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 related to amounts charged to us by the Advisor.

Depreciation and amortization – Depreciation and amortization for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 relates to property, equipment and intangible assets in connection with the properties acquired in December 2017.

Net loss – Our net loss for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 amounted to $328.

Liquidity and Capital Resources

Our primary needs for liquidity and capital resources are to fund our investments, to make distributions to our stockholders, to repurchase shares of our common stock pursuant to our share repurchase plan, to pay our offering and operating fees and expenses and to pay interest on any outstanding indebtedness we may incur. We will obtain the funds required to purchase investments and conduct our operations from the net proceeds of the Offering, the private placement of Class N shares to TIAA and any future offerings we may conduct, from secured and unsecured borrowings from banks and other lenders and from any undistributed funds from operations. Generally, cash needs for items other than asset acquisitions are expected to be met from operations, and cash needs for asset acquisitions are funded by the private placement of Class N shares to TIAA, public offerings of our Class T, Class S, Class D and Class I shares and debt financings. However, there may be a delay between the sale of our shares and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Once we have raised substantial proceeds in the Offering and acquired a broad portfolio of real estate investments, our target leverage ratio will be approximately 30% to 50% of our gross real estate assets (measured using the fair market value of gross real estate assets, including equity in our securities portfolio), including property and entity-level debt, but excluding debt on the securities portfolio, although it may exceed this level during the offering stage. Our leverage ratio calculation will also factor in the leverage ratios of other vehicles and funds established by TH Real Estate in which we may invest, including the European Cities Fund and the Asia-Pacific Cities Fund. Our charter restricts the amount of indebtedness we may incur to 300% of our net assets, which approximates 75% of the aggregate cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. However, we may borrow in excess of this amount if such excess is approved by a majority of our independent directors, and disclosed to stockholders in the next quarterly report, along with justification for such excess.

If we are unable to raise substantial funds in our public offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our operating fees and expenses include, among other things, the advisory fee we pay to the Advisor, legal, audit and valuation expenses, federal and state filing fees, printing expenses, administrative fees, transfer agent fees, marketing and distribution expenses and fees related to acquiring, financing, appraising and managing our properties. The stockholder servicing fees we pay to the Dealer Manager are accrued up to a maximum amount of 8.75% of the sum of the gross proceeds at the time of the sale of common shares. We do not have any office or personnel expenses as we do not have any employees. We reimburse the Advisor for certain out-of-pocket expenses in connection with our operations. The Advisor has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through the first anniversary of our first acquisition. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but exclude selling commissions, dealer manager fees and stockholder servicing fees. We reimburse the Advisor for such advanced expenses ratably over the 60 months following the first anniversary of the Company’s first investment acquisition. For purposes of calculating our NAV, the organization and offering expenses paid by the Advisor through the first anniversary of the Company’s first investment acquisition are not recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Advisor for these costs.

As of December 31, 2017, the Advisor and its affiliates had incurred organization and offering expenses on our behalf of $2.9 million. These organization and offering expenses are not recorded in the accompanying Consolidated Balance Sheets because such costs were not our liability until January 31, 2018, the date as of which the Offering was declared effective.

Although we have not received any commitments from lenders to fund a line of credit to date, we may decide to obtain a line of credit to fund acquisitions, to repurchase shares pursuant to our share repurchase plan and for any other corporate purpose. If we decide to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure an adequate line of credit to fund share repurchases. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund share repurchases or for other corporate purposes.

Cash Flows

The following table sets forth the primary sources and uses of cash for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 (in thousands):

For the period May 19, 2017 (date of initial capitalization) through December 31, 2017
Cash flows from operating activities	$—
Cash flows used in investing activities	(120,569)
Cash flows provided by financing activities	124,250

Net increase in cash and cash equivalents	$3,681

Operating Activities – During the period May 19, 2017 (date of initial capitalization) through December 31, 2017, there were no net cash flows from operations as our initial properties were acquired in late December 2017.

Investing Activities – Cash flows used in investing activities were $120,569 for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 due to the December 2017 acquisitions of Kirkland Crossing ($54,218), West Phoenix Industrial ($16,785), and Denver Industrial Portfolio ($51,135), less the assumption of certain liabilities of $1,547 and accrued acquisition costs of $22.

Financing Activities – Cash flows provided by financing activities was $124,250 for the period May 19, 2017 (date of initial capitalization) through December 31, 2017 as TIAA purchased shares of common stock at a purchase price of $10.00 per share.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) are non-GAAP financial measures used by many investors and analysts in the real estate industry. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (calculated in accordance with GAAP), excluding gains (losses) on sales and/or impairment of real estate assets, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. This is a common non-GAAP financial measure as accounting for real estate assets on an historical cost basis may not correlate with the value of real estate as determined by market conditions. AFFO further adjusts FFO for other items we believe are not related to our core operations, such as for straight-line rental income. AFFO is not defined by NAREIT and the calculation of AFFO may not be comparable to disclosures made by other REITs.

Management believes that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and AFFO to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and AFFO can facilitate comparisons of operating performance between periods. We report FFO and AFFO because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO and AFFO are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and AFFO.

Our calculations of FFO and AFFO and related methodology may differ from those used by other REITs, and accordingly, may not be comparable to other REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net loss computed in accordance with GAAP as measures of our operations.

Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate AFFO. In the future, the SEC, NAREIT or a regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of AFFO.

The below is a reconciliation of net loss to FFO and AFFO (in thousands):

For the period May 19, 2017 (date of initial capitalization) through December 31, 2017
Net loss	$(328)
Adjustments:
Real estate depreciation and amortization	261

Funds (Used in) Operations	$(67)

Funds from Operations	$(67)
Adjustments:
Straight-line rental income	(14)

Adjusted Funds (Used in) Operations	$(81)

Net Asset Value

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these guidelines is to produce a valuation that represents a fair and accurate estimate of the value of our investments or the price that would be received for our investments in an arm’s-length transaction between market participants, less our liabilities. These valuation guidelines are largely based upon standard industry practices used by private, open-end real estate funds and are administered by the Advisor and its affiliates.

Our board of directors monitors compliance with our valuation guidelines on an ongoing basis. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets from historical cost to fair value in accordance with GAAP. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

The valuation of our real properties is managed by our independent valuation advisor, RERC, LLC, a valuation firm selected by the Advisor and approved by our board of directors. The Advisor is ultimately responsible for the determination of our NAV.

The purchase price per share for each class of our common stock will generally equal our prior month’s NAV per share, as determined monthly, plus applicable selling commissions and dealer manager fees. Our NAV for each class of shares is based on the net asset values of our investments (including real estate-related assets), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including any stockholder servicing fees applicable to such class of shares.

The following table provides the major components of our NAV as of December 31, 2017, including a reconciliation between stockholders’ equity under GAAP and NAV (in thousands, except per share data):

Components of NAV	December 31, 2017
Investments in real property	$123,500
Cash	3,681
Other assets	78
Other liabilities	(1,728)

Net Asset Value	$125,531

Number of Outstanding Shares	12,425,000

Reconciliation of Stockholders’ Equity to NAV	December 31, 2017
Stockholders’ equity under GAAP	$123,922
Adjustments:
Unrealized real estate appreciation	1,362
Straight-line rent	(14)
Accumulated depreciation and amortization	261

Net Asset Value	$125,531

Our investments in real estate are recorded at fair value when determining NAV, as compared to historical cost for purposes of GAAP. Accordingly, the related depreciation and amortization is not recorded when determining NAV. NAV also excludes any effects for straight-line rental income.

The fair values presented above and their usage in the calculation of net asset value per share presented below have been prepared by, and is the responsibility of, management.

PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the fair values or the calculation of net asset value per common share, which utilizes information that is not disclosed within the financial statements, and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

As of December 31 2017, all outstanding shares of common stock were undesignated and held by TIAA through its wholly owned subsidiary. Our NAV per share of our undesignated common stock as of December 31, 2017 was $10.10. On January 24, 2018, we filed articles of amendment and restatement with the State Department of Assessments and Taxation of Maryland and our undesignated common stock became Class N shares of common stock and the Class D, Class S, Class T and Class I shares sold in the Offering were authorized.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the December, 31, 2017 valuations, based on property types. Once we own more than one multifamily, office and retail property, we will include the key assumptions for this property type.

Property Type	Discount Rate	Exit Capitalization Rate
Industrial	7.2%	6.3%

These assumptions are determined by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Industrial
Discount rate	0.25% decrease	2.0%
(weighted average)	0.25% increase	-1.8%
Exit capitalization Rate	0.25% decrease	2.6%
(weighted average)	0.25% increase	-2.3%

Limitations and Risks

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different NAV per share. Accordingly, with respect to our NAV per share, we can provide no assurance that:

(1)	a stockholder would be able to realize this NAV per share upon attempting to resell his or her shares;

(2)	we would be able to achieve, for our stockholders, the NAV per share, upon a listing of our shares of common stock on a national securities exchange, selling our real estate portfolio, or merging with an-other company; or

(3)	the NAV per share, or the methodologies relied upon to estimate the NAV per share, will be found by any regulatory authority to comply with any regulatory requirements.

Furthermore, the NAV per share was calculated as of a particular point in time. The NAV per share will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital markets activities, and attributes specific to the properties and assets within our portfolio.

Critical Accounting Policies

The preparation of the financial statements in accordance with GAAP involves significant judgements and assumptions and require estimates about matters that are inherently uncertain. These judgments affect our reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.    We consider our accounting policies over investments in real estate and revenue recognition to be our critical accounting policies. See Note 2 to the consolidated financial statements for further descriptions of such critical accounting policies along with other significant accounting policy disclosures.

Recent Accounting Pronouncements

See Note 3 – “Summary of Significant Accounting Policies” to the consolidated financial statements in this prospectus for a discussion concerning recent accounting pronouncements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

PRIOR PERFORMANCE

The information presented in this section presents the historical experience of real estate investment programs (excluding separately managed accounts and co-investment accounts unless otherwise noted) sponsored in the last ten years by Nuveen and its affiliates, all of which were managed by TH Real Estate. Our structure and investment strategy are different from these prior programs and our performance depends on factors that may not be applicable to or affect the performance of these other programs. Further, eleven of the prior programs discussed in this section were conducted through privately-held entities that were not subject to all of the laws and regulations that apply to us as a publicly offered REIT. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior programs. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding certain prior programs. References herein to Nuveen include its affiliates.

Capital Raising

TH Real Estate has programs that invest primarily in real property and programs that invest primarily in real estate-related assets. Certain of these prior programs are privately offered and do not file public reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which we refer to as “private programs,” and certain of these prior programs publicly file reports pursuant to the Exchange Act, which we refer to as “public programs.”

During the ten year period ended December 31, 2017, TH Real Estate and its affiliates sponsored thirteen real estate programs, consisting of: (1) ten programs that invest primarily in real property, consisting of nine private programs and one public program, and (2) three private programs that invest primarily in real estate-related debt. In the aggregate, during this period and excluding JHUKPAIF (described below), TH Real Estate and its affiliates raised approximately $6.6 billion from over 300 investors from its prior private programs. Additionally, during this period TIAA, the parent of Nuveen, raised approximately $23.4 billion from its public program managed by TH Real Estate. No prior public programs sponsored by TH Real Estate and its affiliates included a date or time period in its offering materials at which the program might be liquidated.

Excluded from the prior programs described herein are certain separately managed accounts, funds and joint ventures for which TH Real Estate and Nuveen raised capital but did not have discretion over the selection of investments for such accounts. Also excluded is TIAA General Account, the insurance company general account of Teachers Insurance and Annuity Association of America, the Advisor’s ultimate parent company and a New York-regulated insurance company.

Please see “Appendix A: Prior Performance Tables—Table I” for more detailed information about fund raising for certain prior TH Real Estate programs during the three year period ended December 31, 2017.

Investments

During the ten years ended December 31, 2017, prior TH Real Estate programs made investments in approximately 294 real estate properties with an aggregate investment amount of approximately $18.7 billion. The table below provides details about the location and aggregate dollar amount of these properties.

	Property Investments
Location	Number	Cost(*)
		(In millions)
United States	117	$14,288
Europe	117	4,447
Asia-Pacific	0	—
Canada	0	—
South America	0	—

Total All Locations	294	$18,735

(*)	Represents the programs’ equity investments.

The following table gives a breakdown of the aggregate investments in real property (based on dollar amount of investments) made by prior TH Real Estate real estate programs, categorized by property type, as of December 31, 2017.

Type of Property	Total(*)
Office	23%
Retail	33%
Residential (including multifamily)	31%
Industrial	12%
Other	1%

Total	100%

(*)	Less than 1% of total properties were development properties requiring construction.

Sales and Dispositions

Approximately 290 investments in real property have been disposed of by prior TH Real Estate programs during the ten years ended December 31, 2017. The aggregate net sales proceeds of such properties was approximately $10.9 billion.

Please see “Appendix A: Prior Performance Tables—Table III” for information about the operating results of certain prior TH Real Estate programs, the offerings of which are open or closed in the five years ended December 31, 2017.

Investment Objectives

We consider a program to have an investment objective similar to that of our real estate portfolio if the program seeks steady income and potential capital appreciation by investing primarily in stabilized, income-oriented commercial real estate. Excluding JHUKPAIF (described below), approximately 89.3% of the aggregate funds raised from investors by all of the prior TH Real Estate programs were invested in programs with investment objectives similar to that of our real estate portfolio.

The aggregate cost of the underlying properties of the prior TH Real Estate programs with similar investment objectives is about 89.1% of the total aggregate cost incurred by all of the prior programs during the period. During the ten years ended December 31, 2017, 249 investments in real property have been disposed of by prior TH Real Estate programs with similar investment objectives to ours. The aggregate net sales proceeds of such properties was approximately $9.4 billion.

Prior Program Summary

Below is a description of all of the prior TH Real Estate real estate programs that were in their investment or operational phases in the last ten years. As noted under “—Investment Objectives,” not all of the prior programs have investment objectives similar to ours.

Real Property Programs

Nuveen and its affiliates have sponsored and managed ten real estate programs that invest primarily in real property (in addition to separately managed accounts and co-investment accounts, and taking into account any related parallel funds and alternative investment vehicles) during the ten years ended December 31, 2017. Each of these prior programs primarily made or make control-oriented, privately-negotiated real estate-related equity investments.

Among the prior TH Real Estate real estate programs, the following seven programs have investment objectives similar to ours:

•	TIAA Real Estate Account (“REA”) is a TIAA-sponsored, publicly-registered variable annuity account launched in October 1995 which invests in a diversified portfolio of core real estate and real estate-related assets. REA seeks favorable long-term returns primarily through rental income and appreciation. As of December 31, 2017, REA has an approximately $21.6 billion, 138-investment portfolio.

•	U.S. Cities Fund LP (formerly known as TIAA-CREF Core Property Fund) (“USCF”) is an open-end, diversified core real estate fund launched in August 2004 that is privately offered to institutional and high net worth investors. USCF focuses on investments in retail, office, industrial and multifamily properties in top urban markets of the United States, and as of December 31, 2017 has an approximately $780 million, thirteen-property portfolio.

•	North America Property Fund, LP (“NAPF”) was initially an open-end, diversified core real estate fund launched in September 2005 and became a single-investor separate account in March 2015. NAPF focuses on investments in retail, office and industrial properties in U.S. markets, and has an approximately $175.6 million, five-property portfolio.

•	TIAA-CREF Real Property Fund (“RPF”) is an open-end, diversified core real estate fund launched in July 2016. RPF’s strategy seeks a favorable long-term total return by primarily investing in a diversified portfolio of U.S. commercial core real estate assets with an emphasis on institutional quality assets in supply constrained, high-barrier to entry markets. As of May 31, 2017, RPF has an approximately $486.1 million, ten-property portfolio comprised of office, retail, industrial and multifamily properties.

•	PennMuni-TIAA U.S. Real Estate Fund, LLC (“PTUSREF”) is a closed-end, diversified core real estate fund launched in January 2008. PTUSREF seeks to invest in a portfolio of U.S. core properties diversified by geography and property type, with emphasis placed on capital preservation and consistency in return. As of December 31, 2017, PTUSREF has an approximately $260 million, eight-property portfolio comprised of office, retail, residential and industrial properties.

•

European Cities Partnership SCSp (“European Cities Fund”) was formed in December 2015 as an open-end fund which seeks to build a diversified portfolio of high quality and stabilized core commercial real estate located in or around certain “Investment Cities” in Europe selected for their resilience, potential for long-term structural performance and ability to deliver an attractive and stable distribution yield. The European Cities Fund has aggregate capital commitments of approximately $1.3 billion. As of December 31, 2017, the fund owns six real properties across Europe, consisting of four retail properties, one mixed-use property and one office property (gross asset value of approximately €865 million, or $1.04 billion). In addition, the fund has acquired one European office property (gross asset value of approximately €100 million ($120 million) in March 2018 and has contracted to acquire two further European offices (gross asset value of €300 million and €150 million), expected to complete in April 2018 and December 2019, respectively.

•	Janus Henderson UK Property PAIF (“JHUKPAIF”) is an open-ended investment company which is a Property Authorized Investment Fund, or PAIF, with daily liquidity for retail investors. It aims to achieve growth of both income and capital through investment primarily in core real estate located in the United Kingdom. As of December 31, 2017, JHUKPAIF owned 86 properties across the United Kingdom with a net asset value of £2.98 billion ($3.4 billion). TH Real Estate is the sub-advisor for the direct real estate portion of JHUKPAIF with responsibility for JHUKPAIF’s property-level performance and has investment discretion only for JHUKPAIF’s real property portfolio. TH Real Estate is not responsible for JHUKPAIF’s capital raising, marketing, investor relations, administration or fund-level fees and expenses.

The following remaining prior TH Real Estate real estate programs do not have investment objectives similar to ours because they seek primarily capital appreciation by investing generally in value-add real estate rather than seeking steady income and potential capital appreciation by investing primarily in stabilized real estate:

•	CASA Series (“CASA”) is a series of seven multifamily housing funds that seek to integrate value-enhancing strategies with enhanced cash yields and stabilized cash flows. The earliest CASA fund was launched in December 1993 and the most recent was launched in April 2016. For the period beginning January 1, 2008 and ending December 31, 2017, the CASA funds raised an aggregate of $661.3 million. The CASA funds, in aggregate, have an approximately $2.48 billion, 47-property portfolio.

•	T-C U.S. Super Regional Mall Fund LP (“SRM Fund”) launched in July, 2015 and had its final closing in September 2016, with total capital commitments of approximately $1.35 billion. SRM has an approximately $4.2 billion, 3.92 million square-foot equity portfolio comprised of malls.

•	TH Real Estate U.S. Strategic Industrial Fund I LP (“SIF”) launched and had its first close in November, 2017, with total capital commitments of approximately $111.7 million. SIF has an approximately $37.5 million, 3.2 million square-foot equity portfolio comprised of industrial properties and developmental land.

Real Estate-Related Debt Programs

Nuveen has sponsored and managed three programs that invest primarily in real estate-related debt during the ten years ended December 31, 2017. These three programs, described below, do not have investment objectives similar to ours because they seek primarily income rather than income and potential capital appreciation.

•	Global Real Estate Debt Partners—Fund I (UK) SCSp-SIF (formerly known as TIAA Henderson Real Estate Debt Fund SCSp-SIF) (“Global Real Estate Debt Partners”) is a closed-end debt fund established in November 2014 that seeks attractive risk-adjusted returns through investments in a diversified portfolio of commercial real estate debt secured directly or indirectly by predominantly income-producing commercial real estate assets located in the United Kingdom. Global Real Estate Debt Partners has an approximately GBP £161 million ($217 million), nine-investment portfolio comprised of loans on residential, retail, office, industrial and other types of properties located in the United Kingdom.

•	T-C H-T Venture LLC (“T-C H-T Venture”) is a closed-end debt fund established in November 2014 between TIAA and the Korean Teachers Credit Union that seeks to invest in commercial mortgage loans, mezzanine loans, preferred equity interests, and single/asset borrower CMBS bonds secured by office, industrial, retail and multifamily assets located in major U.S. markets. As of December 31, 2017, T-C H-T Venture has an approximately $498.6 million, four-investment portfolio comprised of loans on office properties in the United States.

•

T-C M-T Venture LLC (“T-C M-T Venture”) is a closed-end debt fund established in May 2017 between TIAA and the Korean Teachers Credit Union that seeks to invest in commercial mortgage loans, mezzanine loans, preferred equity interests, and single/asset borrower CMBS bonds secured by office, industrial, retail and multifamily assets located in major U.S. markets. As of December 31, 2017, T-C M-T Venture has an approximately $340 million, four-investment portfolio comprised of loans on office properties in the United States.

Material Adverse Developments on Prior Programs

Nuveen has invested in real estate through various economic cycles, including the global financial crisis. Adverse business developments in prior programs described above were generally the result of broader economic distress (e.g., the global financial crisis, periods of increased volatility). Specific instances of such temporary adverse developments are discussed below.

During the global financial crisis of 2008 and 2009, the U.S. and international markets experienced high volatility, significant declines in real estate values, severe disruptions in the credit and capital markets and deteriorated property operating fundamentals. As a result, valuations of TH Real Estate’s real estate programs and real estate-related debt programs during this period were reduced. For example, from the period beginning January 1, 2009 and ending on December 31, 2009, the aggregate gross asset values of USCF, PTUSREF, Casa Partners III (one of the CASA funds) and NAPF decreased by 25.2%, 22.5%, 55% and 33%, respectively.

Additionally, the prior Nuveen real estate programs have from time to time realized losses on certain investments, had tenants file for protection from creditors under the bankruptcy code, tenants vacate facilities prior to or at the end of, or cease operations during, a lease term, and litigation with tenants involving lease defaults and sales of properties. These developments caused a reduction in cash flow and an increase in administrative expenses during certain periods.

REA had net realized and unrealized losses on investments and mortgage loans payable of approximately $3.6 billion for the year ended December 31, 2009, and net realized and unrealized losses of approximately $2.5 billion for the year ended December 31, 2008—for a total of approximately $6.1 billion for the 24 month period from January 1, 2008 to December 31, 2009. Additionally, on May 19, 2011, a retail property located in Aiken, South Carolina held by REA through a joint venture investment was foreclosed upon. REA’s 85% portion of its cost basis in the property at the date of foreclosure was $13.4 million and the debt associated with the property was $6.2 million. REA realized a loss at the time of foreclosure of $7.2 million, all of which had been previously recognized as an unrealized loss in the in REA’s statement of operations. On September 26, 2014, a retail property located in Willoughby Hills, Ohio was conveyed to the lender by REA’s joint venture investment, in which REA holds an 85% interest. As a result, REA realized a loss of $35.8 million, the majority of which had been previously recognized as unrealized losses in REA’s consolidated statements of operations.

Beginning in November 2016, investors in USCF began to submit requests to redeem their interests in the fund. There are currently 37 investors in line for redemption from USCF (constituting all of the investors in the fund) seeking redemptions of all third party capital in the fund, consisting of approximately $1.05 billion in net asset value (as of May 31, 2017). While USCF continues to review strategic alternatives, it is anticipated that USCF will proceed with an orderly liquidation of the fund’s assets to satisfy the redemption requests.

Uncertainty generated by the European Union referendum in June 2016 had a negative effect on market sentiment and led to substantial withdrawals from property funds. As a result, beginning on July 5, 2016, the redemption of shares of JHUKPAIF and units of the JHUKPAIF feeder fund was suspended by the board of directors for Henderson Investment Funds Limited, the authorized corporate director for JHUKPAIF. The suspension was implemented to safeguard the interests of all investors. It allowed JHUKPAIF to restore liquidity through the orderly sale of some of JHUKPAIF’s properties, and allowed JHUKPAIF to maintain a portfolio with quality tenants and a strong mix of property types while new funds were raised prior to reinstating redemptions. JHUKPAIF’s suspension of redemptions ended on October 14, 2016.

Additional adverse developments may have also contributed to a reduction in cash flow and an increase in administrative expenses during certain periods.

Upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the SEC by any public program described above that has reported to the SEC within the last 24 months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses. These reports and exhibits, as well as other reports required to be filed with the SEC, are also available at the SEC’s website at www.sec.gov.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2018, information regarding the number and percentage of shares owned by each director, our chief executive officer, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. As of the date of this prospectus, we had one stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 730 Third Avenue, 3rd Floor, New York, NY 10017.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Officers
Michael J.L. Sales	0	0%
Michael A. Perry	0	0%
John L. MacCarthy	0	0%
Donna Brandin	0	0%
John R. Chandler	0	0%
Steven R. Hash	0	0%
Robert E. Parsons, Jr.	0	0%
G. Christopher McGibbon	0	0%
Timothy S.G. Horrocks	0	0%
Chris S. Reilly	0	0%
Austin H. Mitchell	0	0%
Keith A. Jones	0	0%
Richard M. Kimble	0	0%
Alice L. Breheny	0	0%
James E. Sinople	0	0%
William M. Miller	0	0%

All directors and executive officers as a group	0	0%
5% Stockholders
Teachers Insurance and Annuity Association of America*	20,000,000	100%

*	Holds Class N shares of common stock.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find More Information” section below.

Under our charter, we have authority to issue a total of 2,200,000,000 shares of capital stock. Of the total shares of stock authorized, 2,100,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as Class T shares, 500,000,000 of which are classified as Class S shares, 500,000,000 of which are classified as Class D shares, 500,000,000 of which are classified as Class I shares, and 100,000,000 of which are classified as Class N shares, and 100,000,000 are classified as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue, or to issue additional classes of stock which may be subject to various class-specific fees.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. The holders of common stock vote together as a single class on all actions to be taken by the stockholders; provided, however, that with respect to (i) any amendment of the charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of common stock, (ii) any matter submitted to stockholders that relates solely to a particular class of common stock or (iii) any matter submitted to stockholders in which the interests of a particular class of common stock differ from the interests of all other classes of common stock, only the affirmative vote of the holders of a majority of such affected class of common stock, with no other class of common stock voting except such affected class of common stock voting as a separate class, is required. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares of stock that we issue. Each class of our common stock is subject to certain class-specific fees and expenses, as described in this prospectus.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the fees, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any new class or series of shares of stock.

We generally do not issue certificates for shares of our common stock. Shares of our common stock are held in “uncertificated” form, which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Class T Shares

Each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this stockholder servicing fee consists of an advisor stockholder servicing fee and a dealer stockholder servicing fee. We expect that generally the advisor stockholder servicing fee will equal 0.65% per annum and the dealer stockholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

The upfront selling commission and dealer manager fee are not payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares are charged the stockholder servicing fee payable with respect to all our outstanding Class T shares.

Class T shares are generally available for purchase through brokerage and transaction-based accounts.

We will cease paying the stockholder servicing fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to Class T, Class S and Class D shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) over approximately seven years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.91.

Class S Shares

Each Class S share issued in the primary offering is subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

The upfront selling commission is not payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares are charged the stockholder servicing fee payable with respect to all our outstanding Class S shares.

Class S shares are generally available for purchase through brokerage and transaction-based accounts.

We will cease paying the stockholder servicing fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the Class T, Class S and Class D shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto. At the end of such month, each Class S share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share (in the case of a limit of 8.75% of gross proceeds) over approximately seven years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $0.91.

Class D Shares

No upfront selling commissions are paid for sales of any Class D shares. We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the stockholder servicing fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the Class T, Class S and Class D shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto. At the end of such month, each Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share (in the case of a limit of 8.75% of gross proceeds) over approximately 35 years from the date of purchase, assuming opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.88.

Class I Shares

No upfront selling commissions or stockholder servicing fees are paid for sales of any Class I shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) by endowments, foundations, pension funds and other institutional investors, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor, Nuveen or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (6) other categories of investors that we name in an amendment or supplement to this prospectus.

Class N Shares

TIAA purchased 20,000 shares of Class N common stock at $10.00 per share for our initial capitalization. TIAA may not sell any of these shares during the period that TH Real Estate Global Cities Advisors or an affiliate of Nuveen serves as our advisor, but the holder may transfer the shares to its affiliates. TIAA may not vote on the removal of any of its affiliates (including the Advisor), and may not vote regarding any transaction between us and TIAA or any of its affiliates, including TH Real Estate.

Subsequent to our initial capitalization, TIAA purchased an additional $200 million in shares of Class N common stock (less the $200,000 initial capitalization amount) at a purchase price of $10.00 per share. TIAA has also agreed to purchase upon our request during the period commencing January 1, 2018 and ending January 31, 2020: (1) $50 million in shares of Class N common stock following the date when our NAV (exclusive of cash and listed securities) exceeds $100 million, and (2) $50 million in shares of Class N common stock following the date when our NAV (exclusive of cash and listed securities) exceeds $200 million, each at the then-current transaction price, which will generally be the prior month’s NAV per share for Class N shares. TIAA makes its investments in us through a wholly owned subsidiary. Class N shares are not available for purchase in this offering and are only expected to be available for purchase by TIAA and its affiliates, provided that our board of directors may agree to sell additional Class N shares in one or more subsequent private placements to others.

The Class N shares purchased by TIAA described above (excluding the initial capitalization which must be held for so long as TH Real Estate Global Cities Advisors or an affiliate of Nuveen or its affiliate serves as our advisor) shall be subject to the following limitations on repurchase:

•	(i) TIAA may submit up to 4,980,000 Class N shares for repurchase upon the earlier of (1) the date that our NAV reaches $1 billion, and (2) January 31, 2020; and (ii) TIAA may submit all of its remaining Class N shares for repurchase beginning on January 31, 2023.

•

The total amount of repurchases of Class N shares eligible for repurchase will be limited to no more than 0.67% of our aggregate NAV per month and no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any month or quarter the total amount of aggregate repurchases of all classes of our common stock do not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above repurchase limits on the Class N shares shall not apply to that month or quarter and TIAA shall be entitled to submit shares for repurchase up to the overall share repurchase plan limits.

All of the foregoing limitations shall not apply to the extent that the Advisor or its affiliate is no longer serving as our external advisor.

Holders of the Class N shares are entitled to receive distributions at the same rate applicable to other classes of our common stock, except with regard to deductions based on class-specific fees. The Class N shares are not subject to any upfront selling commissions, dealer management fees or stockholder servicing fees, and the advisory fee applicable to the Class N shares is lower than the advisory fee applicable to our share classes publicly sold in this offering. See “Compensation.” Therefore, Class N shares will have a higher NAV and a different distribution amount relative to our other share classes.

Other Terms of Common Stock

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described in the “—Class T Shares,” “—Class S Shares,” and “—Class D Shares” sections above, each Class T share, Class S share, Class D share and Class N share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or listed securities or (iii) after termination of the primary portion of the offering in which such Class T shares, Class S shares and Class D shares were sold, the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of the offering. In addition, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share, Class D share and Class N share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.

However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders is held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairman of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting and the matters proposed to be acted on at such meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the distribution of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote which are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or dissolve us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote on any action, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders are those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If the Advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, the Advisor and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Nuveen Global Cities REIT, Inc., 730 Third Avenue, 3rd Floor, New York, NY 10017. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value or number of shares, whichever is more restrictive of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our charter or as it may determine. Our charter provides for, and our board of directors has granted, limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.

Distribution Policy

We intend to declare distributions based on record dates established by our board of directors and to pay such distributions to stockholders on a quarterly basis commencing with the first full calendar quarter after we commence operations. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a quarterly distribution for a certain dollar amount per share for each class of our common stock. We then calculate each stockholder’s specific distribution amount for the quarter using applicable record and declaration dates, and your distributions begin to accrue on the date you are admitted as a stockholder.

Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares and Class N shares will likely differ because of different allocations of class-specific stockholder servicing fees and a different allocation of advisory fees to the Class N shares. We expect to use the “record share” method of determining the per share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares and Class N shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock is increased by the sum of all class-specific fees for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific fees allocable to such class.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. See the “Material U.S. Federal Income Tax Considerations—Taxation of REITs in General—Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs” sections of this prospectus. Generally, income distributed to stockholders is not taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations depends on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering results in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities dilutes your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations is higher in the early stages of the offering.

Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby holders of Class T shares, Class S shares, Class D shares and Class I shares (other than residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon and Washington and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) have their cash distributions automatically reinvested in additional shares of our common stock (of that same class) unless they elect to receive their distributions in cash. Holders of Class N shares are not eligible to participate in the distribution reinvestment plan and will receive their distributions in cash. Residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon and Washington and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will also receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan are immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to the transaction price at the time the distribution is payable. Stockholders do not pay upfront selling commissions when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to shares of our Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and are treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Account Statements

Our transfer agent provides on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year is provided to each applicable participant.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to the Advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.

Vacancies on Board of Directors; Removal of Directors

Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or an increase in the number of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified. Our independent directors will choose the nominees to fill vacancies in our independent director positions.

Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including, without limitation, the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Limited Partnership Agreement of Nuveen Global Cities REIT OP, LP, which we refer to as the “partnership agreement.”

Management of the Operating Partnership

Nuveen Global Cities REIT OP, LP was formed on April 28, 2017 to acquire and hold assets on our behalf.

We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership is deemed to be our assets and income.

We are and expect to continue to be the sole general partner of the Operating Partnership. As of the date of this prospectus, the only limited partner of the Operating Partnership is Nuveen Global Cities REIT LP, LLC, our wholly owned subsidiary.

As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. Pursuant to the Advisory Agreement, however, we have delegated to the Advisor authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

The Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners may be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions

We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different advisory fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.

Issuance of Additional Limited Partnership Interests

As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities.

The Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

We may not transfer all or any portion of our interest in the Operating Partnership or withdraw as general partner of the Operating Partnership except as provided, or in connection with a transaction contemplated, by the partnership agreement. Except as otherwise provided herein or in the partnership agreement, we may not engage in any merger, consolidation or other combination with or into another person or the sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of us, unless the consent of limited partners of the Operating Partnership holding more than 50% of the “percentage interests” (as defined below) of the limited partners is obtained. “Percentage interest” is the percentage determined by dividing (i) the capital contributions of a general or limited partner to the Operating Partnership by (ii) the sum of the capital contributions of all general or limited partners to the Operating Partnership.

Notwithstanding the foregoing, (i) we may transfer all or any portion of our interest in the Operating Partnership to (A) a wholly owned subsidiary of us or (B) the owner of all of our ownership interests, and following a transfer of all of our interest in the Operating Partnership, we may withdraw as general partner of the Operating Partnership; and (ii) we may engage in a transaction that is not required by law, or by the rules of any national securities exchange on which our shares are listed, to be submitted to the vote of our stockholders.

The limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, as well as our officers, directors, employees and such other persons as we may designate, by the Operating Partnership for liabilities incurred in dealings with third parties related to the operations of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

The Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets are adjusted, the top federal income rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions are eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.

Prospective stockholders are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2018. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

In connection with this offering, Alston & Bird LLP has rendered an opinion that, commencing with our first taxable year in which we make an election to be taxed as a REIT, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. Investors should be aware that the opinion of Alston & Bird LLP is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and is not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT qualification requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of Alston & Bird LLP is based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent distributed to stockholders as a dividend, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on our taxable income, including net capital gains, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•	If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets we would be subject to tax at the highest regular corporate rate on the built-in gain if we dispose of that built-in gain asset during the five-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding its gross income, assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Assets owned, and income earned, by a taxable REIT subsidiary is not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as advisory fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, a 100% tax applies to certain non-arm’s length transactions between a REIT and its TRS. See “—Penalty Tax.”

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

We may form one or more non-U.S. TRSs, e.g., to hold interests in the International Affiliated Funds or make a TRS election for a corporate subsidiary of an International Affiliated Fund. Any such TRS is likely to be a “controlled foreign corporation” or a “passive foreign investment company” under the Code, and we may be required to take into income the net income of such a TRS each year under the “subpart F income” rules applicable to “controlled foreign corporations” or the “qualified electing fund” rules applicable to “passive foreign investment companies” without regard to whether we receive any distributions from the TRS. Such inclusions are not clearly listed as types of qualifying income for purposes of the REIT 95% gross income test and, while the Internal Revenue Service has issued a number of private letter rulings treating such inclusions as qualifying income for purposes of the REIT 95% gross income test, we do not have such a ruling, and the Internal Revenue Service could challenge our treatment of such inclusions.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We expect that the CMBS and residential mortgage-backed securities (“RMBS”) in which we invest generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. We also may lease to our TRS if the TRS engages an “eligible independent contractor” to manage such properties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” that is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gain. Certain foreign currency gains that we recognize will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the

95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from disposition of, such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	interests in personal property that generates rents from real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

•	investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below) where such REIT is a publicly offered REIT.

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (21% for taxable years beginning after December 31, 2017) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

The Tax Cuts and Jobs Act contains provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we will have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to the Operating Partnership, underlying partnerships and our TRS. This limitation does not apply to an “electing real property trade or business.” We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether each of our subsidiaries, particularly our TRS, is eligible to elect out. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system, with a 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property. Finally, there are new limitations on the use of net operating losses arising in taxable years beginning after December 31, 2017.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships, including the International Affiliated Funds, in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Recordkeeping Requirements

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of the Operating Partnership and any Subsidiary Partnerships

General. Substantially all of our assets will be held through the Operating Partnership which initially will be treated as a disregarded entity for federal income tax purposes but may become treated as a partnership in the future. In addition, the Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by the Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If the Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of the Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Under new rules for U.S. federal income tax audits of partnerships with respect to tax returns for taxable years beginning after December 31, 2017, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to the Operating Partnership in exchange for Operating Partnership interests in connection with future acquisitions. In such case, allocations must be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to qualified dividends distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. holders will be entitled to deduct 20% of ordinary REIT dividends they receive. In combination with the 37% maximum rate applicable to non-corporate U.S. holders in such years, ordinary REIT dividends are subject to a maximum tax rate of 29.6%, as compared with the 39.6% rate applicable in taxable years beginning before January 1, 2018. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends-received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such excess in income as long-term capital gain if the shares have been held for more than one year, or as short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and U.S. holders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase its basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss, Excess Business Loss and Investment Interest Limitation. Dividends that we distribute and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore, U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce, subject to certain limitations, our REIT taxable income and, accordingly, the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs or only apply to dividends from REITs in certain circumstances. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution as if it were a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In the case of a non-U.S. holder that is a corporation, this gain may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above with respect to ordinary dividends. Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•	the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. The following rules simplify such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies, or RICs, the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a U.S. person or a non-U.S. person on a look-through basis.

No assurance can be given, however, that we are or will be a domestically controlled REIT.

Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•	the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the specified testing period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Stockholders. Subject to the exception discussed below, a qualified stockholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. A qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of Non-U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of repurchase payments to non-U.S. holders other than qualified stockholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends paid in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on payments of gross proceeds from the sale of, shares of our common stock to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of, and after December 31, 2018, payments of gross proceeds from the sale of, our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts (“IRAs”) and other plans that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and any entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the shares on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when an ERISA Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Operating Company

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

It is anticipated that, from and after the date we make our first investment, either (i) our shares of common stock will qualify for the exception for a “publicly offered security” or (ii) the terms and conditions of our investments, and the rights obtained and exercised with respect to such investments, will enable us to qualify as a REOC within the meaning of the Plan Assets Regulation. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan may not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

Representation

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that:

(1)	either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchaser made its own discretionary decision to invest in our common stock and the purchase and/or holding of the shares by such purchaser or transferee will not constitute a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws;

(2)	the Advisor, TH Real Estate, the Sponsor, TIAA, us or any of the affiliates of any of the foregoing (the “Nuveen Entities”) have not provided investment advice of any kind at any time to the purchaser and subsequent transferee or any of their affiliates;

(3)	the sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan; and

(4)	Each ERISA Plan investor’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:

(i)	is independent of the Nuveen Entities;

(ii)	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this prospectus;

(iii)	is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the ERISA Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the ERISA Plan’s investment in us and any related transactions; and

(iv)	is either: (A) a bank as defined in Section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.

Notwithstanding the foregoing, any ERISA Plan investor which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (4) above.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

PLAN OF DISTRIBUTION

We are offering up to $5,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Nuveen Securities, LLC, the Dealer Manager, a FINRA-registered broker-dealer affiliated with the Advisor. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person is obligated to purchase any shares. Our offering consists of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.

We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and different ongoing stockholder servicing fees.

Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) by endowments, foundations, pension funds and other institutional investors, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. If you are eligible to purchase all four classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class T, Class S or Class D shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or bank trust department by a potential investor as an inducement for such investment adviser or bank trust department to advise favorably for an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years and we will disclose any extension in a prospectus supplement. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Our shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. We publish an updated transaction price monthly pursuant to the procedures described in this prospectus. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares offered in this offering may have a different NAV per share because stockholder servicing fees differ with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

Underwriting Compensation

We have entered into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and certain registered investment advisers, which we refer to as “selected RIAs.” The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives, and with selected RIAs, with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class I shares	None	None

The following table shows the stockholder servicing fees we will pay the Dealer Manager with respect to the Class T, Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees will be paid monthly in arrears.

Stockholder Servicing Fee as a % of NAV
Class T shares	0.85%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)	Consists of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum (or other amounts, provided that the sum equals 0.85%), of the aggregate NAV of outstanding Class T shares.

Upfront Selling Commissions and Dealer Manager Fees

Class T and Class S Shares. Subject to any discounts described below, the Dealer Manager will be entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T and Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class T or Class S shares issued and sold in this offering you will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser;” provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.

Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class T or Class S shares, and certain broker-dealers may sell shares with reduced upfront commissions. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares.

Class D and Class I Shares. No upfront selling commissions will be paid with respect to Class D and Class I shares sold in this offering, and selected RIAs will not be paid any cash compensation, fees or commissions by us or the Dealer Manager in connection with any Class D or Class I shares sold in the offering.

Stockholder Servicing Fees—Class T, Class S and Class D Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I shares.

The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share, Class S share and

Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately seven years from the date of purchase and with respect to a Class D share over approximately 35 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.88.

Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class T, Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. For Class T shares, advisor stockholder services are answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests and dealer stockholder services are assistance with recordkeeping. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the Dealer Manager will waive the stockholder servicing fee that broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

We or the Advisor may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and stockholder servicing fees), subject to the limitations described herein.

Limitations on Underwriting Compensation

In addition to the conversion feature described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares,” we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and the Advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of this offering, the Advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of the gross proceeds from this offering.

In order to provide an example of the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class S shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class S shares are sold with the highest possible upfront selling commissions and (5) NAV per share is $10.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying stockholder servicing fees with respect to any Class S stockholder after the time the total upfront selling commissions and stockholder servicing fees paid with respect to the shares in such Class S stockholder’s account reach 8.75% of the gross proceeds from the offering of such Class S shares in the aggregate (assuming such stockholder purchased all of his/her class S shares at the same time).

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $4,000,000,000

Upfront selling commissions	$135,265,700	3.38%
Stockholder servicing fees(1)	214,734,300	5.37%
Other costs and reimbursements(2)	49,900,000	1.25%
Legal fees allocable to the Dealer Manager	100,000	<0.01%

Total(2)	$400,000,000	10.00%

(1)	We will pay the Dealer Manager a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
(2)	Other costs and reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with the Dealer Manager in connection with the wholesaling of our offering, (d) expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities and (e) additional amounts for gifts and business entertainment expenses. The Dealer Manager will incur the expenses set forth in (c) and (d) above without reimbursement from us, and we will reimburse the Dealer Manager or its affiliates for the other expenses set forth above, in each case, to the extent permissible under applicable FINRA rules. In no event shall any gifts for registered representatives be given that exceed an aggregate value of $100 per annum per individual or are preconditioned on achievement of a sales target.

Term of the Dealer Manager Agreement

Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. No termination fees are payable in connection with the termination of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, the selected RIAs, and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

HOW TO SUBSCRIBE

You may buy or request that we repurchase shares of our common stock through your financial advisor (including a selected RIA), a participating broker-dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies, suspends or terminates the share repurchase plan.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix C. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

•	Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “Nuveen Global Cities REIT, Inc.” After you have satisfied the applicable minimum purchase requirement of $2,500 for Class T, Class S and Class D shares, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000 (unless such minimum is waived by the Dealer Manager), additional purchases must be in increments of $500. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers or selected RIAs may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer or selected RIA).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the transaction price equals the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Completed subscription requests are not accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.nuveenglobalreit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have at least three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Shares of our common stock purchased by a fiduciary or custodial account are registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

Purchase Price

Our shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. We publish an updated transaction price monthly pursuant to the procedures described in this prospectus. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

We generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•	On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•	Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•	Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•	Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly by calling (833) 688-3368.

•	You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.nuveenglobalreit.com, including supplements to the prospectus.

Our transaction price will generally be based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.nuveenglobalreit.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV is calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares does not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASES

General

While you should view your investment as long-term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.

You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•	Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. We will begin the share repurchase plan in the first month of the first full calendar quarter following the commencement of this offering. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.

•	A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary. Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•	If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the purchase order will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

•	Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase plan filed as an exhibit to this registration of which this prospectus forms a part and which will also be available on our website, www.nuveenglobalreit.com. Written requests should be sent to the transfer agent at the following address:

DST Systems, Inc.

PO Box 219307

Kansas City, MO 64121-9307

Overnight Address:

DST Systems, Inc.

430 W 7th St. Suite 219307

Kansas City, MO 64105-1407

Toll Free Number: (833) 688-3368

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•	For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•	Processed repurchases of more than $100,000 will be paid only via wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide wiring instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive repurchase proceeds via wire transfer, provided the payment amount is at least $2,500. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•	A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund repurchases or for other corporate purposes.

Repurchase Limitations

We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the total amount of aggregate repurchases of Class T, Class S, Class D and Class I shares will be limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter. From and after the date that the Class N shares held by TIAA become eligible for repurchase pursuant to our share repurchase plan (as described below), the total amount of aggregate repurchases of all classes of shares, including the Class N shares, will be limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.

Class N shares shall be subject to the following limitations on redemption: (i) TIAA may redeem up to 4,980,000 Class N shares upon the earlier of (1) the date that our NAV reaches $1 billion, and (2) January 31, 2020; and (ii) TIAA may redeem all of its remaining Class N shares beginning on January 31, 2023. The total amount of repurchases of Class N shares eligible for redemption will be limited to no more than 0.67% of our aggregate NAV per month and no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any month or quarter the total amount of aggregate repurchases of all classes of our common stock do not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above redemption limits on the Class N shares shall not apply to that month or quarter and TIAA shall be entitled to redeem up to the overall share repurchase plan limits. All of the foregoing limitations shall not apply to the extent that the Advisor or its affiliate is no longer serving as our advisor.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased.

Once the share repurchase plan is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.

Early Repurchase Deduction

There is no minimum holding period for shares of our common stock and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction does not apply to shares acquired through our distribution reinvestment plan.

The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances:

•	repurchases resulting from death or qualifying disability; or

•	in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance.

As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written repurchase request within 12 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of repurchase upon death does not apply.

Furthermore, as set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written repurchase request within 12 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of repurchase upon disability does not apply.

Items of Note

When you make a request to have shares repurchased, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•	all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling the transfer agent at (833) 688-3368, we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $2,500 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the Dealer Manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus, as the same may be supplemented and amended from time to time. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, as amended or supplemented, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of the advisory fee and the aggregate amount of any other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;

•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•	a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.nuveenglobalreit.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS

Certain legal matters regarding the shares of common stock offered hereby and with respect to Maryland law have been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.

EXPERTS

The consolidated financial statements of Nuveen Global Cities REIT, Inc. as of December 31, 2017, the audited historical financial statement of Kirkland Crossing for the year ended December 31, 2016, and the audited historical financial statement of the Denver Industrial Portfolio for the year ended December 31, 2016 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statements included in our prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Valuation Guidelines” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Properties,” relating to the role of our independent valuation advisor, and the amount of the estimated market values of our real property investments as of February 28, 2018 presented on page 146 of this prospectus, have been reviewed by RERC, an independent valuation firm, and are included in our prospectus given the authority of such firm as experts in property valuations and appraisals.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Website Disclosure

Our website at www.nuveenglobalreit.com contains additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.nuveenglobalreit.com.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of Nuveen Global Cities REIT, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nuveen Global Cities REIT, Inc. and its subsidiaries as of December 31, 2017 and May 19, 2017, and the related consolidated statements of operations, of changes in equity and of cash flows for the period from May 19, 2017 to December 31, 2017, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and May 19, 2017, and the results of their operations, the changes in their equity and their cash flows for the period from May 19, 2017 to December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pricewaterhouse Coopers LLP

Charlotte, NC

March 29, 2018

We have served as the Company’s auditor since 2017.

Nuveen Global Cities REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

		May 19, 2017
	December 31,	(date of initial
	2017	capitalization)
Assets
Investments in real estate, net	$114,822	$—
Cash	3,681	200
Intangible assets, net	7,305	—
Other assets	92	—

Total assets	$125,900	$200

Liabilities and Equity
Accounts payable, accrued expenses, and other liabilities	$1,728	$—
Intangible liabilities, net	250	—

Total liabilities	1,978	—

Equity
Common stock, $0.01 par value per share, 100,000,000 shares authorized, 12,425,000 and 20,000 shares issued and outstanding at December 31, 2017 and May 19, 2017, respectively	124	—
Additional paid-in capital	124,126	200
Accumulated deficit	(328)	—

Total equity	123,922	200

Total liabilities and equity	$125,900	$200

The accompanying notes are an integral part of these consolidated financial statements.

Nuveen Global Cities REIT, Inc.

Consolidated Statement of Operations

(in thousands, except share and per share data)

For the period May 19, 2017
(date of initial capitalization)
through December 31, 2017
Revenues
Rental revenue	$374
Tenant reimbursement income	16

Total revenues	390
Expenses
Rental property operating expenses	175
General and administrative expenses	238
Advisory fee	44
Depreciation and amortization	261

Total expenses	718
Net loss	$(328)

Net loss per share of common stock — basic and diluted	$(0.30)

Weighted-average shares of common stock outstanding, basic and diluted	1,099,405

The accompanying notes are an integral part of these consolidated financial statements.

Nuveen Global Cities REIT, Inc.

Consolidated Statement of Changes in Equity

(in thousands, except share data)

	Par Value	Additional
	Common Stock	Paid-in Capital	Accumulated Deficit	Total Equity
Balance at May 19, 2017 (date of initial capitalization)	$—	$200	$—	$200
Issuance of 12,405,000 shares of Common Stock	124	123,926	—	124,050
Net loss	—	—	(328)	(328)

Balance at December 31, 2017	$124	$124,126	$(328)	$123,922

The accompanying notes are an integral part of these consolidated financial statements

Nuveen Global Cities REIT, Inc.

Consolidated Statement of Cash Flows

(in thousands)

For the period May 19, 2017
(date of initial capitalization)
through December 31, 2017
Cash flows from operating activities:
Net loss	$(328)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	261
Straight line rent adjustment	(14)
Changes in assets and liabilities:
Increase in other assets	(78)
Increase in accounts payable, accrued expenses, and other liabilities	159

Net cash from operating activities	—

Cash flows from investing activities:
Acquisitions of real estate properties	(120,569)

Net cash used in investing activities	(120,569)

Cash flows from financing activities:
Proceeds from issuance of common stock	124,250

Net cash provided by financing activities	124,250

Net increase in cash and cash equivalents	3,681
Cash and cash equivalents, beginning of period	$—

Cash and cash equivalents, end of period	$3,681

Non-cash investing activities:

Assumption of other liabilities in conjunction with acquisitions of real estate	$1,547

Accrued acquisition related costs	$22

The accompanying notes are an integral part of these consolidated financial statements.

Nuveen Global Cities REIT, Inc.

Notes to Consolidated Financial Statements

Note 1. Organization and Business Purpose

Nuveen Global Cities REIT, Inc. (the “Company”) was formed on May 1, 2017 as a Maryland corporation and intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with its taxable year ending December 31, 2018. The Company’s sponsor is Nuveen, LLC (the “Sponsor”), a wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). The Company is the sole general partner of Nuveen Global Cities REIT OP, LP, a Delaware limited partnership (“Nuveen OP”). Nuveen OP has issued a limited partner interest to Nuveen Global Cities REIT LP, LLC (the “Limited Partner”), a wholly owned subsidiary of the Company. The Company was organized to invest primarily in stabilized income-oriented commercial real estate in the United States and that a substantial but lesser portion of our portfolio will include real properties located in Canada, Europe and the Asia-Pacific region. Substantially all of the Company’s business will be conducted through Nuveen OP. The Company and Nuveen OP are externally managed by TH Real Estate Global Cities Advisors, LLC (the “Advisor”), an indirect, wholly owned subsidiary of the Sponsor.

The Company has registered with the Securities and Exchange Commission (the “SEC”) an offering of up to $5.0 billion in shares of common stock, consisting of up to $4.0 billion in shares in its primary offering and up to $1.0 billion in shares pursuant to its distribution reinvestment plan (the “Offering”). The Company intends to publicly sell any combination of four classes of shares of its common stock, Class D shares, Class S shares, Class T shares and Class I shares, with a dollar value up to the maximum offering amount. The publicly offered share classes have different upfront selling commissions and ongoing stockholder servicing fees. The purchase price per share for each class of common stock in the Offering will vary and will generally equal the Company’s prior month’s net asset value (“NAV”) per share, as calculated monthly, plus applicable upfront selling commissions and dealer manager fees.

The registration statement was declared effective on January 31, 2018.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions have been eliminated in consolidation.

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Investments in Real Estate

In accordance with the guidance for business combinations, the Company determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired is not a business, the Company accounts for the transaction as an asset acquisition.

Whether the acquisition of a property acquired is considered a business combination or asset acquisition, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase. The Company expenses acquisition-related costs associated with business combinations as they are incurred. The Company capitalizes acquisition-related costs associated with asset acquisition.

Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, buildings, tenant improvements, above-market and below-market leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocates the purchase price to the acquired assets and assumed liabilities. The Company assesses and considers fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that it deems appropriate, as well as other available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known and anticipated trends, and market and economic conditions.

The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. The Company also considers an allocation of purchase price of other acquired intangibles, including acquired in-place leases that may have a customer relationship intangible value, including but not limited to the nature and extent of the existing relationship with the tenants, the tenants’ credit quality and expectations of lease renewals. Based on its acquisitions to date, the Company’s allocation to customer relationship intangible assets has not been material.

The Company records acquired above-market and below-market leases at their fair values (using a discount rate which reflects the risks associated with the leases acquired) equal to the difference between (1) the contractual amounts to be paid pursuant to each in-place lease and (2) management’s estimate of fair market lease rates for each corresponding in-place lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. Other intangible assets acquired include amounts for in-place lease values that are based on the Company’s evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute similar leases, the Company considers leasing commissions, legal and other related expenses.

The amortization of acquired below-market leases is recorded as an adjustment to rental revenue on the Company’s Consolidated Statement of Operations. The amortization of in-place leases is recorded as an adjustment to depreciation and amortization expense on the Consolidated Statement of Operations.

The cost of buildings and improvements includes the purchase price of the Company’s properties and any acquisition-related costs, along with any subsequent improvements to such properties. The Company’s investments in real estate are stated at cost and are generally depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Description	Depreciable Life
Building and building improvements	40 years
Land improvements	15 years
Furniture, fixtures and equipment	3-7 years
Lease intangibles	Over lease term

Significant improvements to properties are capitalized. When assets are sold or retired, their costs and related accumulated depreciation or amortization are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.

Repairs and maintenance are expensed to operations as incurred and are included in rental property operating expense on the Company’s Consolidated Statement of Operations.

The Company’s management reviews its real estate properties for impairment each quarter or when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value such investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. The evaluation of anticipated future cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. Since cash flows on real estate properties considered to be “long-lived assets to be held and used” are considered on an undiscounted basis to determine whether an asset has been impaired, the Company’s strategy of holding properties over the long term directly decreases the likelihood of recording an impairment loss. If the Company’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized and such loss could be material to the Company’s results. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value, less cost to sell. During the period presented, no such impairment occurred.

Revenue Recognition

The Company’s sources of revenue and the related revenue recognition policies are as follows:

Rental revenue — primarily consists of base rent arising from tenant leases at the Company’s office, industrial, multifamily, and retail properties. Rental revenue is recognized on a straight-line basis over the life of the lease, including any rent steps or abatement provisions. The Company begins to recognize revenue upon the acquisition of the related property or when a tenant takes possession of the leased space.

Tenant reimbursement income — consists primarily of amounts due from tenants for costs related to common area maintenance, real estate taxes, and other recoverable costs included in lease agreements. The Company recognizes the reimbursement of such costs incurred as tenant reimbursement income.

Cash

Cash represent cash held in banks and cash on hand. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash with high credit-quality institutions to minimize credit risk.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2018. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. The Company may elect to treat certain of its corporate subsidiaries as taxable REIT subsidiaries (“TRSs”). There were no active TRSs during the period for May 19, 2017 (date of initial capitalization) through December 31, 2017. In general, a TRS may perform additional services for the Company’s tenants and generally may engage in any real estate or non-real estate-related business other than management or operation of a lodging facility or a health care facility. A domestic TRS is subject to corporate federal income tax.

Tax legislation commonly referred to as the Tax Cuts & Jobs Act (the “TCJA”) was enacted on December 22, 2017. Among other things, the TCJA reduces the U.S. federal corporate income tax rate from 35% to 21% and creates new taxes on certain foreign-sourced earnings. At December 31, 2017, there is no need for the Company to record, in accordance with Accounting Standards Codification (“ASC”) 740, any material tax effects related to enactment of the TCJA on the Company’s deferred tax balances. This is due to the fact that the Company is operating in a manner which will allow it to qualify as a REIT and the Company affirmatively plans to make a REIT election effective January 1, 2018 which will result in a full valuation allowance being recorded against its deferred tax balances. The Company also estimates that the new taxes on foreign-sourced earnings are not likely to apply to its foreign investments. Although management is still evaluating the effects of the TCJA, the Company does not believe that the TCJA will materially impact its consolidated financial statements.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the TCJA. SAB 118 provides a measurement period that should not extend beyond one year from the TCJA enactment date for companies to complete the accounting under ASC 740, Income Taxes. Though the Company believes that the impacts of the TCJA will be immaterial to its financial results, the Company continues to analyze certain aspects of the TCJA, therefore its estimates may change as additional information becomes available. Many of the provisions of the TCJA will require guidance through the issuance of Treasury regulations in order to assess their effect. There may be a substantial delay before such regulations are promulgated, increasing the uncertainty as to the ultimate effect of the statutory amendments on the Company. It is also likely that there will be technical corrections legislation proposed with respect to the TCJA this year, the effect of which cannot be predicted and may be adverse to the Company or its stockholders.

The Company is a taxable subchapter C corporation for its initial tax year ending December 31, 2017. The Company is wholly-owned by TIAA (the “Parent”) as of December 31, 2017 and will be included in Parent’s consolidated U.S. corporation income tax return for its initial tax year. In accordance with SAB1B in conjunction with ASC740, the Company has determined its income tax provision on a separate return basis. The income tax provision as of December 31, 2017 is zero.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Accounting guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices are available in active markets for identical investments as of the measurement date. The Company does not adjust the quoted price for these investments.

Level 2 — quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the measurement date.

Level 3 — pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment.

These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.

The carrying amounts of financial instruments such as other assets, accounts payable, accrued expenses and other liabilities approximate their fair values due to the short-term maturities and market rates of interest of these instruments.

Net Loss per Share

Basic net loss per share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss for the period by the weighted average number of common shares and common share equivalents outstanding (unless their effect is anti-dilutive) for the period. There are no common share equivalents outstanding that would have an anti-dilutive effect as a result of the net loss, and accordingly, the weighted average number of common shares outstanding is identical for May 19, 2017 (date of initial capitalization) through December 31, 2017 for both basic and diluted shares.

Organization and Offering Expenses

The Advisor has agreed to advance organization and offering expenses on behalf of the Company (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, dealer manager fees and stockholder servicing fees) through the fourth full fiscal quarter after the Company’s acquisition of its first property. The Company reimburses the Advisor for all such advanced expenses ratably over a 60 month period following December 31, 2018.

As of December 31, 2017, the Advisor and its affiliates had incurred organization and offering expenses on the Company’s behalf of $2.9 million. Such amounts will be reimbursed to the Advisor on a pro-rata basis over 60 months beginning January 1, 2019.

These organization and offering expenses are not recorded in the accompanying Consolidated Balance Sheets because such costs were not the Company’s liability until January 31, 2018, the date as of which the Offering was declared effective. Organization expenses will be expensed as incurred, and offering expenses will be charged to equity as such amounts will be reimbursed to the Advisor or its affiliates by the Company. Any amount due to the Advisor but not paid will be recognized as a liability on the consolidated balance sheets.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers (Topic 606).” Beginning January 1, 2018, the Company will be required to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also includes additional disclosure requirements. The new standard can be adopted either retrospectively to prior reporting periods presented or as a cumulative effect adjustment as of the date of adoption. The majority of the Company’s revenue is derived from tenant leases at multifamily and industrial properties and the Company has concluded that the adoption of ASU 2014-09 will not have an impact on both the rental revenue and tenant reimbursement income revenue streams. The Company has adopted this standard on January 1, 2018 using the modified retrospective method, and the cumulative impact has not had a material impact on equity. However, upon adoption of the new leasing standard, ASU 2014-09 may impact the presentation of certain lease and non-lease components of revenue. See below for a further description of the expected impact the new leasing standard may have on the Company.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which will require organizations that lease assets to recognize the assets and liabilities for the rights and obligations created by those leases on their balance sheet. Additional disclosure regarding a company’s leasing activities will also be expanded under the new guidance. For public entities, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and requires a modified retrospective transition. The Company is currently evaluating the potential impact of this pronouncement on the Company’s consolidated financial statements from both a lessor and lessee standpoint. Under the new leasing standard, lessor accounting remains substantially the same as current GAAP. However, the classification of certain lease and non-lease components, such as tenant reimbursement income for real estate taxes and insurance, may change but will not impact total revenue.

The new lease standard will have a significant impact on lessee accounting. As such, the Company will be required to recognize a right of use asset on the Company’s Consolidated Balance Sheet along with a lease liability equal to the present value of the remaining minimum lease payments for the Company’s ground leases.

The Company will elect the available practical expedients. This includes the practical expedient for lessees not to separate lease and non-lease components whereby both components are accounted for and recognized as lease components. In January 2018, the FASB issued a proposal for comment that would allow lessors to elect a similar practical expedient by class of underlying assets to not separate non-lease components from the lease component. The Lessor’s practical expedient election would be limited to circumstances in which (i) the timing and pattern of revenue recognition are the same for the non-lease component and the related lease component and (ii) the combined single lease component would be classified as an operating lease. If the exposed practical expedient is issued in its existing form, the Company expects to elect the practical expedient which would allow the Company the ability to combine the lease and non-lease components if the underlying asset meets the two criteria above.

In August 2016, the FASB issued Accounting Standards Update 2016-15, Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 clarifies the presentation of certain cash receipts and cash payments in the statement of cash flows. The primary updates include additions and clarifications of the classification of cash flows related to certain debt repayment activities, contingent consideration payments related to business combinations, proceeds from insurance policies, distributions from equity method investees, and cash flows related to securitized receivables. This update is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption of this ASU is permitted, including in interim periods. The ASU requires retrospective application to all prior periods presented upon adoption. The Company adopted this standard on January 1, 2018 with no material impact on the Company’s Consolidated Financial Statements and related disclosures.

In November 2016, FASB issued Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The amendments in this ASU require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. GAAP currently does not include specific guidance on the cash flow classification and presentation of changes in restricted cash. This update is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption of this ASU is permitted, including in interim periods. The ASU requires retrospective application to all prior periods presented upon adoption. The Company adopted this standard on January 1, 2018 with no material impact on the Company’s Consolidated Financial Statements and related disclosures.

Note 3. Investments in Real Estate

Investments in real estate, net consisted of the following (in thousands):

December 31, 2017
Building and building improvements	$94,545
Land and land improvements	18,558
Furniture, fixtures and equipment	1,842

Total	114,945
Accumulated depreciation and amortization	(123)

Investments in real estate, net	$114,822

Depreciation and amortization expense was $123 for the period from May 19, 2017 (date of initial capitalization) through December 31, 2017.

During the period from May 19, 2017 (date of initial capitalization) through December 31, 2017, the Company acquired interests in three real estate investments, which were comprised of four industrial and one multifamily property. These property acquisitions have been accounted for as asset acquisitions.

The following table provides further details of the properties acquired during the period from May 19, 2017 (date of initial capitalization) through December 31, 2017 (in thousands):

Property Name	Ownership Interest	Number of Properties	Location	Sector	Acquisition Date	Purchase Price
Kirkland Crossing	100%	1	Aurora, IL	Multifamily	Dec. 2017	$54,218
West Phoenix Industrial	100%	1	Phoenix, AZ	Industrial	Dec. 2017	16,785
Denver Industrial	100%	3	Denver & Golden, CO	Industrial	Dec. 2017	51,135

		5				$122,138

The following table summarizes the purchase price allocation for the properties acquired during the period from May 19, 2017 (date of initial capitalization) through December 31, 2017 (in thousands):

	Kirkland Crossing	West Phoenix Industrial	Denver Industrial	Total
Building and building improvements	$44,713	$11,337	$38,495	$94,545
Land and land improvements	5,894	3,891	8,773	18,558
Furniture, fixtures and equipment	1,842	—	—	1,842
In-place lease intangibles	1,769	933	3,106	5,808
Below-market lease intangibles	—	—	(250)	(250)
Other intangibles	—	624	1,011	1,635

Total purchase price	$54,218	$16,785	$51,135	$122,138

Note 4. Intangibles

The gross carrying amount and accumulated amortization of the Company’s intangible assets and liabilities consisted of the following (in thousands):

December 31, 2017
Intangible assets:
In-place lease intangibles	$5,808
Other intangibles	1,635

Total intangible assets	$7,443

Accumulated amortization:
In-place lease intangibles	(130)
Other intangibles	(8)

Total accumulated amortization	(138)

Intangible assets, net	$7,305

Intangible liabilities:
Below-market ground lease intangibles	$(250)
Accumulated amortization	—

Intangible liabilities, net	$(250)

Amortization expense was $138 for the period from May 19, 2017 (date of initial capitalization) through December 31, 2017.

The estimated future amortization on the Company’s intangibles for each of the next five years and thereafter as of December 31, 2017 is as follows (in thousands):

	In-place Lease Intangibles	Below- market Lease Intangibles	Other Intangibles
2018	$3,163	$(61)	$482
2019	1,031	(48)	436
2020	704	(44)	353
2021	464	(34)	179
2022	253	(22)	124
Thereafter	63	(41)	53

	$5,678	$(250)	$1,627

The weighted-average amortization periods for the acquired in-place lease intangibles, below-market lease intangibles and other intangibles of the properties acquired during the period from May 19, 2017 (date of initial capitalization) through December 31, 2017 were five, two and four years, respectively.

Note 5. Other Assets and Other Liabilities

The following table summarizes the components of other assets (in thousands):

December 31, 2017
Receivables	$71
Straight-line rent receivable	14
Prepaid expenses	7

Total	$92

The following table summarized the components of accounts payable, accrued expenses, and other liabilities (in thousands):

December 31, 2017
Real estate taxes payable	$1,023
Accounts payable and accrued expense	388
Tenant security deposits	239
Other	78

Total	$1,728

Note 6. Related Party Transactions

Pursuant to the advisory agreement between the Company and the Advisor, the Advisor is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of directors.

Certain affiliates of the Company, including the Advisor, will receive fees and compensation, payable monthly, in connection with the offering and ongoing management of the assets of the Company, as follows:

Advisory Fee as a % of NAV
Class T shares	1.25%
Class S shares	1.25%
Class D shares	1.25%
Class I shares	1.25%
Class N shares	0.65%

The Company may retain certain of the Advisor’s affiliates for necessary services relating to the Company’s investments or its operations, including construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any such arrangements will be at market terms and rates. As of December 31, 2017, the Company has not retained an affiliate of the Advisor for any such services.

In addition, Nuveen Securities, LLC (the “Dealer Manager”) will serve as the dealer manager for the Offering. The Dealer Manager is a registered broker-dealer affiliated with the Advisor. The Company’s obligations under the Dealer Manager Agreement to pay stockholder servicing fees with respect to the Class D, Class S and Class T shares distributed in the Offering shall survive until such shares are no longer outstanding (including because such shares converted into Class I shares).

The following table presents the upfront selling commissions and dealer manager fees for each class of shares sold in the primary offering, and the stockholder servicing fee per annum based on the aggregate outstanding NAV:

	Maximum Upfront	Maximum Upfront
	Selling Commissions as a % of	Dealer Manager Fees as a % of	Stockholder Servicing
	Transaction Price	Transaction Price	Fee as a % of NAV
Class T shares	up to 3.0%	0.50%	0.85%(1)
Class S shares	up to 3.5%	None	0.85%
Class D shares	None	None	0.25%
Class I shares	None	None	None

(1)	Consists of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum (or other amounts, provided that the sum equals 0.85%), of the aggregate NAV of outstanding Class T shares.

The Company will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share, Class S share and Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. The Company accrues the cost of the stockholder servicing fee as an offering cost at the time each Class T, Class S and Class D share is sold during the primary offering. There is not a stockholder servicing fee with respect to Class I shares.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described above, each Class T share, Class S share, Class D share and Class N share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) the Company’s merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which stockholders receive cash and/or listed securities or (iii) after termination of the primary portion of the offering in which such Class T shares, Class S shares and Class D shares were sold, the end of the month in which the Company, with the assistance of the dealer manager, determines that all underwriting compensation from all sources in connection with the Offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of the Offering. In addition, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share, Class D share and Class N share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

TIAA has agreed to purchase $300 million of shares of Class N common stock as follows: (i) prior to the commencement of the Offering, an aggregate of 20,000,000 Class N common stock (including the initial capitalization of $200,000) at a purchase price of $10.00 per share for a total value of $200 million; and (ii) during the period commencing January 1, 2018 and ending two years from the commencement of the Offering: (1) $50 million in shares of Class N common stock during the month following the date when the Company’s NAV (exclusive of cash and listed securities) exceeds $100 million, and (2) $50 million in shares of Class N common stock during the month following the date when the Company’s NAV (exclusive of cash and listed securities) exceeds $200 million, each at the then-current transaction price, which will generally be the prior month’s NAV per share for Class N shares. As part of TIAA’s agreement to purchase these Class N shares, the Advisor has agreed that, in the event that certain capital raising thresholds are not achieved in this offering, the Advisor will reimburse TIAA a portion of the advisory fees and organization and offering expenses charged with respect to the Class N shares.

Note 7. Economic Dependency

The Company will be dependent on the Advisor and its affiliates for certain services that are essential to it, including the sale of the Company’s shares of common stock, acquisition and disposition decisions, and certain other responsibilities. In the event that the Advisor and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

Note 8. Commitments and Contingencies

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. As of December 31, 2017, the Company was not involved in any material legal proceedings. In the normal course of business the Advisor, on behalf of the Company, enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Advisor expects the risk of loss to be remote.

On December 22, 2017, the Company entered into a subscription agreement to invest approximately $30 million (€25 million) into the European Cities Partnership SCSp, which is an entity affiliated with the Advisor. As of December 31, 2017, the Company has not yet funded any portion of this investment.

Note 9. Tenant Leases

The following table presents the future minimum rents the Company expects to receive for its industrial properties, excluding tenant reimbursements of operating expenses (in thousands). Leases at the Company’s multifamily investments are short term, generally 12 months or less, and are therefore not included.

Year	Future Minimum Rent
2018	$3,910
2019	3,502
2020	3,073
2021	2,177
2022	1,545
Thereafter	469

Total	$14,676

Note 10. Equity

Authorized Capital

As of May 19, 2017 (date of initial capitalization) and December 31, 2017, the Company had the authority to issue a total of 100,000,000 shares of common stock with a par value of $0.01 per share.

On January 24, 2018, the Company filed Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, which provided that the Company had the authority to issue a total of 2,200,000,000 shares of capital stock. Of the total shares of stock authorized, 2,100,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as Class T shares, 500,000,000 of which are classified as Class S shares, 500,000,000 of which are classified as Class D shares, 500,000,000 of which are classified as Class I shares, 100,000,000 of which are classified as Class N shares, and 100,000,000 are classified as preferred stock with a par value of $0.01 per share.

In addition, the board of directors may amend the charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has authority to issue, or to issue additional classes of stock which may be subject to various class-specific fees.

Capitalization

On May 19, 2017, TIAA invested $200,000 in the Company through the purchase of 20,000 shares of common stock at $10.00 per share as the Company’s initial capitalization. TIAA may not sell any of these shares during the period TH Real Estate Global Cities Advisors, LLC or an affiliate of Nuveen serves as the Company’s advisor, but the holder may transfer the shares to its affiliates. TIAA may not vote on the removal of any of its affiliates (including the Advisor), and may not vote regarding any transaction between the Company and TIAA or any of its affiliates.

Subsequent to the Company’s initial capitalization, TIAA purchased an additional $200 million of shares of common stock (less the $200,000 initial capitalization amount) at a purchase price of $10.00 per share. Of the $200 million, $124 million was purchased by TIAA through December 31, 2017 and $76 million was purchased on January 22, 2018. In addition, during the period commencing January 1, 2018 and ending January 31, 2020, TIAA has agreed to purchase upon the Company’s request: (1) $50 million in shares of Class N common stock following the date when the Company’s NAV (exclusive of cash and listed securities) exceeds $100 million, and (2) $50 million in shares of Class N common stock following the date when the Company’s NAV (exclusive of cash and listed securities) exceeds $200 million, in each case at the then-current transaction price which will generally be the prior month’s NAV per share for Class N shares. As part of TIAA’s agreement to purchase these Class N shares, the Advisor has agreed that, in the event that certain capital raising thresholds are not achieved in the Offering, the Advisor will reimburse TIAA a portion of the advisory fees and organization and offering expenses charged with respect to the Class N shares. TIAA makes its investments in Class N shares through a wholly owned subsidiary.

The Class N shares purchased by TIAA described above (excluding the initial capitalization which must be held for so long as the Advisor or its affiliate remains the advisor) shall be subject to the following limitations on repurchase:

•	(i) TIAA may submit up to 4,980,000 Class N shares for repurchase upon the earlier of (1) the date that the Company’s NAV reaches $1 billion, and (2) two years from the commencement of the Offering; and (ii) TIAA may submit all of its remaining Class N shares for repurchase beginning on the fifth anniversary of the commencement of the Offering.

•	The total amount of repurchases of Class N shares eligible for repurchase will be limited to no more than 0.67% of aggregate NAV per month and no more than 1.67% of the Company’s aggregate NAV per calendar quarter; provided that, if in any month or quarter the total amount of aggregate repurchases of all classes of common stock do not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above repurchase limits on the Class N shares shall not apply to that month or quarter and TIAA shall be entitled to submit shares for repurchase up to the overall share repurchase plan limits.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan whereby holders of Class T, Class S, Class D and Class I shares (other than investors in certain states or who are clients of a participating broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan) have their cash distributions automatically reinvested in additional shares of common stock unless they elect to receive their distributions in cash. Holders of Class N shares are not eligible to participate in the distribution reinvestment plan and will receive their distributions in cash. Investors who are clients of a participating broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan will also receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of the Company’s common stock. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the offering price before upfront selling commissions and dealer manager fees at the time the distribution is payable, which will generally be equal to the Company’s prior month’s NAV per share for that share class. Stockholders do not pay upfront selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to shares of the Company’s Class T shares, Class S shares and Class D shares are calculated based on the NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan.

Share Repurchases

The Company has adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that the Company repurchase all or any portion of their shares. The Company may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any particular month, in its discretion, subject to any limitations in the share repurchase plan. The total amount of aggregate repurchases of Class D, Class S, Class T, and Class I shares will be limited to 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter. Shares would be repurchased at a price equal to the transaction price on the applicable repurchase date, subject to any early repurchase deduction. Shares that have not been outstanding for at least one year would be repurchased at 95% of the transaction price. Due to the illiquid nature of investments in real estate, the Company may not have sufficient liquid resources to fund repurchase requests and has established limitations on the amount of funds the Company may use for repurchases during any calendar month and quarter. Further, the Company’s board of directors may modify, suspend or terminate the share repurchase plan.

Note 11. Segment Reporting

The Company currently operates in two reportable segments: Multifamily and Industrial properties. These are operating segments that are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer and chief financial officer have been identified as the chief operating decision-makers. The Company’s chief operating decision-makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment. The Company believes that Segment Net Operating Income is the key performance metric that captures the unique operating characteristics of each segment.

The following table sets forth the total assets by segment as of December 31, 2017 (in thousands):

December 31, 2017
Multifamily	$54,074
Industrial	68,145
Other (Corporate)	3,681

Total assets	$125,900

The following table sets forth the financial results by segment for the period May 19, 2017 (date of initial capitalization) December 31, 2017 (in thousands):

	Multifamily	Industrial	Total
Revenues:
Rental revenue	$300	$74	$374
Tenant reimbursement income	3	13	16

Total revenues	303	87	390
Expenses:
Rental property operating expenses	154	21	175

Total expenses	154	21	175

Segment net operating income	$149	$66	$215

Depreciation and amortization	$214	$47	$261
General and administrative			$238
Advisory fee			44

Net loss			$(328)

Note 12. Subsequent Events

During the period from February 16, 2018 to February 21, 2018, the Company made its first investments in real estate-related securities by investing approximately $20 million in shares of common stock of publicly traded real estate investment trusts.

Nuveen Global Cities REIT, Inc.

Real Estate Investments and Accumulated Depreciation

December 31, 2017

(in thousands)

SCHEDULE III

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at Close of Period (a)
Property Location	Property Type	Year Built	Year Acquired	Related Encumbrances	Land	Building and Improvements		Land	Building and Improvements	Total	Accumulated Depreciation	Depreciable Lives
Aurora, IL	Muli- family	2003	2017	$—	$5,894	$44,713	$—	$5,894	$44,713	$50,607	$103	15-40 years
Phoenix, AZ	Industrial	1998	2017	—	3,891	11,337	—	3,891	11,337	15,228	10	15-40 years
Denver & Golden, CO	Industrial	Various	2017	—	8,773	38,495	—	8,773	38,495	47,268	10	15-40 years

				$—	$18,558	$94,545	$—	$18,558	$94,545	$113,103	$123

(a)	The aggregate cost for federal income tax purposes at December 31, 2017 was approximately $120.5 million.

Changes in rental properties and accumulated depreciation for the period ended December 31, 2017 is as follows:

Rental Properties	2017
Balance at beginning of period	$—
Additions	113,103

Balance at end of period	$113,103

Accumulated Depreciation
Balance at beginning of period	$—
Depreciation expense	123

Balance at end of period	$123

Report of Independent Auditors

To the Management of Nuveen Global Cities REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Kirkland Crossing for the year ended December 31, 2016 (the “financial statement”).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of Kirkland Crossing for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Nuveen Global Cities REIT, Inc.) as described in Note 2 and is not intended to be a complete presentation of the Company’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

December 21, 2017

Kirkland Crossing

Statements of Revenues and Certain Expenses

For year ended December 31, 2016 and Period from January 1, 2017 through September 30, 2017 (unaudited)

	Year ended December 31, 2016	For the Period Ended September 30, 2017 (unaudited)
Revenues:
Rental Revenue	$4,540,793	$3,458,919
Other Income	491,394	387,481

Total Revenues	5,032,187	3,846,400

Certain Expenses:
Real estate taxes	1,009,551	830,250
Repairs and maintenance	84,587	90,060
Payroll and payroll taxes	329,194	243,932
Insurance	84,347	65,010
Management fees	151,143	114,897
Utilities	237,387	189,422
General and administrative	294,747	203,095

Total Certain Expenses	2,190,956	1,736,666

Revenues in Excess of Certain Expenses	$2,841,231	$2,109,734

See Accompanying notes to Statements of Revenues and Certain Expenses

Kirkland Crossing

Notes to the Statements of Revenues and Certain Expenses

Year Ended December 31, 2016 and Period from January 1, 2017 through September 30, 2017 (unaudited)

1. Nature of Business

The statement of revenues and certain expenses for the year ended December 31, 2016 relates to the operations of the property. Kirkland Crossing (the “Property”) was built in 2003 and consists solely of 266-unit multifamily residential apartment complex, related amenities, and land located in Chicago, Illinois. As of December 31, 2016 and September 30, 2017, the property was 95% and 93% leased, respectively.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statements of revenues and certain expenses relate to the Property and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1993, as amended. Accordingly, the statement is not representative of actual operations for the period presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income and other miscellaneous revenue and expenses not directly related to the proposed future operations of the property.

The statement of revenues and certain expenses for the nine-month period ended September 30, 2017 is unaudited. However, in the opinion of management, all normal recurring adjustments necessary for the fair presentation of this statement of revenue and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

Revenue and Expense Recognition

The Property reports on the accrual basis of accounting, which recognizes income when earned and expenses when incurred. The accompanying statement of revenue and certain expenses has been presented in accordance with accounting principles generally accepted in the United States of America (GAAP). Rental payments received in advance are deferred until earned. All leases between the Property and the tenants of the property are operating leases as they generally do not extend beyond one year. Other income is comprised of garage and storage rental, and other miscellaneous rented related fees, which is recognized when earned.

Operating expenses represent the direct expenses of operating the Property and consist primarily of real estate taxes, payroll, repairs and maintenance, utilities, management fees, insurance and other operating expenses that are expected to continue in the proposed future operations of the property

Use of Estimates

The preparation of the statement of revenue and expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumption that affect the reported amounts of revenue and certain expenses. Actual results could differ from those estimates.

3. Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonable estimated. Legal costs incurred in connection with loss contingencies are expenses are incurred.

There are no material litigation nor to management’s knowledge is any material litigation currently threatened against the Property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

4. Concentration of Risk

The Property is located in Chicago, Illinois and is subject to the risks of real property ownership and local and national economic growth trends

5. Subsequent Events

Subsequent events have been evaluated through December 21, 2017, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

Report of Independent Auditors

To the Management of Nuveen Global Cities REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Denver Industrial Portfolio for the year ended December 31, 2016 (the “financial statement”).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of Denver Industrial Portfolio for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11/A of Nuveen Global Cities REIT, Inc.) as described in Note 2 and is not intended to be a complete presentation of the Company’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

January 24, 2018

Denver Industrial Portfolio

Statements of Revenues and Certain Expenses

For year ended December 31, 2016 and Period from January 1, 2017 through September 30, 2017 (unaudited)

	Year Ended December 31, 2016	Nine Months Ended September 30, 2017 (Unaudited)
Revenues
Rental revenue	$2,623,313	$2,138,218
Tenant reimbursements and other income	1,198,799	1,093,232

Total Revenues	3,822,112	3,231,450

Certain Expenses
Operating expenses	253,259	201,127
Real estate taxes and insurance	733,635	642,856
Repairs and maintenance	183,532	101,118
Management fees	113,103	94,974

Total Certain Expenses	1,283,529	1,040,075

Revenues in Excess of Certain Expenses	$2,538,583	$2,191,375

See Accompanying notes to Statements of Revenues and Certain Expenses

Denver Industrial Portfolio

Notes to the Statements of Revenues and Certain Expenses

Year Ended December 31, 2016 and Period from January 1, 2017 through September 30, 2017

(unaudited)

Note 1 — Organization and Description of Business

Denver Industrial Portfolio (the “Portfolio”) consists of three industrial properties, with approximately 486,000 (unaudited) square feet of rentable space, located in Denver, Colorado:

PROPERTY	ADDRESS	RBA (SF)
16600 Table Mountain	16600 Table Mountain Pkwy, Golden CO	261,825
6400 Broadway	6400 Broadway, Denver CO	71,193
Bryant Street Quad	2500 W 4th Ave, Denver CO	152,966

		485,984

On December 18, 2017, NR Denver Industrial Portfolio LLC (the “Company”) entered into a purchase and sale agreement with 6400 Broadway Street Investor LLC, 2475 W. 2nd Avenue Investors LLC and 16600 Table Mountain Parkway Investors LLC (collectively “Seller”) to acquire the Portfolio for a purchase price of $51 million.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual results of operations for the periods presented as revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Portfolio, have been excluded. Such excluded items include depreciation, amortization, and interest income. Management is not aware of any material factors relating to the Portfolio that would cause the reported financial information not to be indicative of future operating results.

Interim Unaudited Information

The statement of revenues and expenses for the nine month period ended September 30, 2017 is unaudited. In the opinion of the Company, such statement reflects all adjustments necessary for a fair statement of revenues and certain expenses in accordance with Rule 3-14 of Regulation S-X as described above. All such adjustments are of a normal recurring nature.

Use of Estimates

The preparation of a financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reporting and disclosure of revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue Recognition

The Portfolio recognizes rental revenue from tenants in accordance with the terms of their respective leases, net of any rent concessions on a straight-line basis over the non-cancellable term of the lease when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursements of common area maintenance, insurance and real estate taxes are recognized as revenue in the period the applicable expenses are incurred.

Note 3 — Minimum Future Lease Rentals

The Portfolio leases space to tenants under leases expiring on various dates through May 2025. Approximate future minimum operating lease payments to be collected under non-cancelable leases, excluding other lease payments that are not fixed and determinable, in effect as of September 30, 2017, are as follows by year:

2017 (three months ending December 31, 2017)	$635,440
2018	2,906,000
2019	2,500,000
2020	2,273,000
2021	2,120,000
Thereafter	2,376,000

Total	$12,810,440

Note 4 — Concentration of Credit Risk

16600 Table Mountain is leased to two tenants under operating leases expiring in May 2019 and December 2022, respectively, which accounted for approximately 53% and 62% of rental revenue of the Portfolio for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively.

Note 5 — Related Party Transactions

Pursuant to a management agreement terminated in June 2017, an affiliate of the Seller provided property management services to the Portfolio for a fee equal to 3% of collected rental revenues. For the nine months ended September 30, 2017, fees incurred under the agreement were $66,513. For the year ended December 31, 2016, fees incurred under the agreement were $113,103.

Note 6 — Subsequent Events

The Company has evaluated events and transactions for potential recognition or disclosure through December 21, 2017, the date the financial statement was available to be issued.

Nuveen Global Cities REIT, Inc.

Pro Forma Condensed Consolidated Financial Statements

On December 8, 2017, Nuveen Global Cities REIT, Inc. (the “Company” also referred to as “NREIT”) acquired a fee simple interest in Kirkland Crossing. Kirkland Crossing is a garden style multifamily property consisting solely of 266 units located in North Aurora, Illinois. On December 28, 2017, the Company acquired fee simple interests in Denver Industrial Portfolio, a three property industrial portfolio with approximately 485,984 rentable square feet located in the central, north central and west submarkets of Denver. Kirkland Crossing and Denver Industrial Portfolio were fully funded with proceeds from issuance of the Company’s common stock shares to TIAA in December 2017.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2017 are presented as if (i) proceeds from issuance of common stock shares to TIAA in December 2017; (ii) Kirkland Crossing acquisition and (iii) Denver Industrial Portfolio acquisition were each completed on January 1, 2017.

The following pro forma condensed consolidated financial statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of the Company and notes thereto presented in the Company’s filing on Form S-11. The unaudited pro forma income statements are not necessarily indicative of what the actual financial position and operating results would have been had Kirkland Crossing, Denver Industrial Portfolio acquisition and the issuance of common stock shares to TIAA occurred January 1, 2017, nor are they indicative of future operating results of the Company. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements.

Nuveen Global Cities REIT, Inc.

Proforma Condensed Statement of Operations (Unaudited)

For the Year Ended December 31, 2017

	NREIT Historical	Kirkland Crossing Acquisition		Denver Industrial Portfolio Acquisition		Pro forma Adjustments		NREIT Pro forma
Revenues
Rental Revenue	$330,001	$4,264,913	(a)	$2,692,257	(b)	$183,329	(c)	$7,470,500
Other Income	$15,543	40,984	(a)	1,142,410	(b)			1,198,936

Total Revenues	345,544	4,305,897		3,834,667		183,329		8,669,436
Expenses
Real estate taxes	79,140	988,403	(a)	864,151	(b)	—		1,931,695
Repairs and maintenance	14,608	207,562	(a)	330,324	(b)	—		552,494
Payroll and payroll Taxes	19,494	276,978	(a)	—		—		296,472
Insurance	1,637	23,255	(a)	23,566		—		48,458
Management fees	2,249	20,948	(a)	69,870	(b)	—		93,066
Utilities	37,826	525,062	(a)	78,637	(b)	—		641,525
General and administrative	10,767	152,982	(a)	12,455	(b)	—		176,204

Total Expenses	165,721	2,195,191		1,379,003		—		3,739,914

Real estate income, net	179,822.9	2,110,706		2,455,664		183,329		4,929,522

Depreciation and Amortization	237,425.8					5,118,356	(d)	5,355,782

Net Income	$(57,603)	$2,110,706		$2,455,664		$(4,935,027)		$(426,260)

Net Income per share of common stock - basic and diluted	$(0.05)							$(0.39)

Weighted-average shares of common stock outstanding, basic and diluted	1,099,405							1,099,405 (e)

(a)	Represents the operating results attributable to Kirkland Crossing for the period January 1, 2017 through the acquisition date of December 8, 2017.
(b)	Represents the operating results attributable to Denver Industrial Portfolio for the period January 1, 2017 through the acquisition date of December 28, 2017
(c)	The Company recognizes rental revenue for operating leases on a straight line basis over the life of the related lease, including any rent steps or abatement provisions. An adjustment in the amount of $137,392 is made to reflect rental revenue on a straight line basis as if the Company had acquired Kirkland Crossing, and Denver Industrial Portfolio as of January 1, 2017. In addition, the Company records acquired above-market and below-market leases at their fair value on the condensed consolidated balance sheet and recognize the related amortization as an adjustment to rental revenue. As such, an adjustment in the amount of $45,937 is made to reflect rental revenue as if the Company had acquired both Kirkland Crossing and Denver Industrial Portfolio as of January 1, 2017.

(d)	Represents depreciation and amortization expense on Kirkland Crossing and Denver Industrial Portfolio during the year ended December 31, 2017. The Company records depreciation on a straight line basis. The following table details the depreciation and amortization expense for the year ended December 31, 2017:

	Kirkland Crossing Acquisition	Denver Industrial Portfolio Acquisition	Total
Deprecaition Expense	$1,463,710	$967,214	$2,101,105
Amortization Expense	1,583,675	1,103,758	3,017,251

Total	$3,047,385	$2,070,971	$5,118,356

(e)	Assumes the 20,000,000 shares issued in May 2017, December 2017 and January 2018 were issued on January 1, 2017

APPENDIX A: PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to certain real estate investment programs sponsored by our sponsor, Nuveen, LLC, and its affiliates, collectively referred to herein as the prior programs. These prior programs focus on investing in real estate. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all the prior programs include providing investors with investment returns from income-producing real estate and real estate-related assets. We have presented all prior programs that have investment objectives similar to ours and certain other recent programs that do not have investment objectives similar to ours, as required by applicable SEC guidance.

We consider a program to have an investment objective similar to that of our real estate portfolio if the program seeks current income through stable cash distributions and potential for capital appreciation by investing primarily in stabilized, income-oriented commercial real estate. We consider a program to have an investment objective similar to that of our real estate-related assets portfolio if the program invests primarily in common and preferred stock of publicly traded REITs and other real estate companies across real estate sectors.

This information should be read together with the summary information included in the “Prior Performance” section of this prospectus.

By purchasing shares in this offering, you will not acquire any ownership interest in any prior real estate programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the prior programs discussed. Further, most of the prior programs discussed in this section were conducted through privately-held entities that were subject neither to the fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2017. The following tables are included herein:

Table I -	Experience in Raising and Investing Funds
Table II -	Compensation to Sponsor
Table III -	Operating Results of Prior Programs
Table V -	Sales or Dispositions of Property

We have not included in this Appendix A Table IV (Results of Completed Programs) because none of the prior Nuveen programs with similar investment objectives to ours has completed operations (no longer hold properties).

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents information showing the experience of Nuveen and its affiliates in raising and investing funds for prior programs with similar investment objectives that have either closed their offering period during the three years ended December 31, 2017 or are open-ended: TIAA Real Estate Account (“REA”), TIAA-CREF Real Property Fund (“RPF”), U.S. Cities Fund (“USCF”) and Janus Henderson UK Property PAIF (“JHUKPAIF”). Information is provided as to the length of these offerings and the time period over which the proceeds have been invested.

	USCF	REA	RPF		JHUKPAIF
Dollar amount offered(1)	N/A	N/A	N/A		N/A
Dollar amount raised	$126,395,000	$8,478,200,000	$499,768,000	(4)	N/A	(3)
Length of offering (in months)(1)	N/A	N/A	N/A		N/A
Months to invest 90% of amount available for investment (measured from the beginning of offering)(2)	N/A	N/A	N/A		N/A

(1)	Each of the programs presented is an open-end fund with no set dollar amount offered.
(2)	Each of the programs is an open-end fund, so the disclosure is not meaningful.
(3)	TH Real Estate is the sub-advisor for JHUKPAIF, a private company, and is not responsible for JHUKPAIF’s capital raising, marketing or investor relations. As a result, the dollar amount raised by JHUKPAIF is not relevant for investors in our company.
(4)	RPF has a fiscal year ending May 31. The financial information presented is from the fund’s commencement (July 1, 2016) through May 31, 2017.

TABLE II

COMPENSATION TO SPONSOR

Table II provides a summary of the amount and type of compensation paid to Nuveen and its affiliates related to prior programs with similar investment objectives that have conducted offerings which have either closed during the three years ended December 31, 2017 or are open-ended: USCF, REA, RPF, North American Property Fund, LP (“NAPF”), European Cities Partnership SCSp (“ECF”) and JHUKPAIF. Dollar amounts are for the three year period ended December 31, 2017.

	USCF	REA	RPF(7)	NAPF	ECF	JHUKPAIF
Date offering commenced	8/2/2004	2/22/1995	7/1/2016	9/30/2005	3/1/2016	6/7/1999
Dollar amount raised	$126,395,000	$8,478,200,000	$499,768,000	$22,200,000	$1,267,660,100	N/A	(5)
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—
Acquisition fees	—	—	—	—	—	—
Real estate commissions	—	—	—	—	—	—
Advisory fees	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor(1)	197,442,364	2,130,600,000	5,261,000	24,866,102	16,260,021	$349,250,151
Amount paid to sponsor from operations:
Property advisory fees	—	—	—	—	—	—
Partnership advisory fees(2)(6)	30,181,938	213,900,000	857,000	4,011,575	6,642,662	48,163,127
Reimbursements	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash(3)	1,068,444,215	1,746,300,000	—	12,371,951	—	5,080,169,847
Notes(4)	493,500,000	—	—	—	—	N/A
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—

(1)	Represents net operating income of the underlying properties owned by the fund, excluding management fees.
(2)	Amounts paid by the fund to the sponsor in the form of asset and cash management fees.
(3)	Net cash received from sales.
(4)	Cash received from debt refinancing and line of credit draws.
(5)	TH Real Estate is the sub-advisor for JHUKPAIF, a private company, and is not responsible for JHUKPAIF’s capital raising, marketing or investor relations. As a result, the dollar amount raised by JHUKPAIF is not relevant for investors in our company.
(6)	REA does not have a comparable metric as it does not pay management fees as an at-cost product. Numbers provided in the table above represent investment management charges for REA. Alternatively, the total for investment management charges, administrative charges, distribution charges, M&E charges, and the liquidity guarantee totals to $590,100,000 over the last three years.
(7)	RPF has a fiscal year ending May 31. The financial information presented is from the fund’s commencement (July 1, 2016) through May 31, 2017.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III sets forth the operating results of prior programs with similar investment objectives that have closed during the five years ended December 31, 2017, or are open ended.

USCF

	2017	2016	2015	2014	2013
Summary operating results
Gross revenues	$47,719,846	$124,017,995	$128,952,438	$118,061,470	$110,062,659
Operating expenses	17,463,736	56,127,022	59,839,096	56,069,115	50,969,637
Net operating income (loss)	30,256,111	67,890,973	69,113,342	61,992,455	59,093,022
Interest expense	3,585,650	17,346,047	20,431,175	18,219,753	15,443,863
Income (loss) from discontinued operations	—	—	—	—	—
Net income - GAAP Basis	26,670,461	50,544,926	48,682,167	43,772,702	43,649,160
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	523,600,000	647,782,214	13,338,747	(79,907,860)	(165,609,409)
Net cash flows provided by (used in) investing activities	—	—	—	—	—
Net cash flows provided by (used in) financing activities	(525,300,000)	(722,842,206)	(19,544,776)	154,415,611	156,087,206
Amount and Source of Distributions
Total distributions paid to investors	442,200,000	53,449,296	45,770,714	47,785,268	38,263,295
Total distributions paid to investors (per $1,000 invested)	914	59.64	37.27	36.69	30.99
Source of distributions:
From operations and sales of properties	442,200,000	53,449,296	45,770,714	47,785,268	38,263,259
From all other sources (financing or offering proceeds		—	—	—	—
Summary Balance Sheet
Total Assets (before depreciation)(1)	772,503,947	1,487,915,450	2,104,506,869	1,964,972,331	1,683,389,401
Total assets (after depreciation)(1)	772,503,947	1,487,915,450	2,104,506,869	1,964,972,331	1,683,389,401
Total liabilities	39,224,558	337,702,941	574,527,074	464,516,215	369,954,399
Estimated per share value (units as whole amounts)	568.74	573.14	550.94	507.48	481.56

(1)	According to Investment Company guidelines, the fund reports at Fair Value and does not depreciate the assets.

TABLE III

PennMuni-TIAA U.S. Real Estate Fund, LLC (“PTUSREF”)

	2017	2016	2015	2014	2013
Summary operating results
Gross revenues	21,627,175	$19,353,663	$19,418,582	$16,103,825	$15,777,581
Operating expenses	10,780,086	8,284,826	8,839,271	8,788,617	7,769,070
Operating income (loss)	10,847,089	11,068,837	10,579,312	7,315,208	8,008,511
Interest expense	814,826	887,669	889,027	390,413	—
Income (loss) from discontinued operations	—	—	—	—	—
Net income—GAAP basis	10,032,263	10,181,168	9,690,285	6,924,795	8,008,511
Summary statement of cash flows
Net cash flows provided by (used in) operating activities	(9,349,136)	(26,992,782)	(8,866,876)	16,463,993	6,479,806
Net cash flows provided by (used in) investing activities	—	—	—	—	(20,743,457)
Net cash flows provided by (used in) financing activities	(7,828,730)	24,760,365	(30,218,021)	24,405,671	11,753,050
Amount and source of distributions
Total distributions paid to investors	10,078,281	7,886,007	30,000,000	35,000,000	7,800,000
Total distributions paid to investors (per $1,000 invested)	40.71	31.85	139.73	163.01	50.25
Source of distributions:
From operations and sales of properties	10,078,281	7,886,007	30,000,000	35,000,000	7,800,000
From all other sources (financing or offering proceeds)	—	—	—	—	—
Summary balance sheet
Total assets (before depreciation)	265,058,572	255,161,374	214,334,554	223,183,014	152,239,727
Total assets (after depreciation)(1)	265,058,572	255,161,374	214,334,554	223,183,014	146,509,844
Total liabilities	22,110,890	20,002,745	21,399,208	21,298,289	2,768,189
Estimated per share value (units as whole amounts)(2)	N/A	N/A	N/A	N/A	N/A

(1)	Effective January 1, 2014, PTUSREF adopted FASB Accounting Standard Codification (“ASC”) 946, Financial Services—Investment Companies in connection with Update No. 2013-08, Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements. As such, beginning in 2014, depreciation was no longer required.
(2)	PTUSREF does not calculate a per share value.

TABLE III

NAPF

	2017	2016	2015	2014	2013
Summary operating results
Gross revenues	$15,866,760	$15,840,683	$16,310,261	$15,480,164	$15,813,602
Operating expenses	5,662,415	5,644,399	6,134,538	6,211,954	6,395,882
Operating income (loss)	10,204,345	10,196,284	10,175,723	9,268,210	9,417,720
Interest expense	1,744,551	1,749,280	2,216,419	2,580,442	2,890,310
Income (loss) from discontinued operations		—	—	—	—
Net income—GAAP basis	8,459,794	8,447,004	7,959,304	6,687,768	6,527,410
Summary statement of cash flows
Net cash flows provided by operating activities	8,901,436	8,355,672	7,587,449	7,505,792	6,446,194
Net cash flows provided by investing activities	(957,152)	(2,242,189)	2,626,953	(4,096,131)	37,923,275
Net cash flows used in provided by financing activities	(7,954,464)	(7,696,043)	(9,218,811)	(3,313,712)	(46,594,830)
Amount and source of distributions
Total distributions paid to investors	6,399,852	6,250,000	8,005,269	2,000,000	11,228,933
Total distributions paid to Investors (per $1,000 invested)	59.79	58.39	74.79	23.58	132.37
Source of distributions:
From operations and sales of properties	6,399,852	6,250,000	8,005,269	2,000,000	11,228,933
From all other sources (financing or offering proceeds)	—	—	—	—	—
Summary balance sheet
Total assets (before depreciation)	178,608,163	174,446,665	168,801,862	157,862,827	145,557,914
Total assets (after depreciation)	178,608,163	174,446,665	168,801,862	157,862,827	145,557,914
Total liabilities	47,154,849	46,140,556	46,072,430	59,711,748	56,423,336
Estimated per share value	979.73	945.74	894.72	782.24	702.58

TABLE III

ECF

	2017(1)	2016(2)
Summary operating results
Gross revenues	$20,378,302	$4,731,800
Operating expenses(3)	(4,118,281)	(398,344)
Net operating income (loss)	16,260,021	4,333,456
Fund operating expenses	(9,150,464)	(6,363,774)
Interest expense	(1,124,834)	(1,275,529)
Income tax expense	(2,628,530)	(4,849,777)
Share of profit/loss of joint venture operations	19,012,500	—
Unrealised gains/loss on disposal of investment properties	(743,673)	14,507,304
Income (loss) from discontinued operations	—	—
Net income—GAAP basis	21,625,020	6,351,679
Summary statement of cash flows
Net cash flows provided by (used in) operating activities	(19,549,019)	(2,471,767)
Net cash flows provided by (used in) investing activities	(591,033,271)	(52,211,113)
Net cash flows provided by (used in) financing activities	769,484,715	61,055,458
Amount and source of distributions
Total distributions paid to investors	6,667,941	—
Total distributions paid to investors (per $ 1,000 invested)	11.31	—

Source of distributions:
From operations and sales of properties	—	—
From all other sources (financing or offering proceeds)	6,667,941	—
Summary balance sheet
Total assets (4)	972,847,928	225,875,990
Total assets (after depreciation)	972,847,928	225,875,990
Total liabilities	177,789,726	57,352,162
Net Assets	795,058,203	168,523,828
Estimated per share value	N/A	N/A

(1)	Information presented is unaudited and based on IFRS primary statements only.
(2)	ECF commenced operations in 2016. EUR have been converted to US dollars for the presentation in the table at the conversion rate as of December 31, 2016 of 1 USD= 0.95 EUR. Information presented is based on IFRS primary statements only.
(3)	ECF operating expenses include EUR 1.98 million asset acquisition costs.
(4)	ECF made a capital drawdown of EUR 97 million from investors on December 31, 2016; the EUR 94.9 million that remained outstanding (included in total assets) at December 31, 2016 was received on January 3, 2017.

TABLE III

RPF

	May 31, 2017(1)
Summary operating results
Gross revenues(2)	$5,261,000
Operating Expenses(3)	997,000
Realized gain (loss) on investments	—
Unrealized gain (loss) on investments	6,558,000
Operating income (loss)(4)	4,264,000
Interest expense(5)	—
Income (loss) from discontinued operations	—
Net income—GAAP basis(6)	10,822,000

Summary statement of cash flows
Net cash flows provided by (used in) operating activities	(455,327,000)
Net cash flows used in provided by (used in) financing activities	495,074,000
Amount and source of distributions
Total distributions paid to investors	3,000,000
Total distributions paid to Investors (per $1,000 invested)	n/a	(7)
Source of distributions:
From operations and sales of properties	3,000,000
From all other sources (financing or offering proceeds)	—
Summary balance sheet
Total assets (before depreciation)	532,757,000
Total assets (after depreciation)	532,757,000
Total liabilities	26,665,000
Net assets	506,092,000
Estimated per share value	10.37

(1)	RPF has a fiscal year ending May 31. The financial data presented is from the fund’s commencement (July 1, 2016) through May 31, 2017.
(2)	Gross revenue is comprised of total investment income as presented in RPF’s audited financial statements.
(3)	Operating expenses are comprised of total fund-level expenses as presented in RPF’s audited financial statements.
(4)	Operating income is comprised of net investment income as presented in RPF’s audited financial statements.
(5)	Interest expense is netted within total investment income within RPF’s audited financial statements. Interest expense for RPF for the fiscal year ended May 31, 2017 was $555,000.
(6)	Net income - GAAP basis is comprised of the net increase in net assets as presented in RPF’s audited financial statements.
(7)	This metric is not applicable for RPF’s initial fiscal year.

TABLE III

REA

($ in millions except estimated per share value)

	2017	2016	2015	2014	2013
Summary operating results
Gross revenues(1)	$876.5	$767.1	$683.9	$652.8	$540.8
Expenses(2)	205.2	202.0	182.9	163.0	145.1
Net Operating income (loss)(3)	671.3	565.1	501.0	489.8	395.7
Interest expense(4)	—	—	—	—	—
Income (loss) from discontinued operations	—	—	—	—	—
Realized gain (loss) on investment	37.7	20.0	618.5	99.7	(331.4)
Unrealized gain (loss) on investments	349.4	599.8	526.9	1,528.7	1,391.6
Net Income (loss) GAAP basis(5)	1,058.4	1,184.9	1,646.4	2,118.2	1,455.9
Summary statement of cash flows
Net cash flows provided by (used in) operating activities	479.8	(1,297.5)	(535.4)	(810.8)	(667.8)
Net cash flows used in provided by (used in) financing activities	(471.1)	1,288.6	510.8	832.7	660.7
Amount and source of distributions
Total distributions paid to investors	—	—	—	—	—
Total distributions paid to investors (per $1,000 invested)		—	—	—	—
Source of distributions:	—
From operations and sales of properties	—	—	—	—	—
From all other sources (financing or offering proceeds)	—	—	—	—	—
Summary balance sheet
Total assets	27,453.6	26,985.2	24,399.4	22,408.7	19,417.1
Total assets (after depreciation)	27,453.6	26,985.2	24,399.4	22,408.7	19,417.1
Total liabilities	2,511.0	2,680.5	2,039.4	2,579.7	2,509.2
Net assets	24,942.6	24,304.7	22,360.0	19,829.0	16,907.9
Estimated per share value	398.33	381.64	362.77	335.39	298.87

(1)	Gross revenue is comprised of total investment income as presented in REA’s audited financial statements.
(2)	Operating expenses are comprised of total fund-level expenses as presented in REA’s audited financial statements.
(3)	Operating income is comprised of net investment income as presented in REA’s audited financial statements.
(4)	Interest expense is netted within total investment income within REA’s audited financial statements. Interest expense for REA over the last five years is $89.7 million, $85.8 million, $81.1 million, $98.7 million, $116.8 million, respectively.
(5)	Net income - GAAP basis is comprised of the net increase in net assets as presented in REA’s audited financial statements.

TABLE III

JHUKPAIF

($ in thousands except estimated per share value)

	May 31, 2017	May 26, 2016	May 31, 2015	May 31, 2014	May 31, 2013	May 31, 2012
Summary operating results
Gross revenues	$184,872	$262,691	$157,053	$125,590	$76,548	$81,766
Operating expenses	39,316	88,455	55,830	40,713	26,360	28,090
Operating income (loss)	145,557	174,236	101,223	84,877	50,188	53,675
Interest expense	1	—	—	—	—	—
Income (loss) from discontinued operations	—	—	—	—	—	—
Net income—GAAP basis	145,840	144,525	6,924,795	67,441	40,484	43,057
Summary statement of cash flows
Net cash flows provided by (used in) operating activities	90,685	89,270	91,110	70,453	40,354	41,899
Net cash flows provided by (used in) investing activities	1,158,987	(365,695)	(4,580,669)	(1,047,240)	(168,334)	22,433
Net cash flows provided by (used in) financing activities	(1,171,870)	420,326	5,170,546	1,419,163	189,007	(60,141)
Amount and source of distributions
Total distributions paid to investors	160,320	181,871	106,576	89,500	54,607	57,631
Total distribution paid to investors (per $1,000 invested)	30.50	31.70	31.90	38.90	38.00	—
From operations and sales of properties	—	—	—	—	—	—
From all other sources (financing or offering proceeds)	—	—	—	—	—	—
Summary balance sheet
Total assets (before depreciation)	4,030,753	5,834,582	5,499,372	3,205,534	1,423,112	1,264,222
Total assets (after depreciation)	4,030,753	5,834,582	5,499,372	3,205,534	1,423,112	1,264,222
Total liabilities	39,069	88,831	57,836	82,106	35,770	31,935
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A

TABLE V

SALES OR DISPOSITIONS OF PROPERTIES

Table V provides information on the sales and dispositions of property held by the prior programs since January 1, 2014.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Costs of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs ($)(1)	Mortgage balance at time of sale ($)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total($)	Original Mortgage Financing($)	Total acquisition cost, capital improvement closing and soft costs (1)(4)	Total($)	Excess (deficiency) of operating receipts over cash expenditures($)
Staples Corner Retail Park, Cricklewood, London	12/22/2006	1/31/2015	80,928,012	_	0	0	80,928,012	_	120,160,073	120,160,073	18,588,072
Units 1-5 27-31 White Hart Street, High Wycombe(2)	—	1/31/2015	5,929,219	_	0	0	5,929,219	_	_		1,669,396
44-46 Princess Street, Edinburgh, Edinburgh	1/27/2011	1/31/2015	13,364,028	_	0	0	13,364,028	_	12,036,701	12,036,701	2,327,242
Somerset House, Redhill, Redhill(2)	—	2/28/2015	10,484,607	_	0	0	10,484,607	_	_		1,443,484
Global House, Crawley, Crawley(2)	—	2/28/2015	9,017,137	_	0	0	9,017,137	_	_		4,572,968
Oakhill Trading Estate, Walkden	1/16/2015	7/31/2015	24,483,786	_	0	0	24,483,786	_	21,815,729	21,815,729	588,029
Staples Unit, Stevenage(2)	—	7/31/2015	4,983,658	_	0	0	4,983,658	_	_		2,431,470
1-3 Silver Street, Bedford(2)	—	7/31/2015	2,689,974	_	0	0	2,689,974	_	_		439,423
B&Q, Gloucester(2)	—	7/31/2015	6,538,699	_	0	0	6,538,699	_	_		1,336,311
Boots, 54-58 High Street, Maidenhead	8/5/2010	7/31/2015	8,326,995	_	0	0	8,326,995	_	10,876,872	10,876,872	1,510,611
15/16 The Parade & 2/4 Rose Lane, Canterbury	3/8/2006	7/31/2015	9,337,771	_	0	0	9,337,771	_	14,792,682	14,792,682	3,774,798
Wickes, Radford Road, Coventry	1/16/2015	7/31/2015	10,154,169	_	0	0	10,154,169	_	10,260,288	10,260,288	364,399
18, 20 & 22 Tavern Street, Ipswich	1/16/2015	7/31/2015	13,925,140	_	0	0	13,925,140	_	14,427,411	14,427,411	437,798
180 West George Street, Glasgow	1/16/2015	8/31/2015	21,448,690	_	0	0	21,448,690	_	16,042,435	16,042,435	518,057
Units 34-76 Burners Lane, Milton Keynes	1/16/2015	9/30/2015	8,361,346	_	0	0	8,361,346	_	8,202,539	8,202,539	33,920
Connect 33, Boulton Road, Reading	12/23/2004	4/30/2016	8,685,712	_	0	0	8,685,712	_	8,723,379	8,723,379	2,684,433
The Interchange, Swanley	1/16/2015	6/30/2016	40,115,472	_	0	0	40,115,472	_	30,708,828	30,708,828	2,105,174
Marloes, Kensington Village, London	2/16/2012	6/30/2016	20,467,129	_	0	0	20,467,129	_	10,330,986	10,330,986	3,681,903
Goat Tavern, London	10/15/2014	6/30/2016	10,906,399	_	0	0	10,906,399	_	8,344,187	8,344,187	631,336
Town Quay, Southampton	8/23/2006	6/30/2016	9,958,133	_	0	0	9,958,133	_	18,943,837	18,943,837	6,320,389
Two Chairmen, London	10/15/2014	6/30/2016	6,976,207	_	0	0	6,976,207	_	6,895,029	6,895,029	405,625
Olympus House, Warwick	12/21/2006	6/30/2016	13,470,138	_	0	0	13,470,138	_	18,237,520	18,237,520	6,265,258
Tesco Depot, Hinckley	3/19/2010	6/30/2016	37,111,282	_	0	0	37,111,282	_	37,457,617	37,457,617	16,042,191
Travelodge, Kings Cross, London	7/26/2013	7/31/2016	92,802,068	_	0	0	92,802,068	_	75,374,226	75,374,226	11,900,103
Speedfields Retail Park, Fareham	2/16/2012	7/31/2016	6,453,145	_	0	0	6,453,145	_	6,244,025	6,244,025	2,159,642
Dunelm, Shoreham-By-Sea	2/16/2012	7/31/2016	7,207,030	_	0	0	7,207,030	_	6,257,384	6,257,384	3,064,750
Dc3, Phase Ii, Peterborough	12/22/2015	8/31/2016	55,717,862	_	0	0	55,717,862	_	53,885,937	53,885,937	2,010,362
Merlin 310, Trafford Park, Manchester	5/25/2013	8/31/2016	30,628,126	_	0	0	30,628,126	_	27,212,344	27,212,344	6,268,629
Trimbridge House, Bath	2/16/2012	8/31/2016	8,404,671	_	0	0	8,404,671	_	5,782,580	5,782,580	2,123,083
86-88 Market Street, Manchester	1/7/2014	8/31/2016	13,561,915	_	0	0	13,561,915	_	11,585,126	11,585,126	1,447,370
The Roebuck, London	10/15/2014	8/31/2016	8,814,137	_	0	0	8,814,137	_	8,140,401	8,140,401	666,810
The Ship, London	10/15/2014	8/31/2016	5,861,049	_	0	0	5,861,049	_	4,608,266	4,608,266	478,278
Lloyds Bank, London	2/20/2014	8/31/2016	5,889,641	_	0	0	5,889,641	_	6,294,712	6,294,712	611,059
The Bedford, London	3/27/2015	9/30/2016	8,917,898	_	0	0	8,917,898	_	8,200,814	8,200,814	535,181

			Selling Price, Net of Closing Costs and GAAP Adjustments					Costs of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs ($)(1)	Mortgage balance at time of sale ($)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total ($)	Original Mortgage Financing ($)	Total acquisition cost, capital improvement closing and soft costs (1)(4)	Total ($)	Excess (deficiency) of operating receipts over cash expenditures($)
10 West Street & 30 Chapel Street, Portsmouth	2/20/2014	9/30/2016	12,965,652	_	0	0	12,965,652	_	10,449,638	10,449,638	1,849,405
62/64 Cornhill, London	1/16/2015	9/30/2016	41,515,349	_	0	0	41,515,349	_	36,702,646	36,702,646	2,120,129
Broadway Bar & Grill, Fulham	4/10/2015	9/30/2016	10,295,087	_	0	0	10,295,087	_	9,787,113	9,787,113	638,496
Birmingham Great Park, Birmingham	2/16/2012	9/30/2016	11,641,665	_	0	0	11,641,665	_	12,102,010	12,102,010	6,343,070
Co-Op, Parsons Green, London	2/20/2014	9/30/2016	8,093,190	_	0	0	8,093,190	_	7,170,210	7,170,210	849,526
Waitrose / Traveldodge, 1-3 High Street, Sidcup	6/6/2014	9/30/2016	12,835,742	_	0	0	12,835,742	_	12,216,230	12,216,230	1,563,664
45 Clarendon Road, Watford	1/16/2015	9/30/2016	10,253,029	_	0	0	10,253,029	_	10,224,329	10,224,329	255,130
Sytner Car Dealership, Warwick	5/16/2011	9/30/2016	11,470,174	_	0	0	11,470,174	_	10,589,424	10,589,424	4,265,951
Cheadle, Cheadle	1/16/2015	9/30/2016	10,789,549	_	0	0	10,789,549	_	13,055,955	13,055,955	1,725,343
Aymer House, Chertsey	12/18/2006	9/30/2016	32,495,025	_	0	0	32,495,025	_	37,069,429	37,069,429	13,667,143
440 Strand, London	7/30/2014	10/31/2016	240,394,362	_	0	0	240,394,362	_	224,317,508	224,317,508	20,475,179
Hardcase (Distribution) Unit, Thurrock, Grays	12/22/2006	10/31/2016	68,563,173	_	0	0	68,563,173	_	64,745,093	64,745,093	12,392,700
Dundas House, Tranent	7/12/2007	10/31/2016	29,008,029	_	0	0	29,008,029	_	39,276,468	39,276,468	12,551,296
Ryder Court, London	10/16/2013	10/31/2016	139,125,075	_	0	0	139,125,075	_	124,390,689	124,390,689	11,480,387
Hayes Bridge Retail Park, Hayes	3/21/2006	10/31/2016	47,270,234	_	0	0	47,270,234	_	64,175,622	64,175,622	16,637,417
1 Carey Lane, London	1/16/2015	11/30/2016	28,449,203	_	0	0	28,449,203	_	25,711,985	25,711,985	1,495,039
Windsor Office Park, Windsor	8/8/2006	11/30/2016	69,854,461	_	0	0	69,854,461	_	97,217,439	97,217,439	32,274,054
B&Q, Witney	2/20/2014	12/31/2016	11,356,062	_	0	0	11,356,062	_	8,322,314	8,322,314	1,623,645
Zenith Building, Manchester	7/5/2011	2/9/2017	28,313,706	_	0	0	28,313,706	_	33,741,904	33,741,904	9,037,433
Virgin, Wandsworth	7/5/2013	3/8/2017	15,758,092	_	0	0	15,758,092	_	12,057,725	12,057,725	2,609,075
Centennial Park, Elstree	1/16/2015	4/3/2017	35,257,771	_	0	0	35,257,771	_	29,085,008	29,085,008	3,355,298
House of Fraser	11/13/2009	4/7/2017	16,604,709	_	0	0	16,604,709	_	13,734,766	13,734,766	6,623,368
Units A and B, Clay Lane West(3)	1/16/2015	6/26/2017	23,054,388	_	0	0	23,054,388	_	22,130,939	22,130,939	3,079,680
Tesco Foodstore, Ferndown(3)	6/27/2014	7/6/2017	33,346,981	_	0	0	33,346,981	_	39,634,444	39,634,444	3,557,378
The Rivers Office Park, Rickmansworth(3)	6/14/2005	7/27/2017	43,402,473	_	0	0	43,402,473	_	64,540,559	64,540,559	24,239,362
Sainsburys, Trinity Walk(3)	8/13/2014	9/7/2017	50,965,336	_	0	0	50,965,336	_	61,910,092	61,910,092	7,791,440
Mallard Retail Park, Bournemouth(3)	11/22/2013	9/30/2017	62,565,982	_	0	0	62,565,982	_	48,553,856	48,553,856	10,730,244
Ealing Gateway(3)	4/7/2005	10/27/2017	65,693,773	_	0	0	65,693,773	_	45,422,582	45,422,582	19,122,635
Parkview (Office)(3)	12/21/2004	12/22/2017	55,986,025	_	0	0	55,986,025	_	60,889,153	60,889,153	34,116,491

			Selling Price, Net of Closing Costs and GAAP Adjustments					Costs of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs ($)(1)	Mortgage balance at time of sale ($)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total ($)	Original Mortgage Financing ($)	Total acquisition cost, capital improvement closing and soft costs (1)(4)	Total ($)	Excess (deficiency) of operating receipts over cash expenditures ($)
Charlestowne Nortth	10/30/06	8/2015	25,257,690	15,275,327	0	0	9,982,363	11,700,000	24,348,384	36,048,384
Druid Hill	05/03/05	9/2015	57,604,129	26,800,000	0	0	30,804,129	26,510,000	45,379,100	71,889,100	—
Pelican Cove	09/15/05	1/2016	29,190,822	18,000,000	0	0	11,190,822	18,470,780	29,063,794	47,534,574	—
Barrington at Mirror Lake	06/29/06	1/2016	73,679,149	39,207,159	0	0	34,471,990	41,290,000	72,995,567	114,285,567	—
Royal Oaks	05/22/06	1/2016	34,439,115	13,139,491	0	0	21,299,624	13,139,491	25,150,731	38,290,222	—
Cambridge Squre	02/28/06	2/2016	26,501,800	15,561,940	0	0	10,939,860	14,757,746	24,928,458	39,686,204	—
The Waverly	02/28/06	2/2016	56,480,600	30,237,060	0	0	26,243,540	28,807,381	49,575,682	78,383,063	—
Fountain Place	05/22/06	5/2016	79,058,450	37,253,106	0	0	41,805,344	37,253,106	53,037,968	90,291,074	—

The Mansion	04/16/07	7/2015	37,125,144	19,450,000	0	0	17,675,144	21,450,000	34,976,818	56,426,818	—
Vista Pointe	07/31/07	8/2015	44,752,446	27,500,000	0	0	17,252,446	26,959,300	43,312,595	70,271,895	—
Mira Vista Hills	09/15/08	9/2015	38,693,048	18,848,000	0	0	19,845,048	15,200,000	30,929,496	46,129,496	—
The Point at Chapel Hill	07/28/10	12/2015	38,852,116	19,000,000	0	0	19,852,116	13,110,000	27,485,441	40,595,441	—
The Burlington	12/13/06	3/2016	63,329,906	25,170,000	0	0	38,159,906	18,843,607	41,440,977	60,284,584	—
										—
Owings Park	12/20/12	1/2016	33,365,813	16,376,000	0	0	16,989,813	16,376,000	27,956,402	44,332,402	—
Twenty 15	06/27/13	11/2017	34,113,447	19,000,000	0	0	15,113,447	19,000,000	24,027,659	43,027,659	—

Metro Centre	09/30/05	12/2015	5,250,264	—	0	0	5,250,264	—	14,885,391	14,885,391	—
Gatehall	09/26/06	3/2017	7,121,687	5,000,000	0	0	2,121,687	5,000,000	19,647,038	24,647,038	—
California Commerce Center	11/29/07	12/2015	24,656,266	—	0	0	24,656,266		25,475,606	25,475,606	5,616,859
Park Mira Loma	11/29/07	12/2015	64,201,745	—	0	0	64,201,745		49,036,502	49,036,502	17,497,384
8420 Westphalia Road	06/12/13	11/2016	18,570,362	—	0	0	18,570,362		16,798,882	16,798,882	3,076,381
Trio Apartments	09/30/11	11/2016	96,075,442	56,665,381	0	0	152,740,823	62,500,000	113,471,273	175,971,273	27,913,424
1511 Third Avenue (4)	12/21/12	9/2016	41,196,904	—	0	0	41,196,904		62,209,288	62,209,288	11,491,122
856 Market Street (4)	10/07/14	9/2016	14,525,719	—	0	0	14,525,719		24,800,975	24,800,975	1,052,653
1608 Chestnut Street (4)	12/11/14	9/2016	11,493,323	—	0	0	11,493,323		25,138,003	25,138,003	1,731,390
636 6th Avenue (4)	12/22/14	9/2016	19,354,730	—	0	0	19,354,730		42,262,486	42,262,486	2,985,224
Seaview Summit	12/30/10	7/2016	38,440,417	—	0	0	38,440,417		29,486,446	29,486,446	6,530,903
40 Broad Street	05/22/13	6/2016	98,423,287	50,000,000	0	0	148,423,287	50,000,000	114,974,108	164,974,108	16,964,840
Park 19	11/12/10	3/2016	21,955,647	20,000,000	0	0	41,955,647	—	29,266,771	29,266,771	8,165,924
Plaza Venezia	09/19/05	12/2016	53,760,664	36,500,000	0	0	90,260,664	29,200,000	76,105,118	105,305,118	44,464,555
Lakewood	07/24/14	9/2017	22,805,502	—	0	0	22,805,502	—	17,636,477	17,636,477	3,544,953
3454 Miraloma	06/10/11	8/2017	55,762,785	—	0	0	55,762,785	—	30,377,197	30,377,197	9,914,314
8880 Gormon & 9950 Bs Pky	09/04/13	8/2017	27,737,340	—	0	0	27,737,340	—	33,159,564	33,159,564	8,530,661

			Selling Price, Net of Closing Costs and GAAP Adjustments					Costs of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs ($)(1)	Mortgage balance at time of sale ($)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total ($)	Original Mortgage Financing ($)	Total acquisition cost, capital improvement closing and soft costs (1)(4)	Total ($)	Excess (deficiency) of operating receipts over cash expenditures ($)
Township	06/28/11	8/2017	85,560,882	—	0	0	85,560,882	—	66,196,239	66,196,239	9,493,109
World Trade	08/02/07	8/2017	62,872,354	—	0	0	62,872,354	—	78,262,085	78,262,085	32,911,889
RidgePointe	09/06/07	6/2017	20,566,164	—	0	0	20,566,164	—	23,748,797	23,748,797	8,671,371
Renton Logistic	12/09/10	10/2017	40,990,158	24,000,000	0	0	64,990,158	—	34,724,374	34,724,374	12,860,015
Statehouse	02/01/08	10/2017	49,010,267	26,000,000	0	0	75,010,267	—	59,351,518	59,351,518	28,712,315
Oceanair	10/30/15	11/2017	54,052,264	—	0	0	54,052,264	—	52,828,092	52,828,092	4,378,013
3111 Coronado	10/09/15	11/2017	51,272,807	—	0	0	51,272,807	—	52,415,954	52,415,954	7,470,398
The Wescott	12/30/10	12/2017	32,492,595	30,770,573	0	0	63,263,168	33,200,000	82,932,930	116,132,930	21,893,610
Savier St Flats	12/05/13	12/2017	26,397,321	33,305,000	0	0	59,702,321	—	61,714,590	61,714,590	10,255,551
Roosevelt Sq	11/23/05	12/2017	36,269,269	30,000,000	0	0	66,269,269	—	52,644,396	52,644,396	30,514,797
Barton Springs	6/19/2008	8/12/2014	37,613,444	—	0	0	37,613,444	—	32,070,522	32,070,522	13,667,525
Century Plaza	6/27/2008	9/30/2015	22,621,877	—	0	0	22,621,877	9,098,000	28,993,219	38,091,219	6,796,111

(1)	Amounts presented in USD utilizing exchange rate as of date of sale.
(2)	Assets acquired prior to 2009. Acquisition data unavailable.
(3)	Information presented is unaudited.
(4)	Total acquisition cost includes only equity invested, and excludes mortgage financing.

APPENDIX B: DISTRIBUTION REINVESTMENT PLAN

This Distribution Reinvestment Plan (the “Plan”) is adopted by Nuveen Global Cities REIT, Inc. (the “Company”) pursuant to its Articles of Amendment and Restatement (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who (i) purchase Class T shares, Class S shares, Class D shares or Class I shares of the Company’s common stock (collectively the “Shares”) pursuant to the Company’s continuous public offering (the “Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who do not opt out of participating in the Plan (or, in the case of residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the Plan, who opt to participate in the Plan) (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

2. Effective Date. The effective date of this Plan shall be the date that the Offering commences.

3. Procedure for Participation. Any Stockholder (unless such Stockholder is a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan) who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (“SEC”), will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement. Any Stockholder who is a resident of Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan who has received a Prospectus, as contained in the Company’s registration statement filed with the SEC, will become a Participant if they elect to become a Participant by noting such election on their subscription agreement. If any Stockholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the Offering or any soliciting dealer participating in the distribution of Shares for the Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant is requested to promptly notify their participating broker-dealer in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, the participating broker-dealer or any other person selling shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares.

A. Participants will acquire Shares from the Company (including Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Plan (the “Plan Shares”) at a price equal to the NAV per Share applicable to the class of Shares purchased by the Participant on the date that the distribution is payable (calculated as of the most recent month end). No upfront selling commissions will be payable with respect to shares purchased pursuant to the Plan, but such shares will be subject to ongoing

B-1

stockholder servicing fees. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.

B. Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Offering or (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”).

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

8. Reports. On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the Plan during the quarter; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering 10 days’ prior written notice to the Company. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a timely termination notice will be effective as of the last day of a quarter in which it is timely received and will not affect participation in the Plan for any prior quarter). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement for Shares of Nuveen Global Cities REIT, Inc.
1. Your Investment

Investment Amount $	Type:	☐ Initial Purchase

☐ Subsequent Purchase

Investment Method

☐ By mail	Attach a check to this agreement. Make all checks payable to: Nuveen Global Cities REIT, Inc.

☐ By wire	Name: DST as Agent for Nuveen Global Cities REIT, Inc. Bank Name: UMB BANK ABA: 101000695 DDA: 9872292030

☐ Broker-dealer/Financial advisor

Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler’s checks are not accepted.

SHARE CLASS SELECTION (required)

☐	SHARE CLASS T (minimum initial investment $2,500; minimum additional investment $500)

☐	SHARE CLASS S (minimum initial investment $2,500; minimum additional investment $500)

☐	SHARE CLASS D (Minimum initial investment $2,500; minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

☐	SHARE CLASS I (Minimum initial investment $1,000,000, unless waived by Nuveen Securities, LLC; Minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

Indicate whether you or your co-investor are a Nuveen Employee, Officer, Director, or Affiliate, please select one below (required)

☐ Nuveen Employee	☐ Nuveen Officer or Director	☐ Nuveen Affiliate	☐ Not Applicable

2. Ownership Type (Select only one)

Non-Custodial Account Type	Third Party Custodial Account Type

BROKERAGE ACCOUNT NUMBER (if applicable)	Custodian Account Number

☐ INDIVIDUAL OR JOINT TENANT WITH RIGHTS OF SURVIVORSHIP	☐ IRA

☐ TRANSFER ON DEATH (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)	☐ ROTH IRA
☐ SEP IRA

☐ TENANTS IN COMMON	☐ SIMPLE IRA

☐ COMMUNITY PROPERTY	☐ OTHER

☐ UNIFORM GIFT/TRANSFER TO MINORS STATE OF	CUSTODIAN INFORMATION (TO BE COMPLETED BY CUSTODIAN)

☐ PENSION PLAN (Include Certification of Investment Powers Form)	CUSTODIAN NAME

☐ TRUST (Include Certification of Investment Powers Form)	CUSTODIAN TAX ID #

☐ CORPORATION / PARTNERSHIP / OTHER	CUSTODIAN PHONE #

(Corporate Resolution or Partnership Agreement Required)	CUSTODIAN ADDRESS

Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Tax ID Number	Date of Trust:	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Address	City	State	Zip Code

Entity Type (Select one. Required)

☐ Retirement Plan	☐ Trust	☐ S-Corp	☐ C-Corp	☐ LLC	☐ Partnership	Exempt payee code (if any)
☐ Other			Jurisdiction (if Non-U.S.) (Attach a completed applicable Form W-8)			Exemption from FATCA reporting code (if any)

3. Investor Information

A. Investor Name	(Investor/Trustee/Executor/Authorized Signatory Information) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI) Last Name	Gender
Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State Zip Code
Email Address
Mailing Address (if different from above)	City	State Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Feb 2014) Country of Citizenship

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)
First Name (MI) Last Name Gender

Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Feb 2014)	Country of Citizenship

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

4.    Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Nuveen Global Cities REIT, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery

Email

If blank, the email provided in Section 3A will be used.

5. Select How You Want to Receive Your Distribution (Select only one)

IF YOU ARE NOT A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, OHIO, OREGON OR WASHINGTON, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN. If you do not wish to be enrolled in the Distribution Reinvestment Plan, check this box and complete the information below:  ☐

Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

IF YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, OHIO, OREGON OR WASHINGTON, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

If you wish to enroll in the Distribution Reinvestment Plan, check this box:  ☐

If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

A. ☐ Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.)

B. ☐ Cash/Check Mailed to Third Party/Custodian

Name/Entity Name/Financial Institution		Mailing Address

City	State	Zip Code	Account Number (Required)

C. ☐ Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodial Investors Only.)

I authorize Nuveen Global Cities REIT, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Nuveen Global Cities REIT, Inc. in writing to cancel it. In the event that Nuveen Global Cities REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State
Your Bank’s ABA Routing Number		Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

6.    Participating Broker-Dealer / Financial Advisor or Registered Investment Advisor (“RIA”) Information

Nuveen Securities, LLC (“Nuveen Securities”) is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Nuveen Securities is your broker of record, then your shares of Nuveen Global Cities REIT, Inc. (the “Shares”) will be held in your name on the books of Nuveen Global Cities REIT, Inc. Nuveen Securities will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary.

The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. Please note that unless previously agreed to in writing by Nuveen Global Cities REIT, Inc., all sales of securities must be made through a broker-dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirms by its signature, on behalf of the broker-dealer or registered investment adviser (“RIA”), as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (v) has delivered or made available a current prospectus of Nuveen Global Cities REIT, Inc. (a “Prospectus”) and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received from the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years.

The undersigned further represents and certifies, on behalf of the broker-dealer or RIA, as applicable, it has established and implemented an anti-money laundering compliance program (“AML Program”) reasonably designed to identify the client and that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing

AML Program and Customer Identification Program. To the extent permitted by applicable law, the financial advisor or RIA will share information with Nuveen Securities and Nuveen Global Cities REIT, Inc. for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Shares. Upon request by Nuveen Securities at any time, the financial advisor or RIA, as applicable, hereby agrees to (i) furnish a written copy of its AML Program to Nuveen Securities for review, (ii) provide certification to Nuveen Securities that the financial advisor or RIA, as applicable, has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and, if applicable, any remedial actions taken in connection with the most recent testing of its AML Program.

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of Nuveen Global Cities REIT, Inc. in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:

☐ Check here if this is a discretionary account.

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City	State	Zip Code

Branch Number	CRD Number

Email Address	Daytime Phone Number

Registered Representative Signature	Date

Broker-Dealer Signature	Date

Branch Manager Signature (If required by Participating Broker-Dealer)
Date

RIAs complete this section:

☐ Check here if this is a discretionary account.

RIA Firm Name	RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City	State	Zip Code

RIA Branch Number	RIA Rep IARD Number

Email Address	Daytime Phone Number

RIA Representative Signature	Date

Manager Signature (If required by RIA Firm)
Date

Branch Manager Signature (If required by Participating Broker-Dealer)
Date

7.    Subscriber Signatures

Nuveen Global Cities REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Nuveen Global Cities REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Nuveen Global Cities REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

Please Note: All Items Must be Read and Initialed

I have received a copy of the Final Prospectus.

	Initials	Initials

I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials
In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

	Initials	Initials
I am purchasing the Shares for my own account.

	Initials	Initials
I understand that the transaction price per share at which my investment will be executed will be made available at www.nuveenglobalreit.com and in a prospectus supplement filed with the SEC, available at www.sec. gov.

	Initials	Initials

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent or through my financial intermediary.

If I am not a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon or Washington, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.
	Initials	Initials
If I am an Alabama resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth.

	Initials	Initials
If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.

	Initials	Initials
If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), my aggregate investment in this offering and in the securities of other public, non-listed direct participation programs does not exceed 10% of my net worth.

	Initials	Initials
If I am a Kansas resident, my aggregate investment in the securities of Nuveen Global Cities REIT, Inc. and other public, non-listed real estate investment trusts will not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Kentucky resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates’ public, non-listed real estate investment trusts may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Nuveen Global Cities REIT, Inc. and similar direct participation investments not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Massachusetts resident, my investment in Nuveen Global Cities REIT, Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Missouri or Oregon resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.

	Initials	Initials
If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act, my aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of my net worth.

	Initials	Initials
If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-listed direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a New Mexico resident I must limit my investment in Nuveen Global Cities REIT, Inc., its affiliates and other public, non-listed real estate investment trusts to 10% of my net worth.

	Initials	Initials
If I am an Ohio resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and in any other public, non-listed real estate investment programs.
	Initials	Initials
If I am a North Dakota, Pennsylvania or Tennessee resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my net worth.

	Initials	Initials
If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
	Initials	Initials
“Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

For purposes of the acknowledgments above, an affiliate of Nuveen Global Cities REIT, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Nuveen Global Cities REIT, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Nuveen Global Cities REIT, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Nuveen Global Cities REIT, Inc., including any partnership in which Nuveen Global Cities REIT, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Nuveen Global Cities REIT, Inc.

If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Global Cities REIT, Inc., then Nuveen Securities, LLC may be deemed to be acting as your broker of record in connection with any investment in Nuveen Global Cities REIT, Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Nuveen Global Cities REIT, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Nuveen Global Cities REIT, Inc. at the number indicated below REIT, Inc. at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

8.    Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Nuveen Global Cities REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Nuveen Global Cities REIT, Inc. and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Nuveen Global Cities REIT, Inc.

Return to:

Standard Mail:	Overnight Mail:
DST Systems, Inc. PO Box 219307 Kansas City, MO 64121-9307	DST Systems, Inc. 430 w 7th St. Suite 219307 Kansas City, MO 64105-1407

Email Delivery: Nuveen.ai@dstsystems.com

Fax Delivery: (844) 882-0011

For Questions:

Stockholder Services: (833) 688-3368

APPENDIX D: PRIVACY POLICY NOTICE

Nuveen Global Cities REIT, Inc.

Privacy Notice

Rev. May, 2017

FACTS	WHAT DOES NUVEEN GLOBAL CITIES REIT, INC. DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

∎  Social Security number and income

∎  Assets and investment experience

∎  Risk tolerance and transaction history

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Nuveen Global Cities REIT, Inc. chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Nuveen Global Cities REIT, Inc. share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes— to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes— information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
Four nonaffiliated to market to you	No	We don’t share
Questions?	For questions about our policy, or for additional copies of this notice, please contact Nuveen at 333 W. Wacker Drive, Chicago, IL 60606, or (800) 257-8787.

Who We Are

Who is providing this notice?	Nuveen Global Cities REIT, Inc.
What We Do
How does Nuveen Global Cities REIT, Inc. protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

D-1

How does Nuveen Global Cities REIT, Inc. collect my personal information?

We collect your personal information, for example, when you:

∎  open an account or give us your income information

∎  provide employment information or give us your contact information

∎  tell us about your investment or retirement portfolio

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

∎  sharing for affiliates’ everyday business purposes—information about your creditworthiness

∎  affiliates from using your information to market to you

∎  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account – unless you tell us otherwise.
Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ∎ Our affiliates include companies with a Nuveen, TIAA or TH Real Estate name.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ∎ Nuveen Global Cities REIT, Inc. does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ∎ Our joint marketing partners may include financial services companies.
Other Important Information

California Residents—In accordance with California law, we will not share information we collect about California residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will also limit the sharing of information about you with our affiliates to the extent required by applicable California law.

Vermont Residents—In accordance with Vermont law, we will not share information we collect about Vermont residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will not share creditworthiness information about Vermont residents among Nuveen Global Cities REIT, Inc.’s affiliates except with the authorization or consent of the Vermont resident.

D-2

Nuveen Global Cities REIT, Inc.

Maximum Offering of $5,000,000,000

Common Stock

Prospectus

April 16, 2018

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Nuveen Global Cities REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until May 1, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as participating dealers.

VPR-NREIT 0418D

PART II

Information Not Required in the Prospectus

Item 31. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$622,500
FINRA filing fee	$225,500
Legal	$690,000
Printing and mailing	$994,170
Accounting and tax	$2,100,000
Blue sky	$213,708
Advertising and sales	$1,650,000
Literature	$4,670,922
Due diligence	$6,000,000
Transfer agent fees and expenses	$4,500,000
Technology expenses	$3,000,000
Issuer costs related to training and education meetings and retail conferences	$376,000

Total	$25,042,800

Item 32. Sales to Special Parties.

See Item 33.

Item 33. Recent Sales of Unregistered Securities.

On May 19, 2017, November 27, 2017, December 4, 2017, December 13, 2017, December 22, 2017 and January 22, 2018, Teachers Insurance and Annuity Association of America (“TIAA”), through its subsidiary, purchased 20,000, 75,000, 5.7 million, 1.65 million, 4.98 million and 7.575 million shares of common stock of the registrant, respectively, at $10.00 per share, for an aggregate purchase price of $200 million. These transactions claimed to be exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as these transactions did not involve any public offering.

Item 34. Indemnification of Directors, Officers and Others.

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Advisor and its affiliates subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, TH Real Estate Global Cities Advisors, LLC (the “Advisor”) and any of our or the Advisor’s affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the Advisor or any of our or the Advisor’s affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Advisor or any of our or the Advisor’s affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•	a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Advisor and any of our or the Advisor’s affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•	the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Item 35. Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

1.	Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

2.	Exhibits.

Exhibit Number	Description
1.1*	Dealer Manager Agreement between Nuveen Global Cities REIT, Inc. and Nuveen Securities, LLC

1.2*	Form of Selected Dealer Agreement (included as Exhibit A to Exhibit 1.1)

3.1*	Articles of Amendment and Restatement

3.2*	Bylaws

4.1	Distribution Reinvestment Plan (included in Appendix B)

4.2	Form of Subscription Agreement (included in Appendix C)

5.1*	Opinion of Venable LLP as to Legality of Securities

8.1*	Opinion of Alston & Bird LLP as to Tax Matters

10.1*	First Amended and Restated Advisory Agreement among Nuveen Global Cities REIT, Inc., Nuveen Global Cities REIT OP, LP and TH Real Estate Global Cities Advisors, LLC

10.2*	Valuation Services Agreement between Nuveen Global Cities REIT, Inc. and RERC, LLC

10.3*	First Amendment to Valuation Services Agreement between Nuveen Global Cities REIT, Inc. and RERC, LLC

10.4*	Form of Indemnification Agreement

10.5*	Independent Directors Restricted Share Plan

10.6*	Form of Independent Directors Restricted Stock Award Certificate

10.7*	Independent Director Compensation Policy

10.8*	Real Estate Sale Agreement, dated as of November 21, 2017, by and between MFREVF-Kirkland Crossing, LLC and THRE Global Investments LLC

10.9*	Purchase and Sale Agreement, dated as of December 1, 2017, by and between The Realty Associates Fund X, L.P. and NR 844 North LLC

10.10*	First Amendment to Purchase and Sale Agreement, dated as of December 11, 2017, by and between The Realty Associates Fund X, L.P. and NR 844 North LLC

10.11*	Purchase and Sale Agreement, dated as of December 18, 2017, by and between 6400 Broadway Street Investors LLC and NR Denver Industrial Portfolio LLC

21.1*	Subsidiaries of Registrant

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Independent Valuation Advisor

23.3*	Consent of Venable LLP (included in Exhibit 5.1)

23.4*	Consent of Alston & Bird LLP (included in Exhibit 8.1)

24.1*	Power of Attorney (included in signature page to the Registration Statement filed on January 24, 2018 and incorporated by reference herein)

*	Previously Filed

Item 37. Undertakings.

(i)	The undersigned registrant hereby undertakes:

(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(F)	To send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(ii)	The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

(iii)	The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(iv)	The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(v)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 16, 2018.

Nuveen Global Cities REIT, Inc.
By:	/s/ Michael J.L. Sales
Michael J.L. Sales
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on April 16, 2018.

Signature	Title

/s/ Michael J.L. Sales Michael J.L. Sales	Chief Executive Officer and Chairman of the Board (principal executive officer)

/s/ James E. Sinople James E. Sinople	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

* Michael A. Perry	Director

* John L. MacCarthy	Director

* Donna Brandin	Director

* John R. Chandler	Director

* Steven R. Hash	Director

* Robert E. Parsons, Jr.	Director

*By:	/s/ James E. Sinople
James E. Sinople
Attorney-in-fact